================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               ------------------


                               (AMENDMENT NO. 1)




[x]   Filed by the Registrant

[_]   Filed by a Party other than the Registrant


Check the appropriate box:

[x]   Preliminary Proxy Statement

[_]   Confidential, for Use of the Commission Only (as permitted by Rule
       14-a6(e)(2))

[_]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                          LEUCADIA NATIONAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

[x]   No fee required.



[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid: $

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

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NYFS04...:\30\76830\0146\1980\PXY3257L.36B

                                PRELIMINARY COPY

                          LEUCADIA NATIONAL CORPORATION

                              315 PARK AVENUE SOUTH
                             NEW YORK, NEW YORK 10010


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD_________ __ , 1997


                                                           ____________ __, 1997

To Our Common Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Leucadia National Corporation (the "Company") to be held on _________ , 1997, at _____ [p.m.], at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York:

      1. To consider and vote upon a proposal to approve and adopt a Purchase Agreement, dated as of June 30, 1997 (the "Purchase Agreement"), among General Electric Capital Corporation (the "Purchaser" or "GE Capital"), the Company and the Company's subsidiaries, Charter National Life Insurance Company, Colonial Penn Group, Inc. and Colonial Penn Holdings Inc. ("CP Holdings"), a copy of which is attached as Annex A to the accompanying Proxy Statement. Pursuant to the Purchase Agreement, CP Holdings has agreed to sell its Colonial Penn property and casualty insurance operations (the "Colonial Penn P&C Group") to the Purchaser for an amount equal to $950 million, plus an aggregate of $156,164 per day from and including January 1, 1997 through and including the closing date. In addition, the Purchase Agreement provides that Colonial Penn Insurance Company, a member of the Colonial Penn P&C Group, pay a $20 million cash dividend on the Closing Date to CP Holdings.

      2. To elect six directors.

      3. To consider and vote upon a proposal to approve the issuance of warrants (the "Warrants") to purchase 400,000 of the Company's common shares, par value $1.00 per share (the "Common Shares"), to each of Ian M. Cumming, the Chairman of the Board of the Company, and Joseph S. Steinberg, the President of the Company, at a per share purchase price equal to 105% of the closing price of a Common Share on the New York Stock Exchange Composite Tape on the date the Warrants are authorized by the Shareholders of the Company.


      4. To consider and vote upon a proposal to approve the Company's Senior Executive Annual Incentive Bonus Plan.


      5. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 1997.


      6. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.


      Only holders of record of the Common Shares at the close of business on _________ __, 1997 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person.


                                    By Order of the Board of Directors.

                                      IAN M. CUMMING
                                      Chairman of the Board of Directors

NYFS04...:\30\76830\0227\1980\PXY6107U.19N

                                PRELIMINARY COPY



                          LEUCADIA NATIONAL CORPORATION

                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010



                                 PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS



                                                               ________ __, 1997


      This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Leucadia National Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on _______ __, 1997 and at any adjournments thereof.

      At the Meeting, Shareholders will be asked:

      1. To consider and vote upon a proposal to approve and adopt a Purchase Agreement, dated as of June 30, 1997 (the "Purchase Agreement"), among General Electric Capital Corporation (the "Purchaser" or "GE Capital"), the Company and the Company's subsidiaries, Charter National Life Insurance Company ("Charter"), Colonial Penn Group, Inc. ("CPG") and Colonial Penn Holdings Inc. ("CP Holdings" and together with the Company, Charter and CPG, the "Sellers"), a copy of which is attached hereto as Annex A. Pursuant to the Purchase Agreement, CP Holdings has agreed to sell its Colonial Penn property and casualty insurance operations (collectively, the "Colonial Penn P&C Group") to the Purchaser for an amount equal to $950 million, plus an aggregate of $156,164 per day from and including January 1, 1997 through and including the closing date (the "Proposed Sale"). In addition, the Purchase Agreement provides that Colonial Penn Insurance Company ("CPI"), a member of the Colonial Penn P&C Group, pay a $20 million dividend on the Closing Date to CP Holdings.

      2. To elect six directors.

      3. To consider and vote upon a proposal to approve the issuance of warrants (the "Warrants") to purchase 400,000 of the Company's common shares, par value $1.00 per share (the "Common Shares"), to each of Ian M. Cumming, the Chairman of the Board of the Company, and Joseph S. Steinberg, the President of the Company, at a purchase price equal to 105% of the closing price of a Common Share on the New York Stock Exchange ("NYSE") Composite Tape on the date the Warrants are authorized by the Shareholders of the Company.

      4. To consider and vote upon a proposal to approve the Company's Senior Executive Annual Incentive Bonus Plan (the "Incentive Bonus Plan").


      5. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 1997.


      6. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.


      The Board of Directors has fixed the close of business on _______, 1997 as the record date (the "Record Date") for the determination of the holders of Common Shares entitled to notice of and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each Common Share held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on ______ __, 1997, there were 62,108,314 Common Shares entitled to vote.

      All references in this Proxy Statement to the Common Shares and to prices of the Common Shares reflect a two-for-one stock split in the form of a 100% stock dividend effective on November 15, 1995.

      This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about ________ __, 1997.


                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information can be inspected at the NYSE, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104, on which the Common Shares are traded.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company (File No. 1-5721) with the Commission are incorporated by reference into this Proxy Statement:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Annual Report");

      (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

      (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (the "Second Quarter 10-Q"); and


      (d) the Company's Current Reports on Form 8-K dated January 14, 1997, April 7, 1997, April 30, 1997, June 30, 1997 and September 5, 1997 (the "September 8-K"). The September 8-K restates the Company's financial statements for the three years ended December 31, 1996 contained in the Annual Report to reflect the Colonial Penn Life Group (as hereinafter defined) as discontinued operations.


      All documents and reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such



                                    (ii)
statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

      THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED TO LEUCADIA NATIONAL CORPORATION, 315 PARK AVENUE SOUTH, NEW YORK, N.Y. 10010 (TELEPHONE NUMBER (212) 460-1900), ATTENTION: CORPORATE SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY SEPTEMBER __, 1997.









                                    (iii)

                                TABLE OF CONTENTS


                                                                            Page

      AVAILABLE INFORMATION................................................ ii

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................... ii

      SUMMARY..............................................................  1
            The Meeting....................................................  1
            The Proposed Sale..............................................  3
            Other Transactions.............................................  7

      SELECTED FINANCIAL DATA..............................................  8

      UNAUDITED PRO FORMA FINANCIAL DATA................................... 10

      THE MEETING.......................................................... 15
            Date, Time and Place........................................... 15
            Matters to Be Considered....................................... 15
            Record Date; Shares Outstanding and Entitled to Vote........... 15
            Required Votes................................................. 15
            Voting and Revocation of Proxies............................... 18
            Proxy Solicitation............................................. 18
            Independent Auditors........................................... 18

      THE PROPOSED SALE.................................................... 19
            General........................................................ 19
            Description of the Colonial Penn P&C Group Business............ 19
            Background of the Proposed Sale................................ 19
            Fairness Opinion............................................... 21
            Recommendation of the Board of Directors; Reasons for
              the Proposed Sale ........................................... 25
            Use of Proceeds; Proposed Business of the Company
              Subsequent to the Proposed Sale and the Conseco
              Transaction.................................................. 26
            The Conseco Transaction........................................ 27
            Absence of Appraisal Rights.................................... 29
            Potential Claim................................................ 29

      THE PURCHASE AGREEMENT............................................... 30
            Purchase Price................................................. 30
            The Closing.................................................... 30
            Representations and Warranties................................. 30
            Certain Covenants.............................................. 31
            No Solicitation................................................ 31
            Employment and Employee Benefit Plans.......................... 32
            Other Agreements............................................... 33
            Closing Date Cash Distributions................................ 34
            Non-Competition Agreement...................................... 34
            Conditions..................................................... 35
            Termination.................................................... 36



                                    (iv)

            Termination Fees............................................... 36
            Indemnification; Survival of Representations and Warranties.... 36
            Expenses....................................................... 37

      MARKET PRICES AND DIVIDEND POLICY.................................... 38

      ELECTION OF DIRECTORS................................................ 39

      INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES... 41
            Meetings and Committees........................................ 41
            Certain Litigation............................................. 42

      PRESENT BENEFICIAL OWNERSHIP OF COMMON SHARES........................ 43

      EXECUTIVE COMPENSATION............................................... 46
            Summary Compensation Table..................................... 46
            Option Grants in 1996.......................................... 48
            Aggregate Option Exercises in 1996 and Option Values at
              December 31, 1996............................................ 49
            Retirement Plan................................................ 49
            Employment Agreements.......................................... 50
            Compensation of Directors...................................... 51
            Indemnification................................................ 52
            Certain Relationships and Related Transactions................. 52
            Report of the Compensation Committee of the Board of Directors. 52
            Compensation Committee Interlocks and Insider Participation.... 56
            Compliance with Section 16(a) of the Securities Exchange
              Act of 1934.................................................. 57
            Shareholder Return Performance Graph........................... 58

      PROPOSED ISSUANCE OF WARRANTS........................................ 59

      PROPOSED SENIOR EXECUTIVE ANNUAL INCENTIVE BONUS PLAN................ 62

      RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.................... 63

      ANNUAL REPORT........................................................ 63

      PROPOSALS BY SHAREHOLDERS............................................ 63

      INDEX TO FINANCIAL STATEMENTS OF THE COLONIAL PENN P&C GROUP......... 64

ANNEX A - Purchase Agreement
ANNEX B - Opinion of Jefferies & Company, Inc.
ANNEX C - Sections 630 and 910 of the New York Business Corporation Law ANNEX D - Form of Warrant
ANNEX E - Senior Executive Annual Incentive Bonus Plan



                                       (v)

                                     SUMMARY

      The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere herein or incorporated by reference herein and in the Annexes hereto. As used herein, the term "Company" means Leucadia National Corporation and its subsidiaries, except as the context otherwise may require. Shareholders are urged to read this Proxy Statement, the Annexes attached hereto and the documents incorporated herein by reference carefully and in their entirety.

                                  THE MEETING

Date, Time and Place......          ____________ __, 1997 at ____ [p].m., local
                                    time, at Chase Manhattan Bank, 270 Park
                                    Avenue, 11th Floor, New York, New York.

Matters to be Considered..          The approval and adoption of the Purchase
                                    Agreement; the election of six directors;
                                    the approval of the issuance of the
                                    Warrants; the approval of the Incentive
                                    Bonus Plan; the ratification of the
                                    selection of the independent auditors; and such other matters as may properly come before the Meeting.

Record Date...............          The close of business on  ________ __, 1997.


Shares Outstanding and
Entitled to Vote..........           ___ Common Shares.


Required Votes............          The Board of Directors has determined that,
                                    because of the significance of the Proposed
                                    Sale to the Company, the affirmative vote of at least two-thirds of the outstanding
                                    Common Shares shall be required to approve and adopt the Purchase Agreement. The
                                    Company believes that Shareholder approval of the Purchase Agreement is not required under New York law, inasmuch as the sale by CP Holdings to the Purchaser of the Colonial
                                    Penn P&C Group does not constitute a sale by the Company of "all or substantially all" of the assets of the Company within the meaning of Section 909 of the Business Corporation
                                    Law of the State of New York (the "NYBCL").
                                    However, by requiring the approval of at least two-thirds of the outstanding voting shares of the Company, the Purchase
                                    Agreement provides that the statutory
                                    two-thirds voting requirement, which would be compulsory if Section 909 were applicable, will be satisfied in any event.
                                    In the event that the Company fails to
                                    obtain the requisite Shareholder approval, the Company will either re-solicit
                                    Shareholder approval or abandon the
                                    transaction.

                                    Under New York law, the affirmative vote of a plurality of the Common Shares voted at the Meeting is required to elect directors.

                                    Under New York law, the affirmative vote of a majority of all outstanding Common Shares entitled to vote thereon is required to approve the issuance of the Warrants.

                                    Under New York law, the affirmative vote of the holders of a majority of the Common Shares voted at the Meeting is required to approve the Incentive Bonus Plan.

                                    The ratification of the selection of Coopers
                                    & Lybrand L.L.P. as independent auditors is being submitted to Shareholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Shareholders. If the Shareholders do not ratify the selection by the affirmative vote of the holders of a majority of the Common Shares voted at the Meeting, the selection of independent auditors will be reconsidered by the Board. If the Shareholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company and its Shareholders.

                                    Ian M. Cumming, Chairman of the Board of
                                    Directors, beneficially owns 9,884,002 or approximately 15.9% of the Common Shares outstanding at the Record Date, Joseph S. Steinberg, a Director and President, beneficially owns 9,112,340 or approximately 14.7% of the Common Shares outstanding at the Record Date and two trusts for the benefit of Mr. Steinberg's minor children (the "Steinberg Children Trusts") beneficially own 1,127,400 or approximately 1.8% of the Common Shares outstanding at the Record Date. Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the Steinberg Children Trusts. The Cumming Foundation and the Joseph S. and Diane H. Steinberg 1992 Charitable Trust, private charitable foundations independently established by Messrs. Cumming and Steinberg, respectively, beneficially own 788,059 or approximately 1.3% and 542,408 or approximately .9% of the Common Shares outstanding at the Record Date, respectively. Mr. Cumming and Mr. Steinberg each disclaims beneficial ownership of the Common Shares held by their respective private charitable foundations. Pursuant to a Voting Agreement, dated as of June 30, 1997 (the "Voting Agreement") among the Purchaser and Mr. Cumming and Mr. Steinberg, Messrs. Cumming and Steinberg have agreed to cause all Common Shares that they beneficially own and all Common Shares beneficially owned by their charitable foundations to be voted in favor of approval and adoption of the Purchase Agreement and Messrs. Cumming and Steinberg have advised the Company that they intend to do so. Messrs. Cumming and Steinberg have further advised the Company that they intend to cause all Common Shares that they beneficially own and all Common Shares beneficially owned by their charitable foundations to be voted in favor of each nominee named herein, in favor of approval of the issuance of the Warrants, in favor of approval of the Incentive Bonus Plan and in favor of ratification of the selection of independent auditors. In addition to Messrs. Cumming and Steinberg, all other directors and officers of the Company beneficially own approximately .7% of the Common Shares outstanding at the Record Date (excluding Common Shares which such directors and officers have the right to acquire upon exercise of currently exercisable options). ACCORDINGLY, ASSUMING MESSRS. CUMMING AND STEINBERG, THE TWO PRIVATE CHARITABLE FOUNDATIONS, ALL OF SUCH DIRECTORS AND OFFICERS AND THE STEINBERG CHILDREN TRUSTS CAUSE ALL COMMON SHARES BENEFICIALLY OWNED BY THEM (EXCLUDING COMMON SHARES ACQUIRABLE UPON THE EXERCISE OF OPTIONS) TO BE VOTED IN FAVOR OF APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND IN FAVOR OF APPROVAL OF THE ISSUANCE OF THE WARRANTS, APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT WILL REQUIRE THE AFFIRMATIVE VOTE OF AN ADDITIONAL APPROXIMATELY 31.4% OF THE OUTSTANDING COMMON SHARES AND APPROVAL OF THE ISSUANCE OF THE WARRANTS WILL REQUIRE THE AFFIRMATIVE VOTE OF AN ADDITIONAL APPROXIMATELY 14.8% OF THE OUTSTANDING COMMON SHARES. THE ADDITIONAL 31.4% OF THE OUTSTANDING COMMON SHARES WILL BE OBTAINED IF 48.5% OF THE COMMON SHARES HELD BY THE PUBLIC ARE VOTED IN FAVOR OF APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND THE ADDITIONAL 14.8% OF THE OUTSTANDING COMMON SHARES WILL BE OBTAINED IF 22.9% OF THE COMMON SHARES HELD BY THE PUBLIC ARE VOTED IN FAVOR OF THE ISSUANCE OF THE WARRANTS. FURTHER, ASSUMING ALL OF THE FOREGOING PERSONS CAUSE ALL COMMON SHARES BENEFICIALLY OWNED BY THEM (EXCLUDING COMMON SHARES ACQUIRABLE UPON THE EXERCISE OF OPTIONS) TO BE VOTED IN FAVOR OF EACH NOMINEE, IN FAVOR OF THE INCENTIVE BONUS PLAN AND IN FAVOR OF THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, ELECTION OF EACH NOMINEE, APPROVAL OF THE INCENTIVE BONUS PLAN AND RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS WILL BE ASSURED UNLESS MORE THAN 70.7% OF THE OUTSTANDING COMMON SHARES ARE VOTED ON SUCH MATTERS.


                                THE PROPOSED SALE

The Company...............          The Company is a diversified financial
                                    services holding company principally engaged in personal and commercial lines of property and casualty insurance, life and health insurance, banking and lending and manufacturing. In April 1997, the Company signed an agreement with Conseco, Inc.
                                    ("Conseco") to sell its subsidiaries engaged in the sale of graded benefit life insurance policies through direct marketing and agent-sold Medicare supplement insurance.
                                    See "The Proposed Sale-The Conseco
                                    Transaction."

The Purchaser.............          The Purchaser, General Electric Capital
                                    Corporation, is engaged in the financial services business. General Electric Capital
                                    Corporation is a wholly owned subsidiary of General Electric Company.

Business to Be Sold.......          Pursuant to the Purchase Agreement, CP
                                    Holdings, an indirect wholly owned
                                    subsidiary of the Company, has agreed to sell the Colonial Penn P&C Group to the Purchaser. The Colonial Penn P&C Group's primary business is providing private passenger automobile insurance to the mature adult population through direct response marketing. See "The Proposed
                                    Sale-Description of the Colonial Penn P&C
                                    Group Business." The Proposed Sale does not include CPI's subsidiary,

                                    Intramerica Life Insurance Company
                                    ("Intramerica"). Following consummation of the Proposed Sale and the Conseco Transaction, the Company will remain in the property and casualty insurance business through Empire Insurance Company and Allcity Insurance Company (collectively, the "Empire Group") and in the life insurance business through Charter and Intramerica. See "Use of Proceeds; Proposed Business of the Company Subsequent to the Proposed Sale and the Conseco Transaction."

Purchase Price............          The Purchase Agreement provides for a
                                    purchase price equal to $950 million, plus an aggregate of $156,164 per day from and including January 1, 1997 through and including the Closing Date (as defined below). See "The Purchase Agreement-Purchase
                                    Price."

Closing Date Cash
Distributions.............          Pursuant to the Purchase Agreement, the
                                    Colonial Penn P&C Group will declare and to the extent permitted by applicable law pay the following cash dividends: (a) a $3 million cash dividend from Colonial Penn
                                    Franklin Insurance Company ("CPF") that is to be funded by the proceeds from the Conseco Transaction (as defined below); and
                                    (b) a cash dividend from CPI, which shall consist of the dividend from CPF, together with a $20 million cash dividend from CPI, the sources of which may include dividends from CPI's subsidiaries. See "The Purchase
                                    Agreement-Closing Date Cash Distributions."

Non-Competition
Agreement.................          Pursuant to the Purchase Agreement, the
                                    Company has agreed, for a period of three years following the Closing Date, to restrict its insurance activities in certain respects. See "The Purchase
                                    Agreement-Non-Competition Agreement."

Closing Date..............          If the Purchase Agreement is approved and
                                    adopted by the Shareholders at the Meeting, the Proposed Sale will be consummated on the second business day after satisfaction or waiver of certain conditions specified in the Purchase Agreement (the "Closing Date").


Conditions to the
Proposed Sale.............          The respective obligations of the Sellers
                                    and the Purchaser to consummate the Proposed
                                    Sale are conditioned on, among other things, receipt of governmental and regulatory consents (including termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR
                                    Act") and approvals of various state
                                    insurance commissioners), receipt of
                                    Shareholder approval, the distribution of
                                    Intramerica from CPI to CP Holdings and the absence of injunctions or restraints preventing consummation of such transaction.
                                    On August 8, 1997, notice of early
                                    termination of the waiting period under the HSR Act was received. The Company has been advised by the Purchaser that the remaining consents (from New Jersey and Pennsylvania regulatory authorities) are expected to be obtained prior to the date of the Meeting.
                                    See "The Purchase Agreement-Conditions."

Use of Proceeds; Proposed
Business of the Company
Subsequent to the Proposed
Sale and the Conseco
Transaction...............          The Company has made no determination as to
                                    the use of the proceeds of the Proposed Sale
                                    (which is expected to be approximately $1 billion). The Company may use such proceeds for working capital, acquisitions or investment opportunities. The Company has no material arrangement, commitment or understanding with respect to any acquisition or investment opportunity.
                                    Pending such uses, the proceeds will be
                                    primarily invested in
                                    short/intermediate-term investment grade obligations.

                                    Inasmuch as the Company does not intend to conduct its affairs in a manner which would require registration as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), such considerations will be taken into account in determining the use of the proceeds from the Proposed Sale. If the Company were required to register as an investment company under the Investment Company Act, it could have a material adverse effect on the Company. See "The Proposed Sale-Use of Proceeds; Proposed Business of the Company Subsequent to the Proposed Sale and the Conseco Transaction."

Recommendation of the
Board of Directors........          The Company's Board of Directors believes
                                    the Proposed Sale is in the best interests of the Company. The Board of Directors has unanimously approved the Purchase Agreement and the transactions contemplated thereunder and recommends that the Shareholders vote
                                    FOR approval and adoption of the Purchase
                                    Agreement. See "The Proposed
                                    Sale-Recommendation of the Board of
                                    Directors."

Fairness Opinion..........          Jefferies & Company, Inc. ("Jefferies") was
                                    retained by the Company to render an opinion as to the fairness from a financial point of view of the consideration to be received by the Company in connection with the Proposed
                                    Sale. On June 27, 1997, the date the Board of Directors of the Company approved the Purchase Agreement, Jefferies delivered to the Board of Directors its written opinion to the effect that, as of the date of its opinion and subject to the considerations set forth in such opinion, the consideration to be received by the Company pursuant to the Purchase Agreement is fair from a financial point of view to the Company. A copy of the opinion of Jefferies is attached to this Proxy Statement as Annex B. The attached opinion sets forth the assumptions made, the matters considered, the scope and limitations of the review undertaken and procedures followed by Jefferies. See "The
                                    Proposed Sale-Fairness Opinion."

Absence of Appraisal Rights         The Company does not believe that rights of
                                    dissent are available under New York law in connection with the Purchase Agreement, since the sale of the Colonial Penn P&C
                                    Group by CP Holdings does not consti-
                                    tute a sale by the Company of "all or
                                    substantially all" of the assets of the
                                    Company within the meaning of Section 909 of the NYBCL.

                                    If, however, Section 909 of the NYBCL were applicable to the Proposed Sale, Shareholders entitled to vote would be able, pursuant to Sections 910 and 623 of the NYBCL, a copy of each of which is attached hereto as Annex C, to dissent from the proposed transaction and demand payment of the fair value of their Common Shares in the event the Proposed Sale is consummated. To exercise such right, a Shareholder opposing the sale would be required to first file with the Company a written objection to the sale prior to the taking of the vote thereon, would not be able to vote any of his Common Shares in favor of the proposed transaction and would otherwise be required to follow the procedures specified in
                                    Section 623.

                                    AS STATED ABOVE, THE COMPANY DOES NOT
                                    BELIEVE THAT SECTION 909 IS APPLICABLE AND
                                    INTENDS TO DISPUTE THE RIGHT OF A
                                    SHAREHOLDER TO DISSENT FROM THE PROPOSED
                                    TRANSACTION. See "The Proposed Sale-Absence of Appraisal Rights."

Termination...............          The Purchase Agreement may be terminated at
                                    any time prior to the Closing Date, whether before or after approval by the Shareholders at the Meeting: (a) by mutual written consent of the Purchaser and the Sellers;
                                    (b) by either the Purchaser or the Sellers, if the Proposed Sale shall not have been consummated on or before December 31, 1997;
                                    (c) by either the Purchaser or the Sellers, upon any court order prohibiting the Proposed Sale becoming final; (d) by either the Purchaser or the Sellers, if, upon a vote at the Meeting (or any adjournment thereof), Shareholder approval of the
                                    Purchase Agreement shall not have been
                                    obtained; (e) by the Purchaser, if the Board of Directors of the Company shall have taken any Permitted Action (as defined under "The
                                    Purchase Agreement-No Solicitation"); or (f) by the Sellers, if the Company enters into a definitive agreement providing for the implementation of an Acquisition Proposal
                                    (as defined under "The Purchase Agreement-No
                                    Solicitation").

                                    In the event of termination of the Purchase
                                    Agreement by either the Sellers or the
                                    Purchaser as provided above, the Purchase
                                    Agreement will become void and there will be no liability or obligation on the part of the Purchaser or the Sellers, other than under certain specified provisions of the Purchase Agreement, which include the payment of a fee to the Purchaser under certain circumstances. See "The Purchase Agreement-Termination" and "The Purchase Agreement-Termination Fees."

Termination Fee...........          If (a) the Purchase Agreement is terminated
                                    by any party because Shareholder approval has not been obtained and (b) at or prior to the Meeting, there shall have been an Acquisition Proposal, whether or not such Acquisition Proposal shall have been reject-ed or shall have been withdrawn prior to the time of such termination or of the Meeting, the Sellers shall pay to the Purchaser a termination fee of $10 million in cash; if, within one year of any such termination described in clause (a) above, a transaction implementing any Acquisition
                                    Proposal shall have been consummated, the Sellers shall pay to the Purchaser an additional termination fee of $20 million in cash. Alternatively, if the Purchase
                                    Agreement is terminated by the Purchaser pursuant to clause (e) under "Termination" above, or by the Sellers pursuant to clause
                                    (f) under "Termination" above, the Sellers shall pay to the Purchaser a termination fee of $30 million in cash. In no event shall the Sellers be obligated to pay more than $30 million in termination fees to the Purchaser. See "The Purchase
                                    Agreement-Termination Fees."


                               OTHER TRANSACTIONS

The Conseco Transaction             On April 30, 1997, the Company signed an
                                    agreement (the "Conseco Agreement") to sell its subsidiaries, Colonial Penn Life
                                    Insurance Company ("CPL") and Providential
                                    Life Insurance Company ("PLC") and certain related assets, including its health insurance operations, to Conseco for $460 million, including $400 million in notes secured by non-cancelable letters of credit and $60 million in cash (the "Conseco
                                    Transaction"). CPL, PLC and PLC's
                                    subsidiaries (the "Colonial Penn Life
                                    Group") are engaged in the sale of graded benefit life insurance policies through direct marketing and agent-sold Medicare supplement insurance. The sale is subject to customary terms and conditions, including the receipt of regulatory approvals, and is expected to close in the third quarter of 1997. The Conseco Transaction is not subject to Shareholder approval and is not conditioned on the consummation of the Proposed Sale and the Proposed Sale is not conditioned on the consummation of the Conseco Transaction. The Colonial Penn Life
                                    Group has been classified as discontinued operations.

                             SELECTED FINANCIAL DATA

      The information set forth below reflects the life and health insurance businesses conducted by the Colonial Penn Life Group as discontinued operations. Certain previously reported amounts have been restated to segregate the results of these discontinued businesses from continuing operations. Except for such restatements, the following selected financial data have been summarized from the Company's consolidated financial statements and are qualified in their entirety by reference to, and should be read in conjunction with, such consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," contained in the Company's September 8-K (which restates such information contained in the Company's Annual Report to reflect the Colonial Penn Life Group as discontinued operations) and with the unaudited financial statements contained in the Company's Second Quarter 10-Q, which are incorporated by reference herein. The information set forth below for the six months ended June 30, 1997 and 1996 is unaudited; however, in the opinion of the Company's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1997 may not be indicative of annual results of operations.



                                         SIX MONTHS ENDED
                                              JUNE 30,                              YEAR ENDED DECEMBER 31,
                                       -----------------------  --------------------------------------------------------------------
                                         1997          1996           1996         1995         1994           1993          1992
                                         ----          ----           ----         ----         ----           ----          ----
                                             (Unaudited)
                                                                 (In thousands, except per share amounts)
SELECTED INCOME
STATEMENT DATA:  (a)

  Revenues                             $654,090      $649,605    $1,276,329    $1,347,786    $1,172,423    $1,175,888    $1,272,883
  Net securities gains (losses)           1,739        10,320        34,953        20,687        (8,440)       44,696        39,494
  Interest expense (b)                   24,780        27,247        53,931        52,819        43,999        39,442        38,476
  Insurance losses, policy benefits
   and amortization of deferred
   acquisition costs                    396,435       415,605       813,324       809,123       688,703       639,358       705,629
  Income from continuing operations
   before income taxes, minority expense
   of trust preferred securities,
   cumulative effects of changes in
   accounting principles
   and extraordinary loss                58,455        13,791        30,183        89,483        51,174       137,086        91,035
  Income from continuing
   operations before cumulative
   effects of changes in accounting
   principles and extraordinary loss     32,976        11,410        24,174        80,203        35,483        57,373        87,521
  Income from discontinued operations    15,337        17,364        31,341        27,300        35,353        58,676        43,086
  Cumulative effects of changes in
   accounting principles                      -            -             -             -             -        129,405            -
  Extraordinary loss from early
   extinguishment of debt, net of
   income tax benefit                    (2,044)           -         (6,838)           -             -             -             -
  Net income                             46,269        28,774        48,677       107,503        70,836       245,454       130,607
  Per share:
   Primary earnings (loss) per common
   and dilutive common equivalent share:
   Income from continuing operations
     before cumulative effects of
     changes in accounting principles
     and extraordinary loss                $.54          $.19         $ .40         $1.35         $ .61         $ .98         $1.79
   Income from discontinued operations      .25           .29           .51           .46           .61          1.00           .88
   Cumulative effects of changes in
     accounting principles                    -            -             -             -             -           2.21            -
   Extraordinary loss                      (.03)           -           (.11)           -             -             -             -
                                           ----          ----          ----          ----          ----          ----          ----
     Net income                            $.76          $.48         $ .80         $1.81         $1.22         $4.19         $2.67
- ------------------------------             ====          ====          ====          ====          ====          ====         =====
Footnotes on following page.


                                           SIX MONTHS ENDED
                                                JUNE 30,                     YEAR ENDED DECEMBER 31,
                                         --------------------   ------------------------------------------------------
                                             1997    1996         1996        1995        1994       1993        1992
                                             ----    ----         ----        ----        ----       ----        ----
                                             (Unaudited)
                                                          (In thousands, except per share amounts)

Fully diluted earnings (loss)
  per common share:
  Income from continuing operations
   before cumulative effects of
   changes in accounting principles
   and extraordinary loss                  $.54      $.19       $ .40       $1.33      $ .64       $ .99      $1.78
  Income from discontinued operations       .24       .29         .51         .44        .57         .95        .88
  Cumulative effects of changes in
   accounting principles                     -         -           -           -          -         2.10         -
  Extraordinary loss                       (.03)       -         (.11)         -          -           -          -
                                           ----      ----        ----        ----       ----        ----       ----
   Net income                              $.75      $.48       $ .80       $1.77      $1.21       $4.04      $2.66
                                           ====      ====        ====        ====       ====        ====       ====

                                     AT JUNE 30,                             AT DECEMBER 31,
                                     ------------   -------------------------------------------------------------------
                                        1997             1996          1995         1994          1993          1992
                                        ----             ----          ----         ----          ----          ----
                                     (Unaudited)
                                                   (In thousands, except per share amounts)
SELECTED BALANCE SHEET DATA:  (a)
 Cash and investments                $2,610,227      $2,400,656    $2,381,087   $1,997,014     $2,174,405   $2,501,412
 Total assets                         4,687,237       4,331,361     4,265,516    3,819,703      3,849,530    3,460,078
 Debt, including current maturities     579,384         523,366       518,177      425,848        401,335      225,588
 Customer banking deposits              200,170         209,261       203,061      179,888        173,365      186,339
 Common shareholders' equity          1,188,370       1,118,107     1,111,491      881,815        907,856      618,161
 Book value per common share             $19.31          $18.51        $18.47       $15.72         $16.27       $11.06
 Cash dividends declared per
  common share                             $ -             $.25          $.25         $.13           $.13         $.10


                                    SIX MONTHS ENDED
                                         JUNE 30,                          YEAR ENDED DECEMBER 31,
                                     ---------------    --------------------------------------------------------
                                      1997     1996        1996        1995        1994       1993        1992
                                      ----     ----        ----        ----        ----       ----        ----
SELECTED INFORMATION ON
  PROPERTY AND CASUALTY
  INSURANCE OPERATIONS
  (Unaudited):  (a)(c)
   GAAP Combined Ratio               105.3%   104.5%      105.0%      103.5%      99.1%       96.9%      101.7%
   SAP Combined Ratio                103.3%   100.5%      101.5%      101.2%      98.8%       93.7%      102.8%
   Industry SAP Combined Ratio (d)     N/A    106.2%      105.8%      106.4%     108.4%      106.9%      115.7%
   Premium to Surplus Ratio (e)        N/A      N/A        1.6x        1.8x       1.9x        1.6x        2.0x

- --------------------------
  (a)    Data includes acquired companies from date of acquisition.

  (b)    Includes interest on customer banking deposits.

  (c) Certain accident and health insurance business, which is included in the statutory results of operations of the property and casualty insurance segment and is reflected in the SAP Combined Ratio, is reported in the life insurance segment for financial reporting purposes and therefore is not included in the GAAP Combined Ratios reflected herein. The Combined Ratio does not reflect the effect of investment income. For 1996 and 1995, a change in the statutory accounting treatment for retrospectively rated reinsurance agreements was the principal reason for the difference between the GAAP Combined Ratios and the SAP Combined Ratios. Additionally in 1996, the difference relates to the accounting for certain expenses which are treated differently under statutory accounting principles ("SAP") and generally accepted accounting principles ("GAAP"). For 1993, the difference reflects the different treatment of certain costs for GAAP and SAP purposes. For 1992, the results of certain accident and health insurance business had a non-recurring income item which reduced the SAP Combined Ratio. In addition, in 1992 certain income credits were recognized only for GAAP purposes.

  (d) Source: Best's Aggregates & Averages, Property/Casualty, 1997 Edition with respect to annual information for 1992 through 1996, and Best Week P/C Supplement, March 24, 1997 Release 1, with respect to interim information for 1996. Industry Combined Ratios may not be fully comparable as a result of, among other things, differences in geographical concentration and in the mix of property and casualty insurance products.

  (e) Premium to Surplus Ratio was calculated by dividing statutory property and casualty insurance premiums written by statutory capital at the end of the year.

                       UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma balance sheet gives pro forma effect to the Proposed Sale and the Conseco Transaction as if such transactions had been consummated on June 30, 1997. The following unaudited pro forma income statements give pro forma effect to the Proposed Sale to GE Capital as if such sale had occurred on January 1, 1996 and January 1, 1997 and do not give pro forma effect to the Conseco Transaction in as much as the Colonial Penn Life Group is classified as discontinued operations. The pro forma adjustments are described in the following notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma data may not be indicative of the results of operations and financial position of the Company as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed. The information should be read in conjunction with the Company's historical financial statements and accompanying notes incorporated by reference in this Proxy Statement and the Company's unaudited interim financial data appearing elsewhere in this Proxy Statement. See "Selected Financial Data."

  The unaudited pro forma financial statements included in this Proxy Statement should be read in conjunction with the following notes:

1.   Pro Forma Adjustments for Proposed Sale:

  The pro forma balance sheet reflects proceeds from the Proposed Sale of the Colonial Penn P&C Group of approximately $1,025 million in cash (before reduction for the Colonial Penn P&C Group's cash acquired by the Purchaser), consisting of a purchase price of $950 million plus an aggregate of $156,164 per day from and including January 1, 1997 through and including the Closing Date (estimated at approximately $40 million), a $20 million cash dividend from CPI and approximately $15 million for the Company's retention of certain employee benefit plan liabilities; the elimination of the assets and liabilities of the Colonial Penn P&C Group; estimated expenses related to the transaction; estimated income taxes; and increased retained earnings for the estimated after-tax gain of approximately $414 million. The pro forma income statements reflect the elimination of the Colonial Penn P&C Group.

2.   Pro Forma Adjustments for Conseco Transaction:

  The pro forma balance sheet reflects proceeds from the pending sale of the Colonial Penn Life Group to Conseco of $460 million (consisting of $400 million in notes secured by non-cancelable letters of credit and $60 million in cash); the elimination of the net assets of the Colonial Penn Life Group; estimated expenses related to the transaction; estimated income taxes; and increased retained earnings for the estimated after-tax gain of approximately $220 million. The "Historical" columns reflect the Colonial Penn Life Group as a discontinued operation. At June 30, 1997, the Colonial Penn Life Group had total assets of approximately $1,007 million and total liabilities of approximately $856 million. The Conseco Transaction is not subject to Shareholder approval and is not conditioned on the consummation of the Proposed Sale of the Colonial Penn P&C Group. See "The Conseco Transaction."

3.   Other:

  The pro forma income statements do not reflect earnings on the net cash proceeds from the Proposed Sale or the net cash proceeds or interest on the notes from the pending Conseco Transaction. Assuming the net cash proceeds from the Proposed Sale were invested in short/intermediate-term investment grade obligations (with yields of 5.36% and 6.04% at January 1, 1996 and January 1, 1997, respectively), the after tax earnings (assuming a 35% statutory rate) on the net proceeds from the Proposed Sale would have been approximately

  $31.0 million ($.51 per share on a fully diluted basis) for the year ended December 31, 1996 and $17.5 million ($.29 per share on a fully diluted basis) for the six months ended June 30, 1997. Assuming the net cash proceeds from the Conseco Transaction were invested in the same manner as described above and using the interest rate of the notes (as set forth in such notes), the after tax earnings (assuming a 35% statutory rate) on the combined net proceeds from the Conseco Transaction and the Proposed Sale would have been approximately $47.4 million ($.78 per share on a fully diluted basis) for the year ended December 31, 1996 and $25.8 million ($.40 per share on a fully diluted basis) for the six months ended June 30, 1997.

  Certain amounts in the "Historical" column of the pro forma balance sheet have been reclassified to be consistent with the pro forma presentation.

                 LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997

                                                                                                                     Pro Forma
                                                             Pro Forma          Pro Forma          Pro Forma      After Proposed
                                                          Adjustments for         After           Adjustments   Sale to GE Capital
                                                           Proposed Sale      Proposed Sale       for Conseco       and Conseco
                                            Historical     to GE Capital      to GE Capital       Transaction       Transaction
                                            ----------     -------------      -------------       -----------       -----------
                                                                              (In thousands)
ASSETS
Investments                                $2,350,919       $ (997,279)        $1,353,640          $                 $1,353,640
Cash and cash equivalents                     259,308          928,885          1,188,193             60,000          1,248,193
Reinsurance receivable, net                   246,657          (61,811)           184,846                               184,846
Trade, notes and other receivables, net       565,543         (151,241)           414,302            400,000            814,302
Prepaids and other assets                     194,123          (10,655)           183,468                               183,468
Property, equipment and leasehold
  improvements, net                            89,392          (19,595)            69,797                                69,797
Deferred policy acquisition costs              42,521          (15,372)            27,149                                27,149
Separate and variable accounts                507,603                             507,603                               507,603
Investments in associated companies           207,874           (3,842)           204,032                               204,032
Net assets of discontinued operations         151,180                             151,180           (151,180)
                                           ----------       ----------         ----------          ---------         ----------
        Total                              $4,615,120       $ (330,910)        $4,284,210          $ 308,820         $4,593,030
                                           ==========       ==========         ==========          =========         ==========

LIABILITIES
Customer banking deposits                  $  200,170       $                  $  200,170          $                 $  200,170
Trade payables and expense accruals           165,552          (41,564)           123,988              6,000            129,988
Other liabilities                             129,242          (39,173)            90,069                                90,069
Income taxes payable                           50,603          166,978            217,581             15,000            232,581
Deferred income taxes                         (72,117)          58,487            (13,630)            68,000             54,370
Policy reserves                             1,251,119         (582,353)           668,766                               668,766
Unearned premiums                             455,677         (304,113)           151,564                               151,564
Separate and variable accounts                507,603                             507,603                               507,603
Debt, including current maturities            579,384           (3,135)           576,249                               576,249
                                           ----------       ----------         ----------          ---------         ----------
   Total liabilities                        3,267,233         (744,873)         2,522,360             89,000          2,611,360
                                           ----------       ----------         ----------          ---------         ----------
Minority interest                               9,517                               9,517                                 9,517
                                           ----------       ----------         ----------          ---------         ----------
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust
  holding solely subordinated debt
  securities of the Company                   150,000                             150,000                               150,000
                                           ----------       ----------         ----------          ---------         ----------

SHAREHOLDERS' EQUITY
Common shares                                  61,553                              61,553                                61,553
Additional paid-in capital                    190,674                             190,674                               190,674
Net unrealized (loss) on investments           (5,030)                             (5,030)                               (5,030)
Retained earnings                             941,173          413,963          1,355,136            219,820          1,574,956
                                           ----------       ----------         ----------          ---------         ----------
   Total shareholders' equity               1,188,370          413,963          1,602,333            219,820          1,822,153
                                           ----------       ----------         ----------          ---------         ----------
        Total                              $4,615,120       $ (330,910)        $4,284,210          $ 308,820         $4,593,030
                                           ==========       ==========         ==========          =========         ==========

                             See accompanying notes.

                 LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                                                                 Pro Forma
                                                                                                Adjustments          Pro Forma
                                                                                                for Proposed       After Proposed
                                                                                                  Sale to             Sale to
                                                                             Historical          GE Capital          GE Capital
                                                                             ----------          ----------          ----------
                                                                                   (In thousands, except per share amounts)
REVENUES:
   Insurance revenues and commissions                                         $  405,193         $  (256,051)       $   149,142
   Manufacturing                                                                  70,570                                 70,570
   Finance                                                                        20,861                                 20,861
   Investment and other income                                                   176,120             (44,267)           131,853
   Net securities gains (losses)                                                   1,739              (1,199)               540
   Equity in losses of associated companies                                      (20,393)                               (20,393)
                                                                              ----------         -----------        -----------
                                                                                 654,090            (301,517)           352,573
                                                                              ----------         -----------        -----------
EXPENSES:
   Provision for insurance losses and policy benefits                            354,517            (218,030)           136,487
   Amortization of deferred policy acquisition costs                              41,918             (15,847)            26,071
   Manufacturing cost of goods sold                                               49,253                                 49,253
   Interest                                                                       24,780                (142)            24,638
   Salaries                                                                       39,639             (17,745)            21,894
   Selling, general and other expenses                                            85,528             (19,573)            65,955
                                                                              ----------         -----------        -----------
                                                                                 595,635            (271,337)           324,298
                                                                              ----------         -----------        -----------
        Income from continuing operations before income taxes
         and minority expense of trust preferred securities                       58,455             (30,180)            28,275
                                                                              ----------         -----------        -----------
Income taxes:
   Current                                                                        10,716              (4,340)             6,376
   Deferred                                                                       10,897              (5,482)             5,415
                                                                              ----------         -----------        -----------
                                                                                  21,613              (9,822)            11,791
                                                                              ----------         -----------        -----------
        Income from continuing operations before minority expense
         of trust preferred securities                                            36,842             (20,358)            16,484
Minority expense of trust preferred securities, net of taxes                       3,866                                  3,866
                                                                              ----------         -----------        -----------
        Income from continuing operations                                     $   32,976         $   (20,358)       $    12,618
                                                                              ==========         ===========        ===========

Earnings from continuing operations per common and dilutive common
   equivalent share                                                           $      .54                            $       .21
                                                                              ==========                            ===========

Fully diluted earnings from continuing operations per common share            $      .54                            $       .21
                                                                              ==========                            ===========

Number of shares in calculation:
   Primary                                                                        61,001                                 61,001
                                                                                  ======                                 ======
   Fully diluted                                                                  64,124                                 61,001
                                                                                  ======                                 ======

                             See accompanying notes.

                 LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                           Pro Forma
                                                                                       Adjustments    Pro Forma
                                                                                      for Proposed  After Proposed
                                                                                         Sale to        Sale to
                                                                          Historical   GE Capital     GE Capital
                                                                          ----------   ----------     ----------

                                                                        (In thousands, except per share amounts)

REVENUES:
  Insurance revenues and commissions                                   $   827,758    $  (497,084)   $   330,674
  Manufacturing                                                            148,284                       148,284
  Finance                                                                   49,150                        49,150
  Investment and other income                                              249,815        (88,477)       161,338
  Net securities gains (losses)                                             34,953         (6,444)        28,509
  Equity in losses of associated companies                                 (33,631)                      (33,631)
                                                                       -----------    -----------    -----------
                                                                         1,276,329       (592,005)       684,324
                                                                       -----------    -----------    -----------
EXPENSES:
  Provision for insurance losses and policy benefits                       723,485       (421,823)       301,662
  Amortization of deferred policy acquisition costs                         89,839        (34,507)        55,332
  Manufacturing cost of goods sold                                         107,667                       107,667
  Interest                                                                  53,931           (332)        53,599
  Salaries                                                                  77,089        (32,590)        44,499
  Selling, general and other expenses                                      194,135        (33,231)       160,904
                                                                       -----------    -----------    -----------
                                                                         1,246,146       (522,483)       723,663
                                                                       -----------    -----------    -----------
     Income (loss) from continuing operations before
       income taxes and extraordinary loss                                  30,183        (69,522)       (39,339)
                                                                       -----------    -----------    -----------
Income taxes:
  Current                                                                    5,904         (2,449)         3,455
  Deferred                                                                     105        (19,839)       (19,734)
                                                                       -----------    -----------    -----------
                                                                             6,009        (22,288)       (16,279)
                                                                       -----------    -----------    -----------
     Income (loss) from continuing operations before
       extraordinary loss                                              $    24,174    $   (47,234)   $   (23,060)
                                                                       ===========    ===========    ===========

Earnings (loss) from continuing operations before extraordinary loss
  per common and dilutive common equivalent share                      $       .40                   $      (.38)
                                                                       ===========                   ===========

Fully diluted earnings (loss) from continuing operations before
  extraordinary loss per common share                                  $       .40                   $      (.38)
                                                                       ===========                   ===========

Number of shares in calculation:
  Primary                                                                   60,560                        60,560
                                                                       ===========                   ===========
  Fully diluted                                                             60,560                        60,560
                                                                       ===========                   ===========

                             See accompanying notes.

                                   THE MEETING

DATE, TIME AND PLACE

      The Meeting will be held on _______ __, 1997, at _____ [p.m.], local time, at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York.

MATTERS TO BE CONSIDERED

      At the Meeting, Shareholders will be asked to consider and vote upon a proposal to approve and adopt the Purchase Agreement, to elect six directors, to approve the issuance of the Warrants, to approve the Incentive Bonus Plan and to ratify the selection of independent auditors. See "THE PROPOSED SALE," "THE PURCHASE AGREEMENT," "ELECTION OF DIRECTORS," "PROPOSED ISSUANCE OF WARRANTS," "PROPOSED SENIOR EXECUTIVE ANNUAL INCENTIVE BONUS PLAN" and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS." The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

      Shareholders as of the Record Date (i.e., the close of business on _____ __, 1997) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 62,108,314 Common Shares outstanding and entitled to vote, with each share entitled to one vote.

REQUIRED VOTES

      Approval and Adoption of the Purchase Agreement. The Board of Directors has determined that, because of the significance of the Proposed Sale to the Company, the affirmative vote of at least two-thirds of the outstanding Common Shares shall be required to approve and adopt the Purchase Agreement. The Company believes that Shareholder approval of the Purchase Agreement is not required under New York law, inasmuch as the sale by CP Holdings to the Purchaser of the Colonial Penn P&C Group does not constitute a sale by the Company of "all or substantially all" of the assets of the Company within the meaning of Section 909 of the NYBCL. However, by requiring the approval of at least two-thirds of the outstanding voting shares of the Company, the Purchase Agreement provides that the statutory two-thirds voting requirement, which would be compulsory if Section 909 were applicable, will be satisfied in any event. In the event that the Company fails to obtain the requisite Shareholder approval, the Company will either re-solicit Shareholder approval or abandon the transaction. Abstentions and broker non-votes are considered in determining the number of votes required to attain two-thirds of the outstanding shares in connection with the proposal to approve and adopt the Purchase Agreement. Because abstentions and broker non-votes are not affirmative votes for the matter, they will have the same effect as votes against the matter.

      Election of Directors. Under New York law, the affirmative vote of the holders of a plurality of the Common Shares voted at the Meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

      Warrants. Under New York law, the affirmative vote of the holders of a majority of all outstanding Common Shares entitled to vote thereon is required to approve the issuance of the Warrants. Abstentions and broker non-votes are considered in determining the number of votes required to attain a majority of the outstanding shares in connection with the proposal to approve the issuance of the Warrants. Because abstentions and broker non-votes are not affirmative votes for the matter, they will have the same effect as votes against the matter.

      Incentive Bonus Plan. Under New York law, the affirmative vote of the holders of a majority of the Common Shares voted at the Meeting is required to approve the Incentive Bonus Plan. Absentions and broker non-votes are not counted in determining the votes cast in connection with the approval of the Incentive Bonus Plan, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

      Other Matters. The ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors is being submitted to Shareholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Shareholders. If the Shareholders do not ratify the selection by the affirmative vote of the holders of a majority of the Common Shares voted at the Meeting, the selection of independent auditors will be reconsidered by the Board. If the Shareholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company and its Shareholders. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the ratification of auditors, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

      Ian M. Cumming, Chairman of the Board of Directors, beneficially owns 9,884,002 or approximately 15.9% of the Common Shares outstanding at the Record Date, Joseph S. Steinberg, a Director and President, beneficially owns 9,112,340 or approximately 14.7% of the Common Shares outstanding at the Record Date and the Steinberg Children Trusts beneficially own 1,127,400 or approximately 1.8% of the Common Shares outstanding at the Record Date. Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the Steinberg Children Trusts. The Cumming Foundation and the Joseph S. and Diane H. Steinberg 1992 Charitable Trust, private charitable foundations independently established by Messrs. Cumming and Steinberg, respectively, beneficially own 788,059 or approximately 1.3% and 542,408 or approximately .9% of the Common Shares outstanding at the Record Date, respectively. Mr. Cumming and Mr. Steinberg each disclaims beneficial ownership of the Common Shares held by their respective private charitable foundations. Pursuant to the Voting Agreement, Messrs. Cumming and Steinberg have agreed to cause all Common Shares that they beneficially own and all Common Shares beneficially owned by their charitable foundations to be voted in favor of approval and adoption of the Purchase Agreement and Messrs. Cumming and Steinberg have advised the Company that they intend to do so. Messrs. Cumming and Steinberg have further advised the Company that they intend to cause all Common Shares that they beneficially own and all Common Shares beneficially owned by their charitable foundations to be voted in favor of each nominee named herein, in favor of approval of the issuance of the Warrants, in favor of approval of the Incentive Bonus Plan and in favor of ratification of the selection of independent auditors. In addition to Messrs. Cumming and Steinberg, all other directors and executive officers of the Company beneficially own approximately .7% of the Common Shares outstanding at the Record Date (excluding Common Shares which such directors and officers have the right to acquire upon exercise of currently exercisable options). ACCORDINGLY, ASSUMING MESSRS. CUMMING AND STEINBERG, THE TWO PRIVATE CHARITABLE FOUNDATIONS, ALL OF SUCH DIRECTORS AND OFFICERS AND THE STEINBERG CHILDREN TRUSTS CAUSE ALL COMMON SHARES BENEFICIALLY OWNED BY THEM (EXCLUDING COMMON SHARES ACQUIRABLE UPON THE EXERCISE OF OPTIONS) TO BE VOTED IN FAVOR OF APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND IN FAVOR OF APPROVAL OF THE ISSUANCE OF THE WARRANTS, APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT WILL REQUIRE

THE AFFIRMATIVE VOTE OF AN ADDITIONAL APPROXIMATELY 31.4% OF THE OUTSTANDING COMMON SHARES AND APPROVAL OF THE ISSUANCE OF THE WARRANTS WILL REQUIRE THE AFFIRMATIVE VOTE OF AN ADDITIONAL APPROXIMATELY 14.8% OF THE OUTSTANDING COMMON SHARES. THE ADDITIONAL 31.4% OF THE OUTSTANDING COMMON SHARES WILL BE OBTAINED IF 48.5% OF THE COMMON SHARES HELD BY THE PUBLIC ARE VOTED IN FAVOR OF APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND THE ADDITIONAL 14.8% OF THE OUTSTANDING COMMON SHARES WILL BE OBTAINED IF 22.9% OF THE COMMON SHARES HELD BY THE PUBLIC ARE VOTED IN FAVOR OF THE ISSUANCE OF THE WARRANTS. FURTHER, ASSUMING ALL OF THE FOREGOING PERSONS CAUSE ALL COMMON SHARES BENEFICIALLY OWNED BY THEM (EXCLUDING COMMON SHARES ACQUIRABLE UPON THE EXERCISE OF OPTIONS) TO BE VOTED IN FAVOR OF EACH NOMINEE, IN FAVOR OF APPROVAL OF THE INCENTIVE BONUS PLAN AND IN FAVOR OF THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, ELECTION OF EACH NOMINEE, APPROVAL OF THE INCENTIVE BONUS PLAN AND RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS WILL BE ASSURED UNLESS MORE THAN 70.7% OF THE OUTSTANDING COMMON SHARES ARE VOTED ON SUCH MATTERS.


      The following table summarizes the votes required to approve the matters to be considered and voted on at the Meeting and the percentage of Common Shares needed to approve such matters assuming that Common Shares beneficially owned by certain insiders and affiliated parties (as described above) are voted in favor of the matters:
                                            Percentage of
                                             Outstanding        Percentage of
                                           Shares Not Held       Shares Held
                                             By Insiders          By Public
Matter to be             Vote Required        Needed to           Needed to
 Considered            to Approve Matter   Approve Matter*     Approve Matter*
 ----------            -----------------   ---------------     ---------------

  Approval of
  the Purchase              Two-thirds of   31.4%                48.5%
  Agreement                 outstanding

  Election of
  Directors                 Plurality of       **                   **
                            votes cast

  Approval of
  Issuance of               Majority of     14.8%                22.9%
  Warrants                  outstanding

  Approval of
  Incentive                 Majority of        **                  **
  Bonus Plan                votes cast

  Ratification
  of Selection              Majority of        **                  **
  of Auditors               votes cast


- -----------------
* Assuming that Messrs. Cumming and Steinberg, the two private charitable foundations, all other directors and officers of the Company and the Steinberg Children Trusts cause all Common Shares beneficially owned by them (excluding Common Shares acquirable upon the exercise of options) to be voted in favor of the matter. Such persons beneficially own an aggregate of approximately 35.3% of the outstanding Common Shares.

** Assured unless more than 70.7% of the outstanding Common Shares are voted on such matter.

VOTING AND REVOCATION OF PROXIES

      Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Common Shares represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR approval and adoption of the Purchase Agreement, FOR election of each nominee for director named herein, FOR approval of the issuance of the Warrants, FOR approval of the Incentive Bonus Plan and FOR ratification of the selection of independent auditors.


      If any other matters are properly presented at the Metting for consideration, including among other things, consideration of a motion to adjourn the Meeting to another time and/ or place (including, without limitation, for the purpose of solicitating additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgement.


      Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

PROXY SOLICITATION

      The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT AUDITORS

      The Company has been advised that representatives of Coopers & Lybrand L.L.P., the Company's independent auditors for 1996, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                THE PROPOSED SALE

GENERAL

      The Purchase Agreement provides, among other things, for the sale by CP Holdings to the Purchaser of the Colonial Penn P&C Group for $950 million, plus an aggregate of $156,164 per day from and including January 1, 1997 through and including the Closing Date. In addition, the Sellers are entitled to receive up to $23 million in cash dividends ($3 million of which is to be funded by proceeds from the Conseco Transaction) from the Colonial Penn P&C Group at the Closing. See "The Purchase Agreement-Closing Date Cash Dividends." The Proposed Sale does not include Intramerica, the GAAP book value of which, at June 30, 1997, was approximately $33 million. The Purchaser, General Electric Capital Corporation, is engaged in the financial services business. General Electric Capital Corporation is a wholly owned subsidiary of General Electric Company.

DESCRIPTION OF THE COLONIAL PENN P&C GROUP BUSINESS

      The Colonial Penn P&C Group consists of CPI, CP General Agency, Inc., Colonial Penn Madison Insurance Company, CPF, Bayside Casualty Insurance Company and Bay Colony Insurance Company. The Colonial Penn P&C Group's primary business is providing private passenger automobile and homeowners insurance coverage to the mature adult population. Substantially all of the Colonial Penn P&C Group's policies are written for a one-year period. However, in many states CPI and CPF offer a "guaranteed lifetime protection" provision to certain qualifying policyholders that ensures their policies will be renewed at rates then in effect for their classification. As of December 31, 1996, the Group had approximately 379,000 voluntary automobile policies in force.

      The Colonial Penn P&C Group primarily markets its insurance products to the standard and preferred risk market segments through direct response marketing methods. Direct response marketing includes any form of marketing in which a company and a customer deal directly with each other, rather than through an insurance agent. The Colonial Penn P&C Group has become a low cost provider of its products to its niche markets, enabling it to charge competitive rates. For the years ended December 31, 1996, 1995 and 1994, net earned premiums for the Colonial Penn P&C Group were $497 million, $490 million and $447 million, respectively.

      In recent years, the Colonial Penn P&C Group has acquired blocks of assigned risk business from other insurance companies relating to private passenger automobile insurance. In addition to the premiums paid by policyholders, the Colonial Penn P&C Group also receives fee income from the insurance company from which the business was acquired. The Colonial Penn P&C Group's low expense ratio enables it to bid competitively. As of December 31, 1996, the Colonial Penn P&C Group had contracts in force covering approximately $80 million of annualized written premium.

BACKGROUND OF THE PROPOSED SALE

      The Company acquired the Colonial Penn P&C Group, along with the Colonial Penn Life Group (collectively, the "Colonial Penn Group"), in August 1991 for an aggregate cash purchase price of approximately $128 million, including costs. Following its acquisition, the Company restructured the Colonial Penn Group, increasing its profitability without impairing service to existing policyholders.

         Over the course of the past several years, approximately ten parties have contacted the Company, either directly or through representatives, and indicated an interest in acquiring the Colonial Penn P&C Group and/or the Colonial Penn Life Group, but no formal offers were made as a result of such inquiries. In May 1996, the Purchaser expressed interest concerning a possible transaction involving the Colonial Penn Group and entered into a confidentiality agreement with the Company. Discussions with the Purchaser followed, resulting only in certain joint venture marketing arrangements with the Purchaser. In late February and early March 1997, discussions concerning a possible transaction for all or certain of the Colonial Penn Group resumed with the Purchaser. Also at approximately that time, discussions commenced with Conseco regarding the sale of the Colonial Penn Life Group. The Conseco discussions were deferred in late March 1997 while the Company continued discussions with the Purchaser regarding the sale of the entire Colonial Penn Group by means of a "Morris Trust" reorganization structure. Following the introduction of certain Congressional legislation on April 17, 1997 which eliminated certain tax benefits available under the Morris Trust structure, the Company recommenced discussions with Conseco for the sale of the Colonial Penn Life Group, and on April 30, 1997, the Company entered into the Conseco Agreement with Conseco.

         At that time, discussions and negotiations again resumed between the Company and the Purchaser regarding the sale of the Colonial Penn P&C Group, with the Purchaser offering to pay approximately $950 million for the Colonial Penn P&C Group, plus interest at a simple annual rate of 6% from January 1, 1997 through closing of the transaction, and indicating that they would permit the Company to take a closing date cash dividend from CPI. During May 1997, numerous telephonic meetings took place between the Company, the Purchaser, and their respective counsel and advisors. During the course of these meetings, discussions focused on the purchase price, the scope of representations and warranties, indemnification obligations, particularly with respect to environmental, litigation and tax matters, employee benefit matters, transaction bonuses, service obligations, intellectual property issues and matters relating to the Conseco Transaction.

         On June 3, 1997, Joseph S. Steinberg, President of the
Company, Joseph A. Orlando, Vice President and Chief
Financial Officer of the Company, and Richard G. Petitt, Chairman of CPL, met with representatives of the Purchaser at the Company's offices in New York City. Also in attendance were legal and financial advisors of the Company and legal advisors of the Purchaser. At that meeting, in addition to continued discussions concerning the matters already under consideration, the Company indicated that it would be willing to sell the Colonial Penn P&C Group for approximately $975 million, plus interest at a rate of 6% per year on the purchase price from January 1, 1997 through the closing date, and a closing date cash dividend. However, the Purchaser was unwilling to agree to such purchase price.

         Shortly thereafter, negotiation of the Purchase Agreement commenced, with in-person and telephonic meetings taking place. On June 12, 1997, Mr. Orlando and Mr. Petitt, together with legal and financial advisors to the Company, met with representatives of the Purchaser and their legal advisors at the offices of the Company's legal advisors to negotiate the Purchase Agreement. An additional meeting between the Company, the Purchaser and their respective advisors was held on June 21, 1997 at the offices of the Company's legal advisors to negotiate the Purchase Agreement. Telephonic and in-person discussions continued through the month of June, and on June 30, 1997, the Company and the Purchaser entered into the Purchase Agreement.

         As previously stated, the Company acquired the entire Colonial Penn Group in August 1991 for aggregate consideration of approximately $128 million. Since acquisition, the Company has received approximately $300 million in cash from the Colonial Penn Group in respect of tax sharing payments, management and service fees, interest and dividends. If both the Proposed Sale of the Colonial Penn P&C Group to the Purchaser and the pending sale of the Colonial Penn Life Group to Conseco are consummated, the Company will have sold the Colonial Penn Group (exclusive of Intramerica's variable annuity business) for aggregate consideration of approximately $1.47 billion in cash and notes secured by non-cancelable letters of credit, including the $20 million dividend from CPI. Furthermore, after giving effect to the two transactions, the Company will retain Intramerica, which had a GAAP book value at June 30, 1997 of approximately $33 million.


FAIRNESS OPINION

      On June 27, 1997, Jefferies rendered its written opinion, dated June 27, 1997 (the "Opinion"), to the Board of Directors of the Company that based upon and subject to the various considerations set forth in the Opinion, as of June 27, 1997, the consideration to be received by the Company in connection with the Proposed Sale (the "Consideration") was fair from a financial point of view to the Company. No limitations were imposed by the Company's Board of Directors upon Jefferies with respect to the investigations made or procedures followed by it in rendering the Opinion.

      The full text of the Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken is attached (with the consent of Jefferies) as Annex B to this Proxy Statement. Shareholders are urged to read the Opinion carefully and in its entirety.

      In arriving at the Opinion, Jefferies did not ascribe a specific range of fair value to the Consideration, but made its determination on the basis of financial and comparative analyses, including (without limitation) those described below. The Opinion is based on economic and market conditions prevailing and other circumstances and conditions existing, on the date thereof, and Jefferies did not express any opinion as to the market value of Common Shares of the Company, or the price or trading range at which Common Shares of the Company will trade following consummation of the Proposed Sale.


      Jefferies' opinion is directed to the Company's Board of Directors and does not constitute a recommendation to any Shareholder as to how such Shareholder should vote at the Meeting. The summary of the Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Opinion. In addition, Jefferies was not requested to opine as to, and the Opinion did not address, the underlying business decision of the Board of Directors of the Company to proceed with or to effect the Proposed Sale.


      In rendering the Opinion, Jefferies reviewed, among other things, the draft of the Purchase Agreement dated June 20, 1997 and certain financial and other information about each of the Company and the Colonial Penn P&C Group that was in each case publicly available or furnished to Jefferies by the Company or the Colonial Penn P&C Group, as the case may be, including certain internal analyses, financial forecasts, an actuarial report on the loss and loss adjustment reserves of CPI, reports and other information prepared by management of the Company and the Colonial Penn P&C Group. Jefferies also held discussions with members of senior management of both the Company and the Colonial Penn P&C Group concerning the Colonial Penn P&C Group's historical and current operations, financial condition and prospects. In addition, Jefferies conducted such financial studies, analyses and investigations and reviewed such other factors as were deemed appropriate for purposes of the Opinion. Jefferies assumed and relied upon without independent investigation or verification, the accuracy, completeness and fairness of all financial and other information reviewed by Jefferies for purposes of rendering the Opinion, and the Opinion is expressly conditioned upon all such information (whether written or oral) being accurate, complete and fair in all respects.

      With regard to the financial projections examined by Jefferies (the "Projections"), which were provided by the Company and the Colonial Penn P&C Group, Jefferies assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective management of the Company and the Colonial Penn P&C Group as to the future performance of the Colonial Penn P&C Group and, although Jefferies performed sensitivity analysis thereon, in rendering the Opinion, Jefferies assumed that the Company will perform in accordance with the Projections for all periods specified therein. Jefferies has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion of which it becomes aware after the date of the Opinion. Jefferies was not requested to, and did not, participate in the structuring or negotiation of the Proposed Sale, solicit third party indications of acquiring all or any part of the Colonial Penn P&C Group, or make any independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of the Company or the Colonial Penn P&C Group, nor was it furnished with any such evaluation or appraisals, other than the actuarial report previously described

      The following is a brief summary of the report presented by Jefferies to the Board of Directors of the Company on June 27, 1997.

      The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at the Opinion, Jefferies did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Opinion. In its analyses, Jefferies made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and the Colonial Penn P&C Group. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty, none of the Company, Jefferies or any other person assumes responsibility for the accuracy thereof.

      Analysis of Comparable Publicly Traded Companies

      As part of its analysis, Jefferies compared the financial information of the Colonial Penn P&C Group with the following publicly traded insurance companies: Allstate Corporation; Commerce Group, Inc.; Mercury General Corporation; The Progressive Corporation; 20th Century Industries; Horace Mann Educators Corporation; Integon Corporation; SAFECO Corporation; The St. Paul Companies, Inc.; USF&G Corporation; and W.R. Berkley Corporation. Among other things, Jefferies studied acquisition value divided by latest twelve month ("LTM") total revenues, acquisition value divided by LTM operating income, acquisition value divided by LTM pre-tax income, estimated 1997 and 1998 price to earnings ratios ("P/E"s), market capitalization divided by last fiscal year statutory net income, price to GAAP and statutory book values and price to GAAP tangible book values. The multiples and market capitalizations for the Colonial Penn P&C Group were calculated using an estimated acquisition value of the Colonial Penn P&C Group of $989.8 million. The $989.8 million consists of $950 million, plus an aggregate of $156,164 per day from and including January 1, 1997 through and including the closing date (assumed for this purpose to be October 1, 1997), less the estimated cost to the Company of the letter of credit referred to under "The Purchase Agreement-Indemnification; Survival of Representatives and Warranties."

      The range of comparables for the acquisition value divided by LTM total revenue showed a low of 0.8x, a high of 2.4x, with an average of 1.5x, compared to a ratio for the Colonial Penn P&C Group of 1.7x. With respect to acquisition value divided by LTM operating income, the low was 9.2x, the high was 13.9x, and the average was 12.2x, compared to 14.4x for the Colonial Penn P&C Group. The range of comparables for acquisition value to LTM pre-tax income was a low of 8.6x, a high of 13.7x and an average of 10.5x, compared to 13.6x for the Colonial Penn P&C Group. The range of comparables for the latest twelve months P/E ratios showed a low of 11.1x, a high of 24.9x, with an average of 14.5x, compared to a P/E ratio for the Colonial Penn P&C Group of 20.9x. With respect to estimated 1997 P/E ratios, the low was 11.4x, the high was 19.0x, and the average was 15.1x, compared to 22.1x for the Colonial Penn P&C Group. The range of comparables for estimated 1998 P/E ratios was a low of 10.3x, a high of 27.2x and an average of 13.9x, compared to 21.3x for the Colonial Penn P&C Group. The range of comparables for the ratio of market capitalization to last fiscal year statutory net income showed a low of 11.3x, a high of 57.2x, and an average of 16.5x, compared to 19.9x for the Colonial Penn P&C Group. The price to GAAP book value for the comparables ranged from a low of 1.3x to a high of 4.6x, with an average of 2.3x, compared to 2.6x for the Colonial Penn P&C Group. The price to GAAP tangible book value ranged from a low of 1.7x to a high of 20.3x, with an average of 2.9x, compared to 3.3x for the Colonial Penn P&C Group. The ratio of price to statutory book value ranged from a low of 1.3x to a high of 4.8x, with an average of 2.4x, compared to 3.2x for the Colonial Penn P&C Group. In addition, Jefferies analyzed a subset of the comparable companies which are engaged primarily in the auto property and casualty business.

      None of the companies used in the above analysis is identical to the Colonial Penn P&C Group or to the surviving corporation. Consequently, an appropriate use of a comparable company analysis in this instance necessarily involves qualitative judgments concerning, among other things, differences between the financial and operating characteristics of the Colonial Penn P&C Group and the selected comparable companies.

      Pro Forma Earnings Per Share Analysis

      Jefferies analyzed certain pro forma effects of the Proposed Sale on the earnings of the Company. These analyses were based on the Projections provided by senior management of the Company and the Colonial Penn P&C Group regarding the financial performance of the Colonial Penn P&C Group. Based on such analysis, Jefferies observed that, if the proceeds of the Proposed Sale (before tax effects) are able to be invested at a return on assets greater than 7.0% in 1997, the Proposed Sale would be accretive to the Company's earnings per share.

      Merger and Acquisition Transactions

      Jefferies examined ten mergers and acquisitions of property and casualty insurance companies that have occurred subsequent to 1992 where the enterprise value was greater than $200 million, the percentage of shares acquired was greater than 50% and offering ratios were available. For each transaction, Jefferies studied the ratios of offer price to LTM total revenue, offering price to LTM operating income, offer price to LTM earnings and offer price to GAAP book value. Excluding the highest and lowest values, the LTM total revenue ratio of the comparables ranged from a low of 0.5x to a high of 6.7x, with an average of 1.2x, compared to 1.7x for the Colonial Penn P&C Group. The LTM operating income ratio of the comparables ranged from a low of 6.7x to a high of 20.7x, with an average of 10.2x, compared to 14.4x for the Colonial Penn P&C Group. The offer price to LTM earnings ratio of the comparables ranged from a low of 9.0x to a high of 31.9x, with an average of 15.2x, compared to 20.9x for the Colonial Penn P&C Group. The ratio of price to GAAP book value ranged from a low of 0.9x to a high of 3.0x, with an average of 1.5x, compared to 2.6x for the Colonial Penn P&C Group. As part of the analysis, Jefferies analyzed the acquisition multiples of GEICO Corp. by Berkshire Hathaway, Inc. Jefferies noted that bid premiums for control positions in publicly traded companies are approximately 25%.

      Because the reasons for and circumstances surrounding each of the transactions analyzed were diverse and because of the inherent differences between the operations of the Colonial Penn P&C Group and the companies engaged in the selected transaction, an appropriate use of a comparable transaction analysis in this instance necessarily involves qualitative judgments concerning, among other things, differences between the characteristics of these transactions and the Proposed Sale that would affect the acquisition value of the transaction comparables and the Colonial Penn P&C Group.

      Discounted Cash Flow Analysis

      In performing its evaluation of the Proposed Sale, Jefferies also relied on a discounted cash flow analysis. Using the Projections and other financial information supplied by the Company and the Colonial Penn P&C Group, Jefferies analyzed the sum of (i) the present value of tax-effected operating cash flow for the years 1997 to 2001, using discount rates of 10.3% to 14.3%, plus (ii) the estimated "terminal value" of the appropriate entity based upon a range of multiples of 11.0x to 13.0x projected 2001 operating income, discounted to the present. The discounted cash flow analysis implies a value of the Colonial Penn P&C Group of $578.4 million to $1,187.9 million depending upon the sensitivity scenario, compared to an acquisition valuation of the Colonial Penn P&C Group of $989.8 million.

      Other Matters

      The summary set forth above does not purport to be a complete description of the presentation by Jefferies to the Board of Directors of the Company. Jefferies believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or the above summary, without considering all factors and analyses could create an incomplete view of the process underlying the analyses and the Opinion.

      In the past, Jefferies has provided advisory and underwriting services to the Company for which it has received customary fees. The Company retained Jefferies on the basis of the Company's past relationship with Jefferies and Jefferies' knowledge with respect to the Company and its subsidiaries and Jefferies' expertise and experience in similar advisory capacities.

      Pursuant to an engagement letter dated June 16, 1997 between the Company and Jefferies, the Company has paid Jefferies a fee of $150,000 for delivering the Opinion and shall reimburse Jefferies for out-of-pocket expenses incurred in connection with rendering its services. The Company has also agreed to indemnify Jefferies against certain liabilities, including liabilities under the federal securities laws. In the ordinary course of its business, Jefferies may actively trade securities of the Company and General Electric Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE PROPOSED SALE

      At a meeting of the Board of Directors held on June 27, 1997, after consultation with Jefferies and the Company's legal counsel and receipt of Jefferies' opinion that the consideration to be received by the Company pursuant to the Purchase Agreement is fair from a financial point of view to the Company, the Board of Directors approved the Purchase Agreement and the transactions contemplated thereby, authorized the execution, delivery and performance of the Purchase Agreement and resolved to recommend that the Shareholders approve and adopt the Purchase Agreement and the transactions contemplated thereby. ACCORDINGLY, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS APPROVE AND ADOPT THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

      The Board of Directors believes that the terms of the Purchase Agreement are in the best interests of the Company. Accordingly, the Board of Directors approved the Purchase Agreement and the transactions contemplated thereby and has recommended that the Shareholders approve and adopt the Purchase Agreement and the transactions contemplated thereby. In reaching its conclusions, the Board of Directors considered the following principal factors:

            (a) the terms and conditions of the Purchase Agreement, including
(i) the amount and form of consideration, which is significantly in excess of the $393.6 million book value of the Colonial Penn P&C Group at March 31, 1997,
(ii) the $20 million closing date cash distributions from the Colonial Penn P&C Group to the Company and (iii) indemnification provisions which could result in certain payments not to exceed $200 million being made in the future by the Sellers;

            (b) current industry conditions relating to the business of the Colonial Penn P&C Group, primarily increased competition resulting from large amounts of capital flowing into the direct automobile insurance business and the belief of the Board of Directors that in order to remain competitive, the Company would be required to significantly increase its marketing expenditures;

            (c) the financial condition, assets, liabilities, businesses and operations of the Colonial Penn P&C Group, both on a historical and prospective basis, and in particular the belief of the Board of Directors that, without additional investments, the business of the Colonial Penn P&C Group is mature and that historical rates of return on the Company's original investment from the Colonial Penn P&C Group are unlikely to continue as the majority of the benefits from the Company's restructuring of the Colonial Penn Group since acquisition have been realized and the possibility that the Purchaser may enter into the business of the Colonial Penn P&C Group with a lower cost of capital than the Company, whether or not the Proposed Sale was consummated;

            (d) Jefferies' presentation to the Board of Directors on June 27, 1997 and Jefferies' written opinion dated June 27, 1997 that the consideration to be received in connection with the Proposed Sale is fair from a financial point of view to the Company;

            (e) the fact that the Company had engaged in preliminary discussions with certain other parties which had expressed interest in acquiring the Colonial Penn P&C Group and that none of such parties were willing to pursue a transaction for the amount of consideration proposed by the Purchaser;

            (f) the fact that, although the Company may not solicit Acquisition Proposals, the Company may, in accordance with the Purchase Agreement, at any time prior to Shareholder approval of the Purchase Agreement and the transactions contemplated thereby, furnish information to, and discuss and negotiate with, parties other than the Purchaser who, without any solicitation by the Company or its representatives, submit an Acquisition Proposal, and that the Company may terminate the Purchase Agreement and enter into an agreement with respect to an Acquisition Proposal if the Board of Directors determines in good faith that it is necessary to do so to comply with its fiduciary duties, subject to the payment of certain fees to the Purchaser (see "The Purchase Agreement-No Solicitation," "The Purchase Agreement-Termination" and "The Purchase Agreement-Termination Fees");

            (g) the fact that the Closing of the Proposed Sale is conditioned upon obtaining Shareholder approval of the Purchase Agreement, but not conditioned upon the closing of the Conseco Transaction; and


            (h) the non-competition agreement of the Company contained in the Purchase Agreement, pursuant to which the Company agreed that, among other things, for a period of three years following the Proposed Sale, (i) it will not and will not permit any of its affiliates to start (de novo) a personal lines automobile insurance business in the United States, (ii) the Empire Group will not geographically expand its business, (iii) the voluntary personal lines automobile insurance business of the Empire Group will not have more than $250 million of gross written premium in any one statutory year, (iv) if, during such three year period, the Company or any of its affiliates acquires any insurance company with gross written personal lines automobile insurance premium in excess of $300 million in the last completed statutory year of such acquired company, the Company or such affiliate must, under certain circumstances, divest itself of the personal lines automobile insurance operations of such insurance company within nine months after acquisition.


      The Board of Directors assigned the greatest weight to the consideration to be received by the Company, the industry conditions referred to in clause (b) above and the facts cited in clause (c) above.


USE OF PROCEEDS; PROPOSED BUSINESS OF THE COMPANY SUBSEQUENT TO THE PROPOSED SALE AND THE CONSECO TRANSACTION

      Use of Proceeds

      The Company has made no determination as to the use of the proceeds of the Proposed Sale (which is expected to be approximately $1 billion). The Company may use such proceeds for working capital, acquisitions or investment opportunities. In determining the use of such proceeds, the Company will take into account the Investment Company Act considerations discussed below. The Company has no material arrangement, commitment or understanding with respect to any acquisition or investment opportunity. Pending such uses, the proceeds will be primarily invested in short/intermediate-term investment grade obligations.


      Remaining Insurance Operations

      Following the consummation of the sale of the Colonial Penn P&C Group to the Purchaser pursuant to the Purchase Agreement, the Company will remain in the property and casualty insurance business through the Empire Group. The Empire Group provides personal insurance coverage to automobile owners and homeowners and commercial insurance for workers' compensation, residential real estate, restaurants, retail establishments, livery vehicles (both medallion and radio-controlled) and several types of service contractors. In addition, following consummation of the sale of the Colonial Penn Life Group to Conseco pursuant to the Conseco Agreement, the Company will remain in the life insurance business through Charter and Intramerica. The principal life insurance products offered by Charter and Intramerica are variable annuity products. These remaining insurance operations accounted for approximately 34% of total revenues from the Company's insurance operations in 1996.

      In addition to exploring the acquisition of businesses in other industries, the Company may, subject to the restrictions described under "The Purchase Agreement-Non-Competition Agreement," explore the acquisition of additional companies in the insurance business.

      Investment Company Act Considerations

      The Company does not intend to conduct its affairs in a manner which would require registration as an investment company under the Investment Company Act of 1940.

      The Investment Company Act places restrictions on the capital structure, business activities and corporate transactions of companies registered thereunder. Generally, an issuer is deemed to be an investment company subject to registration if its holdings of "investment securities" (generally, securities other than securities issued by majority controlled, non-investment company subsidiaries and government securities) exceed 40% of the value of its total assets exclusive of government securities and cash items on an unconsolidated basis. Pursuant to a rule of the Commission under the Investment Company Act, a company that otherwise would be deemed to be an investment company may be excluded from such status for a one-year period provided that such company has a bona fide intent to be engaged primarily, as soon as reasonably possible (and in any event within that one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities. If the Company would otherwise be deemed to be an investment company under the Investment Company Act, the Company intends to rely on such exemption while it considers the acquisition of controlling interests in other businesses with the proceeds of the Proposed Sale, and will not register as an investment company under the Investment Company Act during the one-year period commencing with the closing of the later of the Proposed Sale and the Conseco Transaction.

      Registration by the Company under the Investment Company Act would require the Company to comply with various reporting and other requirements under the Investment Company Act, would subject the Company to certain additional expense and could limit the Company's options for future operations.

      If the Company has not acquired sufficient operating businesses within the one-year period referred to above, the Company may be required to invest certain of its assets in government securities and/or cash equivalents that are not considered "investment securities" under the Investment Company Act. Such investments could yield a significantly lower rate of return than alternative investments which the Company could make if it chose to register as an investment company.

THE CONSECO TRANSACTION

      On April 30, 1997, the Company signed an agreement to sell its subsidiaries, CPL and PLC, and certain related assets to Conseco for $460 million, including $400 million in notes secured by non-cancelable letters of credit and $60 million in cash. The operations to be acquired by Conseco include all of the Company's "Graded Benefit Life" insurance operations and its health insurance operations. The sale is subject to customary terms and conditions, including the receipt of regulatory approvals, and is expected to close in the third quarter of 1997. The Conseco Transaction is not conditioned on the consummation of the Proposed Sale and the Proposed Sale is not conditioned on the consummation of the Conseco Transaction. The Company expects to report a pre-tax gain of approximately $300 million upon consummation of the Conseco Transaction. The Colonial Penn Life Group has been classified as discontinued operations.

      The Colonial Penn Life Group engages in the sale of Graded Benefit Life insurance policies through direct marketing and agent-sold Medicare supplement insurance.

      Graded Benefit Life is a guaranteed-issue product. These modified-benefit, whole life policies are offered on an individual basis primarily to persons age 50 to 80, principally in face amounts of $350 to $10,000, without medical examination or evidence of insurability. Premiums are paid as frequently as monthly. Benefits paid are less than the face amount of the policy during the first two years, except in cases of accidental death. Graded Benefit Life is marketed using direct response marketing techniques. New policyholder leads are generated primarily from television advertisements.

      In 1992, CPL discontinued marketing its Medicare supplement products due to increased competition in this market and expectations that such competition would result in inadequate profitability. However, CPL has continued to offer, on a profitable basis, renewals of its Medicare supplement products. In April 1996, the Company acquired PLC, which markets agent-sold standardized Medicare supplement products in communities where health maintenance organizations are less prevalent. The absence of health maintenance organizations allows PLC to charge premium rates that provide for an adequate return on investments.

      Pursuant to the Conseco Agreement, an affiliate of the Company and Conseco shall enter into a licensing agreement (the "Conseco License Agreement") pursuant to which the affiliate, as licensor, will grant to Conseco, as licensee, a personal, non-transferable, non-exclusive license (the "License"), without the right to sublicense except as provided therein, to use certain trademarks, service-marks and/or trade-names (the "Life Marks") in connection with certain products and services within the United States during a period from the closing date of the Conseco Transaction to but not including the 18th month anniversary of such date (the "License Term"). The Conseco License Agreement shall provide that following the License Term CPL may continue with its current name and use the License in connection with premium collections and maintenance of polices of CPL existing at the end of the License Term; provided, however, that CPL may not use the words "Colonial," "Penn" or "Colonial Penn" after the License Term in connection with the marketing of any products, including, without limitation, add-ons or upgrades of existing policies of CPL.

      Pursuant to the Conseco License Agreement, neither Conseco nor the Colonial Penn Life Group shall have the right to limit or restrict the Company (or any affiliate or any assignee or transferee of the Company) from using the Life Marks or the words "Colonial," "Penn" or "Colonial Penn" except that the Company agreed that following the closing date of the Conseco Transaction, any life insurance products marketed or sold by the Company or any affiliate shall be issued by an entity that does not have the words "Colonial," "Penn" or "Colonial Penn" in its corporate name and does not use such words in any life insurance product name and that following the date hereof it will not sell, assign or transfer any rights to use the words "Colonial," "Penn" or "Colonial Penn" in connection with the insurance business without obtaining from the purchaser, assignee or transferee of such rights an agreement to be bound by the foregoing restriction.

ABSENCE OF APPRAISAL RIGHTS

      The Company does not believe that rights of dissent are available under New York law in connection with the Purchase Agreement, since the sale of the Colonial Penn P&C Group by CP Holdings does not constitute a sale by the Company of "all or substantially all" of the assets of the Company within the meaning of
Section 909 of the NYBCL.

      If, however, Section 909 of the NYBCL were applicable to the Proposed Sale, Shareholders entitled to vote would be able, pursuant to Sections 910 and 623 of the NYBCL, a copy of each of which is attached hereto as Annex C, to dissent from the proposed transaction and demand payment of the fair value of their Common Shares in the event the Proposed Sale is consummated. To exercise such right, a Shareholder opposing the sale would first be required to file with the Company a written objection to the sale prior to the taking of the vote thereon, would not be able to vote any of his Common Shares in favor of the proposed transaction and would otherwise be required to follow the procedures specified in Section 623. Such objection would also be required to include a statement that the Shareholder intends to demand payment for his Common Shares if the Proposed Sale is consummated. A vote against, or a direction in a proxy to vote against, the Proposed Sale would not of itself constitute such written objection. Assuming such written objection were timely made, if, within 20 days after the date upon which the Shareholder were to receive formal notice from the Company of the authorization of the Proposed Sale, the Shareholder were to file with the Company a written notice of election to dissent, including a demand for payment of the fair value of all of his or her Common Shares, such dissenting Shareholder's right to the payment of the fair value of his or her Common Shares would be determined in accordance with the applicable provisions of Section 623.

      AS STATED ABOVE, THE COMPANY DOES NOT BELIEVE THAT SECTION 909 IS APPLICABLE AND INTENDS TO DISPUTE THE RIGHT OF A SHAREHOLDER TO DISSENT FROM THE PROPOSED TRANSACTION.

POTENTIAL CLAIM

      On August 18, 1997 the Company received a letter from purported holders of approximately $60 million liquidation amount of the 8.65% Capital Trust Pass-Through Securities ("TRUPS") issued by Leucadia Capital Trust I and guaranteed by the Company. The letter expresses the view that the Proposed Sale taken together with the Conseco Transaction will constitute the sale of the property of the Company "substantially as an entirety" pursuant to the terms of the indenture entered into in connection with the TRUPS transaction (the "TRUPS Indenture"). The letter alleges that since the Purchaser does not assume the obligations of the Company under the TRUPS Indenture, the TRUPS Indenture has been violated and therefore certain representations made by the Company in the Purchase Agreement may be incorrect. The letter states that the holders of the TRUPS intend to take all action permissible to protect their rights. The Company believes that the positions taken in the letter are without merit and intends to defend vigorously against any attempt to declare a default under the TRUPS Indenture.

                             THE PURCHASE AGREEMENT

      Although the Company believes that the following summary of the Purchase Agreement describes the material terms and conditions of the Purchase Agreement, such summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference. Terms which are not otherwise defined in this summary have the meaning set forth in the Purchase Agreement.

PURCHASE PRICE

      The Purchase Agreement provides for the sale by CP Holdings to the Purchaser of the Colonial Penn P&C Group for an amount equal to $950 million, plus an aggregate of $156,164 per day from and including January 1, 1997 through and including the Closing Date. The Purchase Price shall be payable on the Closing Date in cash. In addition, the Purchase Agreement provides that CPI pay a $20 million dividend on the Closing Date to CP Holdings. See "-Closing Date Cash Dividends."

THE CLOSING

      If the Purchase Agreement is approved by the requisite vote of the Shareholders at the Meeting, the closing of the Proposed Sale (the "Closing") will take place on the second business day after satisfaction or waiver of certain conditions specified in the Purchase Agreement, unless another date is agreed to in writing by the Purchaser and the Company; provided, that if the Closing would but for this provision occur during the two weeks immediately preceding the end of a calendar quarter, the Closing will take place on the first business day following the end of such calendar quarter. See "-Conditions."


REPRESENTATIONS AND WARRANTIES

      The Purchase Agreement contains various customary representations and warranties of the Sellers and the Purchaser. These include representations and warranties by the Sellers relating to, among other things: (a) each of the Seller's organization and similar corporate matters; (b) each of the Colonial Penn P&C Group member's capital structure; (c) authorization, execution, delivery, performance and enforceability of the Purchase Agreement and related matters; (d) accuracy of financial statements filed with various insurance regulators and unaudited combining financial statements; (e) absence of undisclosed liabilities; (f) absence of certain changes or events; (g) taxes;
(h) benefit plans; (i) compliance with laws; (j) litigation; (k) title to assets and properties of the Colonial Penn P&C Group; (l) certain contracts; (m) insurance; (n) brokers and advisors; (o) intellectual property; (p) insurance and reinsurance issued by the Colonial Penn P&C Group and related matters; (q) labor matters; (r) accuracy of information; (s) environmental matters; (t) financial matters relating to CPI; and (u) absence of regulatory disqualifiers. The Purchaser's representations and warranties include those relating to, among other things: (a) Purchaser's organization and similar corporate matters; (b) authorization, execution, delivery, performance and enforceability of the Purchase Agreement and related matters; (c) litigation; (d) brokers; (e) investment intent; (f) absence of regulatory disqualifiers; (g) accuracy of information; and (h) sufficiency of available funds.

CERTAIN COVENANTS

      Pursuant to the Purchase Agreement, each of the Sellers and the Purchaser has made various customary covenants for transactions of this type, including, among others, that from the date of the Purchase Agreement through the Closing Date, except (a) as permitted by or contemplated in the Purchase Agreement or
(b) as otherwise consented to in writing by the Purchaser, the Sellers shall cause the members of the Colonial Penn P&C Group to conduct their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. In addition, subject to the same qualifiers as in the preceding sentence, the Sellers have agreed to cause the Colonial Penn P&C Group not to, among other things, (i) declare or pay any dividends or make other distributions in respect of any of their capital stock, and will not effect certain other changes in their capitalization; (ii) issue capital stock, rights, warrants, options or similar securities; (iii) amend their articles or certificate of organization, bylaws or other comparable charter or organizational documents; (iv) acquire or commence the operations of any business or acquire any assets having a purchase price in excess of $250,000, except purchases of investments in accordance with specified guidelines; (v) incur indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness or make any loans or advances or capital contributions to any other person other than any of the members of the Colonial Penn P&C Group; (vi) discharge, settle or satisfy any claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice; (vii) invest cash unless in accordance with specified guidelines;
(viii) make any change in accounting practices; (ix) except for ordinary salary and wage increases in the ordinary course of business and consistent with past practices, amend the contracts, salaries, wages or other compensation of any employee, agent or consultant of the Colonial Penn P&C Group, other than amendments that are required under existing contracts as disclosed, enter into any employment, severance or termination agreement (other than pursuant to existing policies) with any officer or employee, which grants any such person an increase in severance or termination pay, or adopt, enter into, amend, alter or terminate, any Benefit Plan; (x) except in the ordinary course of business consistent with past practices, modify, amend or terminate any material agreement to which a member of the Colonial Penn P&C Group is a party, or waive any material rights or claims thereunder; (xi) sell, lease, mortgage or otherwise encumber or transfer or dispose of assets having an aggregate book value in excess of $200,000 other than in the ordinary course; (xii) enter into any material contract; (xiii) make capital expenditures in excess of $250,000 in the aggregate; (xiv) settle or compromise specified litigation or other litigation involving payments in excess of $250,000; (xv) move the operations of any business; or (xvi) authorize any of, or commit to agree to take any of, the foregoing actions.

NO SOLICITATION

      The Purchase Agreement provides that the Company shall not, nor shall it knowingly permit any of its subsidiaries or any of their respective officers, directors, employees, agents, investment bankers, attorneys, financial advisors or other representatives (collectively, "Representatives") to (a) solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal, (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; provided, however, that, notwithstanding anything to the contrary in the Purchase Agreement, (x) the Company may advise any third party of the existence of this restriction, (y) at any time prior to Shareholder approval of the Purchase Agreement and the transactions contemplated thereby, the Company may participate in discussions or negotiations with, and may furnish information (pursuant to a confidentiality agreement in customary form) concerning the Sellers and/or the Colonial Penn P&C Group and their business, properties and assets to, a third party who, without any solicitation by the Company or any Representatives after the date of the Purchase Agreement, submits an Acquisition Proposal, if the Board of Directors of the Company in good faith determines, based on advice of outside counsel, that it is necessary to do so to comply with its fiduciary duties to Shareholders under applicable law and (z) the Board of Directors of the Company may take and disclose to the Shareholders a position with regard to a tender offer or exchange offer contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act and may make such disclosure to the Shareholders as may be required under applicable law; provided, that the Board of Directors of the Company shall not recommend that the Shareholders tender their Common Shares unless such recommendation is a Permitted Action. "Acquisition Proposal" means a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination (i) involving all or substantially all of the Company and its subsidiaries, taken as a whole, or any member of the Colonial Penn P&C Group or (ii) to acquire or cause to be acquired in any manner, directly or indirectly, including without limitation through any reinsurance transaction not in the ordinary course of business, all or substantially all of the business or assets of the Company and its subsidiaries, taken as a whole, or of any member of the Colonial Penn P&C Group, or all or a substantial percentage of the capital stock or other ownership interests in the Company or any member of the Colonial Penn P&C Group, or any similar transaction.

      Notwithstanding anything to the contrary in the Purchase Agreement, the Board of Directors of the Company shall be permitted from time to time to take the following actions in the circumstances described below: (a) to withdraw or modify its approval or recommendation of the Purchase Agreement and the transactions contemplated thereby; or (b) to approve, recommend or enter into an agreement with respect to an Acquisition Proposal; if, in each such case, prior to Shareholder approval (i) an unsolicited Acquisition Proposal is communicated to the Sellers, publicly proposed or publicly disclosed and (ii) the Board of Directors of the Company determines in good faith, based on advice of outside counsel, that it is necessary to do so to comply with its fiduciary duties under applicable law. No action by the Board of Directors of the Company permitted by the preceding sentence (each a "Permitted Action") shall constitute a breach of the Purchase Agreement by the Company; provided, however, that the Sellers shall be obligated to pay fees as described under "Termination Fees."

EMPLOYMENT AND EMPLOYEE BENEFIT PLANS

      Pursuant to the Purchase Agreement, except for persons noticed for termination or pursuant to a generally advertised solicitation, for a four-year period following the Closing Date, the Sellers and their affiliates shall not directly or indirectly solicit for employment or, to the knowledge of the Sellers, hire any employees of the Colonial Penn P&C Group. In addition, the Sellers have agreed to retain certain employee benefit obligations of the Colonial Penn P&C Group, for which the Purchaser will pay additional cash consideration to the Sellers.

OTHER AGREEMENTS

      Intercompany Agreements

      Except for certain specified agreements, which have been extended, all intercompany agreements between either the Sellers or any of their affiliates (other than the Colonial Penn P&C Group), on the one hand, and any of the members of the Colonial Penn P&C Group, on the other hand, including without limitation, any allocation, indemnification or similar agreement or arrangement by any Seller for the benefit of any of the members of the Colonial Penn P&C Group, will terminate on or prior to the Closing Date.

      Intramerica Distribution

      Pursuant to the Purchase Agreement, the Sellers shall cause CPI to distribute or otherwise transfer its 98% interest in the common stock of Intramerica to CP Holdings (the "Intramerica Distribution").

      Trademark Assignment or Limited License

      Pursuant to the Purchase Agreement, effective upon the Closing Date, and provided that the Conseco Transaction shall have been consummated prior thereto, CPG shall assign to the Purchaser all of its right, title and interest, including all goodwill associated therewith, in and to the trademarks, service marks and/or tradenames of the Colonial Penn P&C Group set forth in the Purchase Agreement (collectively, the "P&C Marks"), free and clear of all Liens other than the Conseco License Agreement and the Purchaser covenants that it agrees to be bound by the terms of the Conseco License Agreement.

      If the Conseco Transaction shall not have been consummated prior to the Closing Date, at the Closing: (a) CPG shall assign to the Purchaser all of its right, title and interest, including all goodwill associated therewith, in and to the P&C Marks and the Life Marks, free and clear of all Liens other than the CPL License Agreement (as defined herein) and the Conseco License Agreement; (b) the Purchaser and CPL shall enter into a license agreement (the "CPL License Agreement") pursuant to which the Purchaser, as licensor, will grant to CPL, as licensee, a personal, non-exclusive license that can be sublicensed only to an affiliate of CPL (which sublicensee shall be bound by the terms of the CPL License Agreement) and that will not terminate or otherwise be affected as a result of a sale or transfer of the stock of (i) CPL or (ii) any person owning the stock, directly or indirectly, of CPL to use the Life Marks solely in the life and health insurance business for the period of time from the Closing Date to the effective date of the Conseco License Agreement; provided, that if the Conseco Transaction shall not have been consummated within six (6) months from the Closing Date, the term of the CPL License Agreement shall be extended for an initial term of ten (10) years, to automatically renew for successive 10 year terms unless the licensee provides licensor with a notice of non-renewal within one month of the then scheduled expiration date of such term. Under the CPL License Agreement, the Sellers will agree to take certain actions within 18 months of the Closing Date, in an effort to minimize brand confusion; and (c) unless the Conseco Agreement shall have been terminated, the Purchaser agrees that it will enter into and deliver the Conseco License Agreement at the closing of the Conseco Agreement, if such closing of the Conseco Agreement occurs within six (6) months of the Closing Date.

      The Sellers acknowledge that, except as provided in the CPL License Agreement, none of the Sellers has the right to use the P&C Marks or the Life Marks and except as contemplated by the Purchase Agreement, none of the Sellers has the right to limit or restrict the Purchaser (or any affiliate or any assignee or transferee of any of them) from using the same or the words "Colonial," "Penn" or "Colonial Penn".

      Prior to the Closing Date, the Colonial Penn P&C Group will waive any ownership interest in certain computer software and the Sellers and Sellers' affiliates, including the Colonial Penn P&C Group, will enter into a license agreement licensing the Colonial Penn P&C Group's ability to use such computer software for an indefinite term, without any software maintenance responsibility by the Sellers.

CLOSING DATE CASH DISTRIBUTIONS

      Pursuant to the Purchase Agreement, the Colonial Penn P&C Group will declare and to the extent permitted by applicable law pay the following cash dividends: (a) a $3 million cash dividend from CPF (the "CPF Dividend") that is to be funded by the proceeds of the Conseco Transaction; and (b) a cash dividend from CPI, which shall consist of the CPF Dividend, together with a $20 million cash dividend from CPI, the sources of which may include dividends from CPI's subsidiaries (the "CPI Dividend").

      The dividends shall be paid on the Closing Date. To the extent that any dividend shall not have been paid in full on the Closing Date, such unpaid dividend shall remain an obligation of the CPI subsidiary declaring such unpaid dividend until paid in full. If CPI does not pay the CPI Dividend to CP Holdings on the Closing Date, the Purchaser shall purchase from CP Holdings the right to receive the CPI Dividend for $20 million plus the amount of the CPF Dividend (the "Dividend Amount") in cash. If for any reason CPI is unable to declare and pay to CP Holdings the full amount of the CPI Dividend on the Closing Date, then the Purchaser shall pay to CP Holdings at the Closing the difference between the amount of the CPI Dividend paid to CP Holdings and the Dividend Amount.

NON-COMPETITION AGREEMENT

      Pursuant to the Purchase Agreement, the Company has agreed, that for a period of three years following the Closing Date (the "Restricted Period"), without the prior written consent of the Purchaser, (a) the Company will not and will not permit any of its affiliates to start (de novo) a personal lines automobile insurance business in the United States; (b) the personal lines automobile business of the Empire Group will not expand beyond the states in which any member of the Empire Group is licensed as of the date of the Purchase Agreement; (c) the voluntary personal lines automobile insurance business of the Empire Group will not have more than $250 million of gross written premium in any one statutory year; (d) if, during the Restricted Period, the Company or any of its affiliates acquires any insurance company with gross written personal lines automobile insurance premium in excess of $300 million in the last completed statutory year of such acquired insurance company immediately preceding the date of such acquisition by the Company (the "Acquired Company"), the Company or such affiliate shall promptly, but in no event later than nine months after the date of such acquisition, divest itself of the personal lines automobile insurance operations of such Acquired Company, subject to certain exceptions. In no event shall gross written voluntary personal lines automobile premium of the Company and its affiliates (including as a result of activities and acquisitions permitted under clauses (b), (c) and (d) above) exceed $500 million in any 12 month period during the Restricted Period. In addition, for a period of four years following the Closing Date, the Company will not directly or indirectly acquire any company the primary business of which is the direct marketing of personal lines automobile insurance.

CONDITIONS

      The respective obligations of the parties to consummate the Proposed Sale are subject to the following conditions, among others: (a) all filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any Governmental Entity, in connection with the execution and delivery of the Purchase Agreement and the consummation of the Proposed Sale shall have been made or obtained, including without limitation, from the Insurance Regulators in all appropriate jurisdictions and such consents, approvals, permits and authorizations shall be in full force and effect and shall be subject to no conditions other than those customarily imposed by insurance regulatory authorities in connection with similar acquisitions; (b) the applicable waiting period applicable to the Proposed Sale under the HSR Act shall have been terminated or shall have otherwise expired; (c) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Proposed Sale shall be in effect or threatened; (d) the Purchase Agreement shall have been approved and adopted by the Shareholders; and (e) if the Conseco Transaction shall not have been consummated, certain agreements set forth in the Purchase Agreement shall be in full force and effect. On August 8, 1997, notice of early termination of the waiting period under the HSR Act was received. The Company has been advised by the Purchaser that the remaining consents (from New Jersey and Pennsylvania regulatory authorities) are expected to be obtained prior to the date of the Meeting.

      The Purchaser's obligation to consummate the Proposed Sale is subject to additional conditions, including that (a) the representations and warranties of the Sellers that are qualified as to materiality shall be true and correct and the representations and warranties of the Sellers that are not so qualified shall be true and correct in all respects that reasonably are material, in each case as of the date of the Purchase Agreement and as of the Closing Date as though made on and as of the Closing Date, except as a result of any actions contemplated or permitted by the Purchase Agreement and except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct, or true and correct in all respects that reasonably are material, as applicable, as of such date;
(b) the Sellers shall have performed in all material respects all of the obligations required to be performed by them under the Purchase Agreement; and
(c) Purchaser shall have received an opinion of the General Counsel of the Colonial Penn P&C Group and an opinion of Weil, Gotshal & Manges LLP, counsel to the Sellers.

      The Sellers' obligations to consummate the Proposed Sale are subject to additional conditions, including that: (a) the representations and warranties of the Sellers that are qualified as to materiality shall be true and correct and the representations and warranties of the Purchaser that are not so qualified shall be true and correct in all respects that reasonably are material, in each case as of the date of the Purchase Agreement and as of the Closing Date as though made on and as of the Closing Date, except as a result of any actions contemplated by the Purchase Agreement and except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct, or true and correct in all respects that reasonably are material, as applicable, as of such date; (b) the Purchaser shall have performed in all material respects all of the obligations required to be performed by it under the Purchase Agreement; (c) Sellers shall have received an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the

Purchaser; (d) the CPI Dividend shall have been paid to the Company and/or the Purchaser shall have purchased the right to receive the CPI Dividend in accordance with the Purchase Agreement; and (e) the Intramerica Distribution shall have been effected.

TERMINATION

      The Purchase Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the Shareholders at the Meeting: (a) by mutual written consent of the Purchaser and the Sellers; (b) by either the Purchaser or the Sellers, if the Proposed Sale shall not have been consummated on for before December 31, 1997; (c) by either the Purchaser or the Sellers, upon any court order prohibiting the Proposed Sale becoming final; (d) by either the Purchaser or the Sellers, if, upon a vote at the Meeting (or any adjournment thereof), Shareholder approval of the Purchase Agreement shall not have been obtained; (e) by the Purchaser, if the Board of Directors of the Company shall have taken any Permitted Action; or (f) by the Sellers, if the Company enters into a definitive agreement providing for the implementation of an Acquisition Proposal.

      In the event of termination of the Purchase Agreement by either the Sellers or the Purchaser as provided above, the Purchase Agreement will become void and there will be no liability or obligation on the part of the Purchaser or the Sellers, other than under certain specified provisions of the Purchase Agreement which include the payment of a fee to the Purchaser under certain circumstances. See "-Termination Fees."

TERMINATION FEES

      If (a) the Purchase Agreement is terminated by any party because Shareholder approval shall not have been obtained and (b) at or prior to the Meeting, there shall have been an Acquisition Proposal, whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Meeting, the Sellers shall pay to the Purchaser a termination fee of $10 million in cash within five business days of the termination of the Purchase Agreement; if, within one year of any such termination described in clause (a) above, a transaction implementing any Acquisition Proposal shall have been consummated, the Sellers shall pay to the Purchaser an additional termination fee of $20 million in cash within five business days of the consummation of such transaction. Alternatively, if the Purchase Agreement is terminated by the Purchaser pursuant to clause (e) under "Termination" above, or by the Sellers pursuant to clause (f) under "Termination" above, the Sellers shall pay to the Purchaser a termination fee equal to $30 million in cash within five business days of the termination of the Purchase Agreement. In no event shall the Sellers be obligated to pay more than $30 million in termination fees to the Purchaser.

INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      The Purchase Agreement provides that the Sellers will indemnify and hold harmless the Purchaser and the Colonial Penn P&C Group (the "Purchaser Indemnitees") for any and all monetary damages, charges, losses, deficiencies, liabilities, obligations, costs, fees, and expenses (including, without limitation, reasonable fees and disbursements of counsel including but not limited to those incident to the enforcement of indemnification rights under the Purchase Agreement) ("Damages") resulting from or relating to any breach by the Sellers of any representation, warranty, covenant or agreement made by the Sellers in the Purchase Agreement.

      The Purchase Agreement provides that the Purchaser will indemnify and hold harmless each Seller for any and all Damages resulting from or relating to any breach by the Purchaser of any representation, warranty, covenant or agreement made by the Purchaser in the Purchase Agreement.

      Generally, no claims may be made by the Purchaser Indemnitees or the Sellers unless and until the Purchaser Indemnitees or the Sellers, as the case may be, have incurred Damages in excess of $2.5 million, at which time, Damages in excess of such amount may be claimed; provided, however, that with respect to claims made by the Purchaser Indemnitees (i) arising out of or relating to certain lawsuits, the applicable deductible shall be $3.5 million, (ii) relating to certain environmental matters, the applicable deductible shall be $1.5 million and (iii) for taxes or ERISA matters, there shall be no applicable deductible. The Company has agreed to provide the Purchaser with a non-cancelable letter of credit in the amount of $100 million to secure certain of the Sellers' indemnification obligations under the Purchase Agreement. In no event shall either the Purchaser, on the one hand, or the Sellers, on the other hand, be liable for indemnification in excess of $200 million; provided, however, that such limitation shall not apply to Damages attributable to breaches by the Sellers of certain representations, including ERISA and environmental matters, and intentional breaches of any covenants or certain agreements.

      The representations and warranties of the parties in the Purchase Agreement or in any certificate delivered pursuant thereto will survive the Closing until March 31, 1999, except for the representations and warranties of the Sellers relating to: (a) taxes and benefit plans, which shall survive until 30 days after the expiration of applicable statutes of limitation; and (b) the Sellers' title to the issued and outstanding shares of capital stock of the Colonial Penn P&C Group and environmental matters, which shall survive indefinitely.

EXPENSES

      The Purchase Agreement provides that regardless of whether or not the Proposed Sale is consummated, each of the Sellers and the Purchaser will pay its own costs and expenses incident to preparing for, entering into and carrying out the Purchase Agreement and the consummation of the transactions contemplated thereby, including, without limitation, this Proxy Statement.

                        MARKET PRICES AND DIVIDEND POLICY

      The Common Shares of the Company are traded on the NYSE and Pacific Stock Exchange under the symbol LUK. The following table sets forth, for the calendar periods indicated, the high and low sales price per Common Share on the consolidated transaction reporting system, as reported on the NYSE Composite Tape. On November 15, 1995, the Company effected a two-for-one stock split of the Common Shares in the form of a 100% stock dividend (the "Stock Split"). The dividend was paid to shareholders of record at the close of business on November 1, 1995. Per share amounts set forth in this Proxy Statement have been adjusted to reflect the Stock Split.

                                                      COMMON     SHARE
                                                      HIGH       LOW
                                                      ----       ---
            1995
            ----
            First Quarter                           $24.31       $21.44
            Second Quarter                           26.00        21.81
            Third Quarter                            29.63        24.56
            Fourth Quarter                           29.44        24.50

            1996
            ----
            First Quarter                           $29.00       $23.75
            Second Quarter                           26.50        23.88
            Third Quarter                            25.00        21.63
            Fourth Quarter                           28.50        23.13

            1997
            ----
            First Quarter                           $29.00       $25.75
            Second Quarter                           31.88        27.38
            Third Quarter (through July 8, 1997)     32.00        31.00

      On April 29, 1997, the last full trading day prior to the public announcement of the Conseco Transaction, the closing price of the Common Shares on the NYSE Composite Tape was $29.63 per share. On June 27, 1997, the last full trading day prior to the public announcement of the Proposed Sale, the closing price on the NYSE Composite Tape of the Common Shares was $30.00 per share. Shareholders are urged to obtain a current market quotation for the Common Shares.

      The Company paid dividends of $.25 per Common Share on December 31, 1996 and $.25 per Common Share on December 29, 1995. The payment of dividends in the future is subject to the discretion of the Board of Directors and will depend upon general business conditions, legal and contractual restrictions on the payment of dividends and other factors that the Board of Directors may deem to be relevant.

      In connection with the declaration of dividends or the making of distributions on, or the purchase, redemption or other acquisition of Common Shares, the Company is required to comply with certain restrictions contained in certain of its debt instruments.

                              ELECTION OF DIRECTORS


      At the Meeting, six directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the six nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of _____ __, 1997.


                                  Age, period served as director, other business
Name and present position,        experience during the last five years and
if any, with the Company          family relationships, if any
- ------------------------          ----------------------------------------------

Ian M. Cumming,
   Chairman of the Board....    Mr. Cumming, 56, has served as a director and
                                Chairman of the Board of the Company since June
                                1978. In addition, he is a director of Allcity
                                Insurance Company ("Allcity") and MK Gold
                                Company ("MK Gold"). Allcity, a consolidated subsidiary of the Company, is a property and casualty insurer. MK Gold, approximately 46% of the common stock of which is beneficially owned by the Company, is an international gold mining company. Mr. Cumming is also a director of Skywest, Inc., a Utah-based regional air carrier.

Paul M. Dougan..............    Mr. Dougan, 59, has served as a director of the
                                Company since May 1985. He has been a director and President and Chief Executive Officer of
                                Equity Oil Company ("Equity Oil"), a company engaged in oil and gas exploration and production, since January 1994. Prior thereto, he served as corporate secretary and manager of corporate development of Equity Oil since May
                                1968.

Lawrence D. Glaubinger......    Mr. Glaubinger, 71, has served as a director of
                                the Company since May 1979. He has been Chairman of the Board of Stern & Stern Industries, Inc., a New York corporation, primarily engaged in the manufacture and sale of textiles, since November
                                1977. He has also been President of Lawrence
                                Economic Consulting Inc., a management
                                consulting firm, since January 1977. Mr.
                                Glaubinger is a director of Marisa Christina
                                Inc., an importer of women's clothing.

James E. Jordan.............    Mr. Jordan, 53, has served as a director of the
                                Company since February 1981. Mr. Jordan is an investor for his own account. From October 1986 to June 1997, he was

                                President of The William Penn Corporation
                                ("William Penn"). William Penn, approximately 19.7% of the common stock of which during such period was beneficially owned by the Company, is a holding company for an investment advisor to The William Penn family of mutual funds. Mr. Jordan is a director of Mezzanine Capital & Income Trust 2001 PLC, a British investment trust company.

Jesse Clyde Nichols, III....    Mr. Nichols, 57, has served as a director of the
                                Company since June 1978. He has been President, since May 1974, of Nichols Industries, Inc., a holding company engaged, through subsidiaries, in manufacturing.

Joseph S. Steinberg,
   President................    Mr. Steinberg, 53, has served as a director of
                                the Company since December 1978 and as President of the Company since January 1979. He is also a director of Allcity, MK Gold and Jordan
                                Industries, Inc., a public company,
                                approximately 11% of the common stock of which is beneficially owned by the Company, which owns and manages manufacturing companies.


     The Board of Directors recommends a vote FOR the above-named nominees.

       INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

MEETINGS AND COMMITTEES

      During 1996, the Board of Directors held ten meetings.

      The Board of Directors has a standing Audit Committee, Executive Committee, Employee Benefits Committee and Nominating Committee.

      The functions of the Audit Committee are to recommend to the Board independent auditors for the Company, to analyze the reports and recommendations of such auditors and to review internal audit procedures and controls. The Audit Committee met once during 1996 and consists of Messrs. Dougan (Chairman), Nichols and Glaubinger.

      The function of the Executive Committee is to exercise the authority of the Board of Directors in the management of the business of the Company at such times as the full Board of Directors is unavailable. The Executive Committee, which did not meet during 1996, consists of Messrs. Cumming (Chairman), Steinberg, Jordan and Glaubinger.

      The functions of the Employee Benefits Committee are to review compensation of the Chairman of the Board and President, and employee benefit and incentive plans and to present recommendations thereon to the Board. Until April 2, 1997, the Employee Benefits Committee also functioned as the Option Committee under the Company's 1992 Stock Option Plan. The Employee Benefits Committee met three times during 1996 and consists of Messrs. Nichols (Chairman), Dougan and Jordan. Effective April 2, 1997, the Board of Directors formed the Option Committee to administer the terms of the Company's 1992 Stock Option Plan. The Option Committee consists of Messrs. Jordan (Chairman), Glaubinger and Nichols.

      The function of the Nominating Committee is to consider and present to the Board of Directors its nominations for officers and directors of the Company. The Nominating Committee, consisting of Messrs. Jordan (Chairman), Dougan and Nichols, was formed in December 1996 and, accordingly, did not meet during 1996.

      A Shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting if written notice of such Shareholder's intent to make such nomination has been given to the Company, with respect to an election to be held at an annual meeting of Shareholders, not less than 60 days prior to the first anniversary of the Company's proxy statement in connection with the last Annual Meeting, and, with respect to an election to be held at a special meeting of Shareholders, not later than the tenth day following the date on which notice of such meeting is first given to Shareholders. Such notice shall set forth the name and address of the Shareholder and his or her nominees, a representation that the Shareholder is entitled to vote at such meeting and intends to nominate such person, a description of all arrangements or understandings between the Shareholder and each such nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of such Shareholder's nominees, and the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company. The Company did not receive any nominations from Shareholders for election as directors at the Meeting.

      All directors attended at least 75% of the meetings of the Board and committees of the Board on which they served.

CERTAIN LITIGATION

      On May 11, 1994, a shareholder of the Company filed a purported derivative action entitled Pinnacle Consultants, Ltd. v. Leucadia National Corporation, et al. (C.A. No. 94 Civ. 3496) against the Company's current Board of Directors and two former directors, John W. Jordan II and Melvin Hirsch. The action, which was filed in the United States District Court for the Southern District of New York, alleged certain Racketeer Influence and Corrupt Organizations Act, securities law, conversion and fraud claims that were dismissed with prejudice by the Court and two state law claims of waste and breach of fiduciary duty that were dismissed by the Court for lack of jurisdiction. On December 10, 1996, the Second Circuit Court of Appeals affirmed the order of the District Court dismissing plaintiff's complaint.

      On May 13, 1997, Pinnacle filed a purported derivative complaint in New York State Supreme Court. The action, entitled Pinnacle Consultants, Ltd. v. Leucadia National Corp., et al. (No. 602470/97), is substantially similar to the federal court complaint that was dismissed in 1996. Pinnacle has alleged claims for fraud, waste, breach of fiduciary duty and conversion against the same current and former Leucadia directors who were named as defendants in the federal court action. On August 1, 1997, defendants moved to dismiss the complaint.

                  PRESENT BENEFICIAL OWNERSHIP OF COMMON SHARES

      Set forth below is certain information as of _______ __, 1997 with respect to the beneficial ownership of Common Shares by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Shares (the Company's only class of voting securities), (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table under "Executive Compensation," (iv) the Steinberg Children Trusts and private charitable foundations established by Mr. Cumming and Mr. Steinberg and (v) all executive officers and directors of the Company as a group.

                                    Number of Shares
            Name and Address        and Nature of           Percent
            of Beneficial Owner     Beneficial Ownership    of Class
            -------------------     ---------------------   --------

            Group consisting of
              CMCO, Inc., Robert
              Davidoff, Edwin S.
              Marks, Nancy A.
              Marks, Boas GRAT
              No. 1 Trust, Marks
              Family Foundation,
              Marjorie M. Boas,
              Mark Claster and Andrew
              Boas (a)(b)..........       3,224,784            5.2%
            Paul J. Borden.........           8,700  (c)         *
            Ian M. Cumming.........       9,884,002  (d)(e)   15.9%
            Paul M. Dougan.........           4,750  (f)         *
            Lawrence D. Glaubinger.          76,250  (g)        .1%
            James E. Jordan........          22,750  (f)         *
            Thomas E. Mara.........         139,583  (h)        .2%
            Jesse Clyde Nichols, III         62,087  (f)        .1%
            Joseph A. Orlando......          10,356  (i)         *
            Joseph S. Steinberg....       9,112,340  (e)(j)   14.7%
            The Steinberg Children
              Trusts...............       1,127,400  (k)       1.8%
            Cumming Foundation ....         788,059  (l)       1.3%
            The Joseph S. and Diane
              H. Steinberg 1992
              Charitable Trust.....         542,408  (m)        .9%
            All directors and executive
            officers as a group
            (12 persons)...........      19,472,646  (n)      31.3%


- -------------------

      *  Less than .1%.

      (a) The business address of this beneficial owner is c/o CMCO, Inc., 135 East 57th Street, New York, New York 10022.

      (b) Based upon Amendment No. 1 to a Statement on Schedule 13D dated December 1, 1992 filed by CMCO, Inc., Robert Davidoff, Edwin S. Marks, Nancy A. Marks, Boas GRAT No. 1 Trust, Marks Family Foundation, Marjorie M. Boas, Mark Claster and Andrew Boas and information provided by CMCO, Inc.

      (c) Includes 5,100 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

      (d) Includes 266,712 (.4%) Common Shares beneficially owned by Mr. Cumming's wife (directly and through trusts for the benefit of Mr. Cumming's children of which Mr. Cumming's wife is trustee (the "Trusts")) as to which Mr. Cumming may be deemed to be the beneficial owner.

      (e) Messrs. Cumming and Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of the Company.

      (f) Includes 4,750 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

      (g) Includes 2,250 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

      (h) Includes (i) 27,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options and (ii) 49,200 (less than .1%) Common Shares owned by Mr. Mara's wife and minor daughter as to which Mr. Mara disclaims beneficial ownership.

      (i) Includes 8,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

      (j) Includes 46,400 (less than .1%) Common Shares beneficially owned by Mr. Steinberg's wife and minor daughter as to which Mr. Steinberg may be deemed to be the beneficial owner.

      (k) Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the Steinberg Children Trusts.

      (l) Mr. Cumming is a trustee and President of the foundation and disclaims beneficial ownership of the Common Shares held by the foundation.

      (m) Mr. Steinberg and his wife are the trustees of the foundation. Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the foundation.

      (n) Includes 49,200 Common Shares owned of record by the wife and minor daughter of Mr. Mara as to which he disclaims beneficial ownership. In addition, because they may be acquired within 60 days, includes (i) 16,500 Common Shares that may be acquired by directors pursuant to the exercise of currently exercisable stock options; and (ii) 46,700 Common Shares that may be acquired by certain officers pursuant to the exercise of currently exercisable stock options.

      As of ______ __, 1997, Cede & Co. held of record 36,570,829 Common Shares (approximately 58.9% of the total number of Common Shares outstanding). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information in respect of the compensation of the Chairman of the Board, the President, and each of the other three most highly compensated current executive officers of the Company in 1996, for services in all capacities to the Company and its subsidiaries in 1996, 1995 and 1994.

                                                                                          Long-Term
                                                    Annual Compensation                  Compensation
                                       -----------------------------------------------   ------------
Name and Principal                                                       Other Annual      Options        All Other
   Position(s)                   Year      Salary         Bonus(1)       Compensation   (# of shares)    Compensation
- -------------------------      -------- ------------  ---------------   --------------   -----------    --------------
Ian M. Cumming,                  1996   $  517,356      $   15,759(2)   $  257,830(5)         --        $   91,885(6)
Chairman of the Board            1995      504,808       1,115,300(3)      174,759(5)         --           115,092
                                 1994      491,497         965,000(4)      306,906(5)         --            93,875

Joseph S. Steinberg,             1996   $  517,356      $   15,759(2)   $  298,220(5)         --        $   98,452(6)
President                        1995      505,960       1,115,300(3)      254,443(5)         --           118,728
                                 1994      491,500         965,000(4)      270,722(5)         --            82,020

Thomas E. Mara,                  1996   $  250,000      $  757,500            --            25,000      $   30,920(6)
Executive Vice                   1995      210,000         856,300            --              --            19,250
President and Treasurer          1994      205,006         506,150            --              --             9,500

Paul J. Borden,                  1996   $  125,000      $  303,750            --             7,500      $    3,750(7)
Vice President                   1995      106,000         203,180            --              --             3,750
                                 1994      103,012         203,090            --              --             2,652

Joseph A. Orlando,               1996   $  160,000      $  154,800            --            20,000      $    6,750(6)
Vice President and               1995      135,000         154,050            --              --             6,750
Chief Financial                  1994      130,768         128,900            --              --             6,348
Officer


- ----------------------

(1) Generally, performance bonuses for Messrs. Cumming and Steinberg for services rendered during a year are considered at the organizational meeting of the Board of Directors for the following year (which is generally held during the second fiscal quarter). However, in response to federal tax laws affecting the tax consequences associated with certain executive compensation in excess of $1,000,000 per year, portions of the performance bonuses for Messrs. Cumming and Steinberg for services rendered in 1994 and 1995 were determined and paid in 1994 and 1995, respectively, as described below.

(2) Represents annual year-end bonus (based on a percentage of salary) paid to all employees. The Board of Directors has determined not to award any additional bonus for services rendered in 1996.

(3) Includes $494,853 and $427,320 (net of withholding taxes already paid by Messrs. Cumming and Steinberg) for each of Messrs. Cumming and Steinberg, respectively, out of the $2,500,000 placed in escrow in 1992 for the benefit of each of Messrs. Cumming and Steinberg (the "1992 Escrows") by Leucadia, Inc., a wholly owned subsidiary of the Company ("LI"), pursuant to agreements dated as of December 28, 1992 between LI and each of Messrs. Cumming and Steinberg (the "1992 Escrow Agreements"). These amounts were paid in May 1996 to fund a portion of the 1995 performance bonuses, net of withholding taxes already paid by

     Messrs. Cumming and Steinberg. The funds in the 1992 Escrows vest at the rate of 20% for each full calendar year after December 31, 1992 during which Messrs. Cumming and Steinberg, respectively, continue to be employed by the Company or any of its subsidiaries. Each of Messrs. Cumming and Steinberg is entitled to be 100% vested upon (i) termination without cause, death or disability, (ii) the merger of the Company with another corporation which results in a change of control of the Company, the sale of all or substantially all of the Company's assets or the acquisition by a person or group of persons of more than 50% of the Common Shares, or (iii) the Company becoming subject to bankruptcy, insolvency or similar proceedings. The vesting and payment schedule is also subject to acceleration at the sole discretion of the Board of Directors, excluding Messrs. Cumming and Steinberg, upon recommendation of the Employee Benefits Committee. Amounts vested are to be paid to Messrs. Cumming and Steinberg on January 1, 1998, unless payment is accelerated by the Board. Any amount unvested will be returned to the Company. The amounts in the escrow accounts are invested at the direction of the Company, which is entitled to receipt of the investment income. As of December 31, 1996, Messrs. Cumming and Steinberg each have vested with respect to an aggregate of $2,000,000 of the 1992 Escrow. The funds paid out of the 1992 Escrow reflected in this table were paid out of vested amounts. See "Report of the Compensation Committee of the Board of Directors-Compensation of Messrs. Cumming and Steinberg."

     As required under the agreements, Messrs. Cumming and Steinberg timely filed a tax election resulting in their 1992 recognition for tax purposes of the full $2,500,000 placed in escrow. As a result, for tax purposes Messrs. Cumming and Steinberg reported income equal to the amount of the escrowed funds, and the Company deducted that amount for 1992. As permitted under the agreements, Messrs. Cumming and Steinberg directed that the Company's tax withholding obligation be paid with funds from the escrow accounts, leaving a reduced amount available for actual distribution to Messrs. Cumming and Steinberg from the escrow accounts as bonus compensation. The application of the escrow funds toward satisfaction of the Company's withholding obligation had no affect on the vesting schedule; accordingly, in the event either Mr. Cumming or Mr. Steinberg does not ultimately become fully vested in the respective amount placed in escrow, to the extent the funds remaining in escrow are less than the unvested portion for such person, Mr. Cumming and/or Mr. Steinberg, as the case may be, will be obligated to repay such deficiency to the Company.

     The funds placed in escrow will be reported in the table in the appropriate columns for those years in which amounts are released from the escrow accounts.

(4) Includes $373,990 and $348,008 (net of withholding taxes already paid by Messrs. Cumming and Steinberg) for each of Messrs. Cumming and Steinberg, respectively, out of the 1992 Escrows. These amounts were paid in May 1995 to fund a portion of the 1994 performance bonuses, net of withholding taxes already paid by Messrs. Cumming and Steinberg.

(5) Consists of non-cash compensation valued in accordance with the disclosure rules of the Securities and Exchange Commission, as follows: personal use of corporate aircraft (Mr. Cumming: $251,754, $165,645 and $305,995 in 1996, 1995 and 1994, respectively, and Mr. Steinberg: $293,682, $248,971 and $264,338 in 1996, 1995 and 1994, respectively). The value of such other compensation for federal tax purposes may differ.

(6) Included in this amount is the annual premium on a term life insurance policy paid by the Company for the benefit of such person ($2,631 for Mr. Cumming and $2,530 for Mr. Steinberg), directors' fees from affiliates of the Company ($85,504 for Mr. Cumming, $92,172 for Mr. Steinberg, $27,170 for Mr. Mara and $3,000 for Mr. Orlando) and a contribution of $3,750 made by the Company to a defined contribution 401(k) plan on behalf of the named person.

(7) Consists of a contribution by the Company to a defined contribution 401(k) plan.

OPTION GRANTS IN 1996

      The following table shows all grants of options to the named executive in 1996.

                                                                              Potential Realizable Value
                                                                               at Assumed Annual Rates
                                                                              of Stock Price Appreciation
                                   Individual Grants                             For Option Term (2)
               -----------------------------------------------------------  ------------------------------

               Securities
               Underlying        % of Total           Exercise
               Options Granted    Options Granted to  Price     Expiration
Name           (# of shares)(1)   Employees in 1996   ($/Sh)       Date      0%($)    5%($)      10%($)
- ----           ----------------- ------------------- --------- -----------  -----     -----      ------
Thomas E. Mara       25,000         4.0%              $26.625     03/05/02   $0     $183,900    $406,371

Paul J. Borden        7,500         1.2%               26.625     03/05/02    0       55,170     121,911

Joseph A. Orlando    20,000         3.2%               26.625     03/05/02    0      147,120     325,097


- ----------------

(1) The options were granted pursuant to the Company's 1992 Stock Option Plan, as amended, at an exercise price equal to the fair market value of the Common Shares on the date of grant. The options become exercisable at the rate of 20% per year commencing one year after date of grant. The grant date of the options is March 5, 1996.

(2) The potential realizable values represent future opportunity and have not been reduced to reflect the time value of money. The amounts shown under these columns are the result of calculations at 0% and at the 5% and 10% rates required by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Common Shares and are not necessarily indicative of the values that may be realized by the named executive officers.

AGGREGATE OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996


      The following table provides information as to options exercised by each of the named executives in 1996 and the value of options held by such executives at year end measured in terms of the last reported sale price for the Common Shares on December 31, 1996 ($26.75, as reported on the New York Stock Exchange Composite Tape).

                                                                 Number of         Value of Unexercised
                                                            Unexercised Options    In-the-Money Options
                                                            at December 31, 1996   at December 31, 1996
                                                            --------------------   --------------------

                  Number of Shares
                  Underlying Options                        Exercisable/          Exercisable/
Name                  Excercised        Value Realized      Unexercisable         Unexercisable
- ----                  ----------        --------------      -------------         -------------
Ian M. Cumming                --                 --          0/0                   $0/0

Joseph S. Steinberg           --                 --          0/0                   $0/0

Thomas E. Mara            33,728           $720,652          22,000/33,000         $282,000/$53,625

Paul J. Borden             2,400           $ 43,500          3,600/9,900           $22,725/$16,088

Joseph A. Orlando             --                 --          6,000/24,000          $37,875/$27,750


RETIREMENT PLAN

      The Company and certain of its affiliated companies maintain a retirement plan, as amended December 31, 1995 (the "Retirement Plan"), for certain of its employees and employees of these affiliated companies. The Retirement Plan is intended to qualify under the provisions of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). Benefits under the Retirement Plan are provided by an insurance company separate account which receives and invests company contributions. Participants are not required to make any contributions under the Retirement Plan.

      An employee is eligible for participation in the Retirement Plan after he is at least age 21 and has completed one year of service.

      For a participant employed by the Company retiring at normal retirement (age 65 with at least five years of service), the Retirement Plan provides a retirement benefit payable for life, equal to 1.25% of his final average pay up to the Covered Compensation level plus 1.75% of his final average pay in excess of the Covered Compensation level (subject to the limitations of Section 415 of the Code), times his years of credited service. The Covered Compensation level is the average of the maximum Social Security taxable wage base in the 35 years preceding retirement or termination. Final average pay is the average of the five highest consecutive years of compensation in the last ten years before retirement or termination. Years of credited service include all calendar years during which an employee has at least 1,000 hours of service while employed by the Company or an affiliate participating in the plan, but not before January 1, 1989.

      The Retirement Plan contains provisions for optional forms of payment and provides that the normal form of benefit in the case of a married participant is a benefit actuarially equivalent to an annuity for the life of the participant payable in the form of a 50% joint and survivor annuity for the participant and his spouse.

      A participant employed by the Company becomes 100% vested in his accrued benefit under the Retirement Plan after he has five years of service. If he terminates employment with less than five years of service, he will forfeit any benefits under the Retirement Plan.

      A participant employed by the Company with 10 or more years of service, who is age 55 or over, but less than age 65, and who has retired from the Company or a participating affiliate, may elect to receive an early retirement benefit. A participant with less than 10 years of service or who is under age 55, who has terminated employment with the Company or a participating affiliate, may elect to receive an early deferred vested benefit. The amount of such benefits are actuarially reduced to reflect payment before age 65.

      The projected annual retirement benefits under the Retirement Plan of the executive officers named in the Summary Compensation Table, expressed in the form of a straight-life annuity with no reduction for early commencement, and assuming continuous employment until age 65, are estimated as follows:

                  Ian M. Cumming.............$16,765*
                  Joseph S. Steinberg........ 21,746*
                  Thomas E. Mara............. 10,691*
                  Paul J. Borden............. 63,490*
                  Joseph A. Orlando.......... 79,869*

- --------------------

* The benefits shown take into account limitations contained in Section 415 of the Code, and other limits on plan benefits that exist because of distributions received from a prior plan terminated as of December 31, 1988.

EMPLOYMENT AGREEMENTS

      The Company has employment agreements with Messrs. Cumming and Steinberg that provide for Mr. Cumming's employment as Chairman of the Board and Chief Executive Officer of the Company and for Mr. Steinberg's employment as President and Chief Operating Officer of the Company through June 30, 2003 at annual salaries of $500,000 (subject to cost-of-living adjustments), plus such additional compensation as may be voted by the Board of Directors of the Company. Messrs. Cumming and Steinberg are entitled to participate in all incentive plans of the Company and other subsidiary and affiliated companies, and the Company has agreed to carry at its expense term life insurance policies on their lives in the amount of $1,000,000 each, payable to such beneficiaries as each of Messrs. Cumming and Steinberg shall designate. Under the agreements, if there is a change in control of the Company and if either the employment of Messrs. Cumming or Steinberg is terminated by the Company without cause or Messrs. Cumming or Steinberg terminates his employment within one year of certain occurrences (such as the appointment or election of another person to his offices, the occurrence of the aggregate compensation and other benefits to be received by him for any twelve full calendar months falling below 115% of that received by him during the comparable preceding period, or a change in the location of his principal place of employment), Messrs. Cumming or Steinberg will be entitled to receive a severance allowance equal to the remainder of the aggregate annual salary (as adjusted for increases in the cost of living) that he would have received under his employment agreement. In addition, the Company or its successors will continue to carry through the scheduled termination of the employment agreements the life insurance payable to the beneficiaries of Messrs. Cumming and Steinberg.

      In addition, $4,000,000 was placed in escrow in 1993 (the "1993 Escrow") by the Company for the benefit of each of Ian M. Cumming and Joseph S. Steinberg pursuant to agreements dated as of December 28, 1993 between the Company and each of Messrs. Cumming and Steinberg (the "1993 Escrow Agreements"). The 1993 Escrow Agreements are identical to those described in footnote (3) to the Summary Compensation Table above, except (i) such funds vest at the rate of 20% for each full calendar year after December 31, 1997, during which Messrs. Cumming and Steinberg continue to be employed by the Company or any of its subsidiaries, (ii) in the event of the death or disability of Mr. Cumming or Mr. Steinberg, the funds would be 50% vested and (iii) amounts vested are to be paid to Messrs. Cumming and Steinberg on January 1, 2003, unless payment is accelerated by the Board. See "Report of the Compensation Committee of the Board of Directors-Compensation of Messrs. Cumming and Steinberg."

      As required under the agreements, Messrs. Cumming and Steinberg timely filed a tax election resulting in their 1993 recognition for tax purposes of the full $4,000,000 placed in escrow. As a result, for tax purposes Messrs. Cumming and Steinberg reported income equal to the amount of the escrowed funds, and the Company deducted that amount for 1993. As permitted under the agreements, Messrs. Cumming and Steinberg directed that the Company's tax withholding obligation be paid with funds from the escrow accounts, leaving a reduced amount available for actual distribution to Messrs. Cumming and Steinberg from the escrow accounts as bonus compensation. The application of the escrow funds toward satisfaction of the Company's withholding obligation had no effect on the vesting schedule; accordingly, in the event either Mr. Cumming or Mr. Steinberg does not ultimately become fully vested in the respective amount placed in escrow, to the extent the funds remaining in escrow are less than the unvested portion for such person, Mr. Cumming and/or Mr. Steinberg, as the case may be, will be obligated to repay such deficiency to the Company.

      The funds placed in escrow will be reported in the Summary Compensation Table above in the appropriate columns for those years in which amounts are released from the escrow accounts.

      For information concerning certain other compensation awards placed in escrow for the benefit of Messrs. Cumming and Steinberg, see footnote (3) to the Summary Compensation Table above.

COMPENSATION OF DIRECTORS

      Directors who are also employees of the Company receive no remuneration for services as a member of the Board or any committee of the Board. In 1996, each director who was not an employee of the Company received a retainer of $18,000 plus $500 for each meeting of the Board and $300 for each meeting of a committee of the Board ($400 if a committee chairman) that he attended. In addition, under the terms of the 1992 Stock Option Plan, each non-employee director is automatically granted options to purchase 1,000 Common Shares on the date on which the annual meeting of the Company's shareholders is held each year. The purchase price of the Common Shares covered by such options is the fair market value of such Common Shares on the date of grant. These options become exercisable at the rate of 25% per year commencing one year after the date of grant. As a result of this provision, options to purchase 1,000 Common Shares at an exercise price of $24.75 per Common Share were awarded to each of Messrs. Paul M. Dougan, Lawrence D. Glaubinger, James E. Jordan and Jesse Clyde Nichols, III on May 14, 1996.

      For additional information, see "Certain Relationships and Related Transactions" and "Compensation Committee Interlocks and Insider Participation" below.

INDEMNIFICATION

      Pursuant to a contract of insurance dated December 4, 1996 with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, 70 Pine Street, New York, New York 10270, the Company maintains a $20 million indemnification insurance policy covering all directors and officers of the Company and its named subsidiaries. The annual premium for such insurance is $888,000. During 1996, no payments were received under the Company's indemnification insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Pursuant to an agreement dated as of August 1, 1988 among the Company, Ian
M. Cumming and Joseph S. Steinberg, upon the death of either Mr. Cumming or Mr. Steinberg, the Company has agreed to purchase from the respective estate up to 55% of his direct and/or indirect interest in the Company, subject to reduction in certain circumstances, not to exceed $50 million in value. The agreement provides that Mr. Cumming's and Mr. Steinberg's interests in the Company will be valued at the higher of the average closing price of the Common Shares on the New York Stock Exchange for the 40 trading days preceding the date of death or the net book value of the Common Shares at the end of the fiscal quarter preceding the date of death. The Company has agreed to fund the purchase of Common Shares pursuant to this Agreement by purchasing and maintaining insurance on the life of each of Messrs. Cumming and Steinberg in the aggregate face amount of $50 million per individual. This agreement will expire in December 1997 (subject to earlier termination in certain circumstances). The Company has purchased the life insurance contemplated by this agreement, the premiums for which aggregated approximately $337,000 in 1996. These amounts are not included in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

      For information concerning certain compensation awards placed in escrow for the benefit of Messrs. Cumming and Steinberg, see footnote (3) to the Summary Compensation Table and "Employment Agreements" above.

      For additional information, see "Compensation Committee Interlocks and Insider Participation," below.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS*

      Compensation Policies for Executive Officers (other than Ian M. Cumming and Joseph S. Steinberg)

      The Employee Benefits Committee of the Board of Directors (the "Committee"), consisting of Mr. Nichols (Chairman), Mr. Dougan and Mr. Jordan, each of whom is a non-employee director, recommends to the Board of Directors the compensation of Messrs. Cumming and Steinberg, Chairman of the Board and President of the Company, respectively. Prior to this year, the Committee also awarded stock options to Company employees upon the recommendation of Messrs. Cumming and Steinberg. Effective upon its formation in April 1997, the Stock Option Committee of the Board of Directors now awards options upon the


- -------------------
* The disclosure contained in this section of this Proxy Statement is not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement) without specific reference to the incorporation of this section of this Proxy Statement.

recommendation of Messrs. Cumming and Steinberg. Salary and bonus compensation of executive officers of the Company are determined by Messrs. Cumming and Steinberg under authority of the Board of Directors.

      The Company's compensation package for executive officers consists of four basic elements: (1) base salary; (2) annual bonus compensation; (3) long-term incentives in the form of stock options granted pursuant to the Company's 1992 Stock Option Plan; and (4) retirement benefits pursuant to the Company's Retirement Plan. Other elements of compensation include a defined contribution 401(k) plan and medical and life insurance benefits available to employees generally.

      Each element of compensation has a different purpose. Salary and bonus payments are designed mainly to reward current and past performance. Stock options are primarily designed to provide strong incentive for superior long-term performance and are directly linked to shareholders' interests because the value of the awards will increase or decrease based upon the future price of the Common Shares. Retirement benefits generally are designed to reward prior service.

      Base compensation of each executive officer is determined by Messrs. Cumming and Steinberg consistent with the executive's office and level of responsibility, with annual salary increases, which generally amount to a small percentage of the executive's prior base salary, primarily reflecting cost of living increases. However, where appropriate to reflect an executive's increase in office and/or responsibility, annual salary increases may be significant.

      The Company's executive compensation policy emphasizes performance-based compensation. Accordingly, a large percentage of annual compensation consists of bonus compensation. This ensures that compensation paid to an executive reflects the individual's specific contributions to the success of the Company, as well as the level and degree of complexity involved in his contributions to the Company (which historically often have involved restructuring newly acquired enterprises, the success of which may not be evident for several years). Bonus compensation is determined on the basis of Messrs. Cumming's and Steinberg's subjective assessment of an executive's performance, the Company's performance and each individual's contribution thereto. Bonus compensation is not based on any specific formula.

      The Company, by means of the 1992 Stock Option Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. From time to time, stock options may be awarded which, under the terms of the 1992 Stock Option Plan, permit the executive officer or other employee to purchase Common Shares at not less than the fair market value of the Common Shares on the date of grant. The extent to which the employee realizes any gain is, therefore, directly related to increases in the price of the Common Shares and hence, shareholder value, during the period of the option. Options granted to executive officers generally become exercisable at the rate of 20% per year, commencing one year after the date of grant. As with base salary and bonuses, the amount of stock options awarded to an executive officer is not based on any specific formula, but rather on a subjective assessment of the executive's performance and the Company's performance.

      Under the provisions of Section 162(m) of the Code, the Company would not be able to deduct compensation to its executive officers whose compensation is required to be disclosed in the Company's proxy statement for such year in excess of $1 million per year unless such compensation was within the definition of "performance-based compensation" or meets certain other criteria. To qualify as "performance-based compensation," in addition to certain other requirements, compensation generally must be based on achieving certain pre-established objective performance criteria. The Committee believes that ordinarily it is in the best interest of the Company to retain maximum flexibility in its compensation programs to enable it to appropriately reward, retain and attract the executive talent necessary to the Company's success. To the extent such goals can be met with compensation that is designed to be deductible under Section 162(m), such as the 1992 Stock Option Plan and, subject to Shareholder approval, the Warrants and the Incentive Bonus Plan, each of which is described in this Proxy Statement, such compensation plans will be used. However, the Committee recognizes that, in appropriate circumstances, compensation that is not deductible under Section 162(m) may be paid in the future in the Committee's discretion.


      The Company believes that its executive compensation program has enabled it to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. Base salaries, combined with annual variable performance-based bonus awards that reflect the individual's level of responsibility, performance and contribution to the Company are important elements of the Company's cash compensation philosophy. Together with the Company's executive stock ownership, the Company's total executive compensation program not only aligns the interest of executive officers and shareholders, but also permits the Company to attract talented senior management. Messrs. Cumming and Steinberg and the Board believe the program strikes an appropriate balance between short- and long-term performance objectives.

      Compensation of Messrs. Cumming and Steinberg

      The base compensation of Messrs. Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President of the Company, respectively, is set pursuant to employment agreements between the Company and each of Messrs. Cumming and Steinberg entered into as of December 28, 1993, that cover the period from July 1, 1994 through June 30, 2003. See "Employment Agreements." The base salaries of Messrs. Cumming and Steinberg provided for in the current employment agreements were determined by the Committee, which presented its recommendation to the entire Board of Directors (with Messrs. Cumming and Steinberg abstaining) and represents an increase over their prior base salaries, primarily reflecting cost-of-living increases. The Committee reviews other compensation for each of Messrs. Cumming and Steinberg and presents its recommendations thereon to the entire Board of Directors.

      The Committee met once in May 1996 to consider the 1995 performance bonuses for Messrs. Cumming and Steinberg and twice in 1997 to consider and adopt the Warrants and the Incentive Bonus Plan, each subject to Shareholder approval. The Committee has determined not to award any performance bonus to Messrs. Cumming and Steinberg in respect of services rendered in 1996.


      1995 Performance Bonus. As disclosed in the 1996 proxy statement, a portion of the 1995 performance bonuses ($290,545 for Mr. Cumming and $354,944 for Mr. Steinberg) was determined and paid in 1995. This was done to permit the Company to take advantage of the maximum 1995 federal deduction available to the Company resulting from the application of Section 162(m) of the Code, which limits to $1 million per employee per year the deductibility of non-performance based compensation payable to each of the Company's five most highly compensated executive officers.

      The Committee's ultimate determination of 1995 performance bonuses for Messrs. Cumming and Steinberg was based upon their subjective assessment of the performance of Messrs. Cumming and Steinberg and the performance of the Company. In making this assessment, the Committee reviewed certain financial information, including information concerning the historical relationship between the Company's audited pre-tax income and annual bonuses paid to Messrs. Cumming and Steinberg. The Committee determined that a performance bonus of $1,100,000 (representing approximately .83% of 1995 audited pre-tax income for each of

Messrs. Cumming and Steinberg, which was not inconsistent with the relationship between prior years' performance bonuses awarded to Messrs. Cumming and Steinberg and the audited pre-tax income for such years) was appropriate for 1995. Thereafter, the Committee unanimously recommended to the Board of Directors that such annual bonuses be awarded to Messrs. Cumming and Steinberg.

      The Committee then considered whether to use the funds in the 1992 Escrow to pay the unpaid portion of the recommended 1995 performance bonuses (after giving effect to the 1995 bonus payments made in 1995). The Committee noted that the 1992 Escrows and the 1993 Escrow were established to provide the Company with a fund for which the Company had already received a tax deduction (and in respect of which applicable withholding taxes had already been paid) from which compensation in excess of the Section 162(m) deduction limitation could be paid. The Committee also noted that any payments from the Escrows would not be applied toward the Section 162(m) deduction limitation threshold. The Committee was advised that funds had vested under the 1992 Escrow to each of Messrs. Cumming and Steinberg and that no funds had vested under the 1993 Escrow. After considering the acceleration and vesting provisions of the 1992 Escrow and various payment alternatives, the Committee determined to pay the balance of the recommended 1995 performance bonuses out of the 1992 Escrow and recommended the acceleration of payment of such bonuses out of previously vested funds from the 1992 Escrow (after giving effect to withholding taxes previously paid by each of Messrs. Cumming and Steinberg).

      Thereafter, based upon the Committee's recommendation and the factors considered by the Committee, the Board of Directors approved (with Messrs. Cumming and Steinberg abstaining) the recommended 1995 performance bonuses and the acceleration of payment from the 1992 Escrow of so much of the previously vested amount necessary to pay such bonuses to Messrs. Cumming and Steinberg.


      Warrants and Senior Executive Incentive Bonus Plan. In March 1997, the Committee met to consider the grant of the Warrants as an incentive for future services to the Company from Messrs. Cumming and Steinberg, subject to Shareholder approval. In determining whether to recommend approval of the Warrants to the Board of Directors, the Committee considered the specific terms of the Warrants, together with a variety of factors, including the fact that (i) each of Messrs. Cumming and Steinberg is party to an employment agreement with the Company extending through June 30, 2003, which provides for certain base salary and such other compensation as may be granted by the Board of Directors;
(ii) warrants have been a part of the total compensation to Messrs. Cumming and Steinberg in the past, first having been granted in 1979, together with the specific characteristics of the prior warrants; (iii) the Warrants would have an exercise price above the market price of the underlying Common Shares on the date of shareholder approval (which would be the date of issuance of the Warrants), thereby linking any appreciation in the value of the Warrants to an increase in the market price of the underlying Common Shares; (iv) certain tax and accounting considerations, including that the Warrants are designed to conform with the provisions of Section 162(m) to qualify as deductible compensation; (v) the escrow funds established in 1992 and 1993 would be unaffected by the issuance of the Warrants, and (vi) the Company had publicly disclosed that it was in discussions with two separate interested parties to sell one or more of its insurance operations at prices substantially in excess of the book value of the underlying operations and that it was likely that any such transaction would be publicly disclosed prior to the date of Shareholder approval, which will be the date on which the Warrant exercise price will be set. The Committee believed that the Warrants were structured to be an incentive to future services to the Company while providing Messrs. Cumming and Steinberg with the opportunity to share in any future increases in the market value of the Company. Based upon the foregoing, the Committee unanimously recommended to the Board of Directors that the Warrants be approved, subject to Shareholder approval.

      Thereafter, on April 2, 1997, based upon the Committee's recommendation and the factors considered by the Committee, the Board of Directors approved (with Messrs. Cumming and Steinberg not present) the issuance of the Warrants to Messrs. Cumming and Steinberg, subject to Shareholder approval.


      Following execution of the purchase agreements for both the Proposed Sale to GE Capital and the Conseco Transaction, the Committee met in July 1997 to consider the adoption of the Plan. The Committee noted that if the Proposed Sale to GE Capital and the Conseco Transaction are consummated, substantial performance bonuses are likely to be awarded to Messrs. Cumming and Steinberg for calendar year 1997. In such event, in order to maximize the deductibility of such bonuses, it is likely that the Committee would recommend the use of funds from the 1992 Escrows and the 1993 Escrows to pay such bonuses, thereby significantly depleting or eliminating such Escrows. As a result, the Company would no longer have available to it funds to pay bonuses to Messrs. Cumming and Steinberg that were not included in determining the Section 162(m) compensation limitation, thereby significantly reducing or eliminating the Company's ability to pay deductible bonuses in the future to Messrs. Cumming and Steinberg. To address this issue, and recognizing the likelihood that future annual compensation to each of Messrs. Cumming and Steinberg will exceed $1 million, the Committee determined that to the extent possible future performance bonuses for Messrs. Cumming and Steinberg should be paid under a plan designed to meet the requirements of Section 162(m). The Committee considered the terms of the Plan, which provides for annual incentive bonuses to be paid to each of Messrs. Cumming and Steinberg in an amount equal to 1.00% of the audited pre-tax earnings of the Company and its consolidated subsidiaries for each of the five fiscal years commencing 1998, subject to unlimited downward adjustments as determined by the Committee. In determining the formula for the maximum bonuses under the Plan, the Committee reviewed certain financial information, including information concerning the historical relationship between the Company's audited pre-tax income and annual bonuses paid to Messrs. Cumming and Steinberg since 1985. Such bonuses ranged from .81% to 1.32% of audited pre-tax income for such years. The Committee determined that the bonuses to each of Messrs. Cumming and Steinberg under the Plan of 1.00% of audited pre-tax income was not inconsistent with the relationship between prior years' performance bonuses awarded to Messrs. Cumming and Steinberg and the audited pre-tax income for such years. The Committee also noted the Plan was consistent with the Company's philosophy of maintaining flexibility in its compensation programs because the Plan permits the Committee to reduce the Plan bonus amounts, and leaves the Committee with discretion, where appropriate, to recommend bonuses outside the Plan.


      Based on the foregoing, and the Committee's belief that it is in the best interests of the Company to have a program that will permit it to deduct bonus compensation paid to executives of the Company, the Committee unanimously recommended to the Board of Directors that the Plan be adopted, subject to Shareholder approval.


      Thereafter, on August 8, 1997, based on the Committee's recommendation and the factors considered by the Committee, the Board of Directors adopted (with Messrs. Cumming and Steinberg not present) the Plan, subject to Shareholder approval.

      The Committee consists of Jesse Clyde Nichols, III, Chairman, Paul M. Dougan and James E. Jordan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Committee consists of Jesse Clyde Nichols, III, Chairman, Paul M. Dougan and James E. Jordan.

      In January 1994, the Company acquired 50% of Symskaya Exploration, Inc. ("SEI"), a company engaged in the exploration and development of oil and gas in the Krasnoyarsk region of eastern Siberia. Equity Oil (of which Paul Dougan, a director of the Company, is President and Chief Executive Officer) owns the remaining 50% of SEI. In connection with such acquisition, the Company entered into a shareholders' agreement with Equity Oil, pursuant to which the Company has agreed to make certain contributions to SEI for SEI's projects. In 1996, the Company wrote-off $7,041,000 representing its investment in an unsuccessful well drilled by SEI.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 1996, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

SHAREHOLDER RETURN PERFORMANCE GRAPH**

      Set forth below is a graph comparing the cumulative total shareholder return on Common Shares against cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Financial (Multi-Line Insurance Companies) Index (the "S&P Insurance Index") for the five-year period commencing December 31, 1991 (as required by the Securities and Exchange Commission). The data was furnished by Standard & Poor's Compustat Services, Inc.

      Comparison of Five-Year Cumulative Total Return of the Company, S&P 500 Index and S&P Insurance Index

      The following graph assumes that $100 was invested on December 31, 1991 in each of the Common Shares, the S&P 500 Index and the S&P Insurance Index and that all dividends were reinvested.

                                                   Value at Year End

                               1991       1992      1993      1994       1995       1996
                               ----       ----      ----      ----       ----       ----
The Company                    $100     $215.32   $224.91    $245.48    $278.58   $300.86

S&P 500 Index                   100      107.62    118.46     120.03     165.13    203.05

S&P Insurance Index             100      117.97    124.76     124.90     177.81    220.38






- --------
** The disclosure contained in this section of the Proxy Statement is not incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement).

                          PROPOSED ISSUANCE OF WARRANTS

      The Board of Directors of the Company, upon the unanimous recommendation of the Employee Benefits Committee, resolved on April 2, 1997, subject to shareholder approval, to issue Warrants to purchase Common Shares to each of Ian
M. Cumming, Chairman of the Board and a director of the Company, and Joseph S. Steinberg, President and a director of the Company as an incentive to future services. In reaching this determination, the Board considered the unanimous recommendation of the Employee Benefits Committee and the factors considered by the Committee, including the fact that Mr. Cumming and Mr. Steinberg each are party to an employment agreement with the Company that extends through June 30, 2003 and that, as described under "Employment Agreements" below, the employment agreements fix the cash compensation to be received by Mr. Cumming and Mr. Steinberg, while providing that the Board may grant additional compensation. The Committee also had considered the prior history of warrant grants to Messrs. Cumming and Steinberg, as well as tax and accounting considerations, the existence of the 1992 Escrow and the 1993 Escrow, the fact that the funds in the 1992 Escrow will fully vest on December 31, 1997 and will be payable to Messrs. Cumming and Steinberg as of January 1, 1998 and business developments concerning the Company.

      It is proposed that Warrants in the form annexed hereto as Annex D, be issued to each of Messrs. Cumming and Steinberg for the purchase of an aggregate of 400,000 Common Shares each, at a price equal to 105% of the closing price of the Common Shares as reported on the NYSE Composite Tape on the date Shareholder authorization is received. The last reported price of Common Shares on the NYSE Composite Tape on April 1, 1997 (the last day prior to the date of the Board's resolution), was $27.75 per Common Share, and on _______, 1997 was $ _______per Common Share. The Warrants would not be exercisable for the first year after grant and thereafter would be exercisable during the periods and in the amounts described in the following table (assuming Shareholder approval is received on _____, 1997):

                  Exercise Period
        Commences                Terminates             Number of Common Shares
        ---------                ----------             -----------------------

                  , 1998  -                   , 2002             200,000
    ---------- ---              ---------- ---
                  , 1999  -                   , 2002             200,000
    ---------- ---              ---------- ---

In the event that the Board of Directors or the Option Committee of the Board accelerates vesting of all outstanding options issued under the 1992 Stock Option Plan in connection with the occurrence of a merger, spin-off or similar transaction, the Warrants shall also become immediately exercisable. The Warrants will be transferable. For additional information with respect to compensation paid and payable to Messrs. Cumming and Steinberg, see "Executive Compensation."

      The number of Common Shares to be purchased pursuant to the foregoing Warrants would be subject to adjustments made to reflect stock splits, combinations of shares, recapitalizations, stock dividends, and subscription and/or purchase rights in respect of Common Shares. Each of the holders of Warrants would be entitled to demand registration and incidental registration rights, the costs of which would be borne by the Company. The foregoing description of the Warrants is qualified in its entirety by reference to the form of Warrant which is annexed hereto as Annex D.

      Notwithstanding the foregoing, in the event that Mr. Cumming or Mr. Steinberg involuntarily terminates his employment with the Company or such employment is terminated by the Company for reasons which would constitute "cause" under such person's employment contract with the Company, such holder (or his permitted transferees) would not be entitled to exercise any Warrants which were not immediately exercisable at the time of termination of employment.

      In order to protect the Company's significant tax loss carryforwards, the Common Shares issuable upon exercise of the Warrants are subject to certain transfer restrictions contained in the Company's Certificate of Incorporation designed to regulate transfers to a person or group of persons who own, or who would own as a result of such transfer, 5% or more of the Common Shares or any other security that would be treated as "stock" of the Company under the then applicable tax regulations (a "Five Percent Shareholder"). Such transfer restrictions may be waived by the Board of Directors.

      Under the provisions of the Company's Certificate of Incorporation, acquisitions of the Company's "stock" (including the Warrants) directly from the Company, whether by way of acquisition in a public or private offering, the exercise of a Warrant or conversion privilege, or otherwise, are not subject to such restrictions. As a result, such provisions will not restrict the issuance of the Warrants to Messrs. Cumming and Steinberg (each of whom is a Five Percent Shareholder), or the issuance of Common Shares to Messrs. Cumming and Steinberg upon exercise of the Warrants. However, subsequent transfers of the Warrants or Common Shares issuable thereunder would be subject to the transfer restrictions, and would be proscribed, in the absence of Board approval, if the intended transferee is or would become a Five Percent Shareholder. In addition, future acquisitions of Common Shares or other securities of the Company (including Warrants) (other than directly from the Company) would be subject to such restrictions and may be restricted if the proposed transferee (or transferor) is, or would become as a result of such transfer, a Five Percent Shareholder. The Warrants and any Common Shares issuable upon exercise of the Warrants shall bear a conspicuous legend to such effect.

      Under the provisions of the New York Business Corporation Law, approval of the issuance of the Warrants requires the vote of a majority of the outstanding Common Shares entitled to vote at the Meeting. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR approval of the issuance of the Warrants. Messrs. Cumming and Steinberg have advised the Company that they intend to cause all Common Shares that they beneficially own to be voted in favor of approval of the issuance of the Warrants. Assuming Messrs. Cumming and Steinberg, all other directors and officers of the Company, the previously described Steinberg Children Trusts and the two private charitable foundations cause all Common Shares beneficially owned by them to be voted in favor of approval of the issuance of the Warrants, approval of the issuance of the Warrants will require the affirmative vote of an additional approximately 14.8% of the outstanding Common Shares. The additional 14.8% of the outstanding Common Shares will be obtained if 22.9% of the Common Shares held by the public are voted in favor of the issuance of the Warrants.

      As noted earlier in this Proxy Statement, as of _______ __, 1997, Mr. Cumming, Mr. Steinberg, the Steinberg Children Trusts, The Cumming Foundation, The Joseph S. and Diane H. Steinberg 1992 Charitable Trust, and all officers and directors as a group (excluding Common Shares acquirable upon exercise of options), beneficially owned 15.9%, 14.7%, 1.8%, 1.3%, .9% and .7%, respectively, of the outstanding Common Shares. Assuming the issuance of 400,000 Common Shares to each of Messrs. Cumming and Steinberg upon exercise of the Warrants, and further assuming no other changes in the number or ownership of the outstanding Common Shares, Messrs. Cumming and Steinberg, as a group, and all officers and directors of the Company as a group together with the Steinberg Children Trusts and the two charitable foundations referred to above, would beneficially own 31.5% and 36.0%, respectively, of the outstanding Common Shares. Consequently, in such event only an additional 18.6% of the outstanding Common Shares (of which 4.5% are beneficially owned by all officers and directors, other than Messrs. Cumming and Steinberg, and the Steinberg Children Trusts and the two charitable foundations) would be necessary to assure election of Messrs. Cumming's and Steinberg's nominees for directors and shareholder approval of all transactions requiring majority shareholder approval and only an additional 30.7% of the outstanding Common Shares would be necessary to assure shareholder approval of extraordinary transactions requiring 66.7% shareholder approval.

      The Board of Directors recommends a vote FOR this proposal.

             PROPOSED SENIOR EXECUTIVE ANNUAL INCENTIVE BONUS PLAN

      The Board of Directors of the Company, upon the unanimous recommendation of the Employee Benefits Committee, resolved on August 8, 1997, subject to Shareholder approval, to adopt the Senior Executive Annual Incentive Bonus Plan. The Plan provides for annual incentive cash bonuses to be paid to Messrs. Cumming and Steinberg, provided certain performance goals are attained. The Plan is intended to directly link the annual incentive bonus of Messrs. Cumming and Steinberg with the performance of the Company, while providing the Committee the flexibility to reduce the amounts to be paid thereunder. The Board of Directors recommends that the Plan be approved by the Shareholders. A copy of the Plan is annexed hereto as Annex E. The description of the Plan included herein is qualified in its entirety by reference to the Plan.

      In the past, performance bonuses awarded to Messrs. Cumming and Steinberg have been based upon the Employee Benefits Committee's subjective view of the contributions of Messrs. Cumming and Steinberg to the Company's annual performance. As described below, the Plan will maintain the Employee Benefit Committee's ability to determine annual bonuses, subject to the limitations set forth in the Plan.

      The Plan is designed so that the cash bonuses awarded thereunder will qualify as "performance-based compensation" under Section 162(m) of the Code, which limits to $1 million per employee per year the deductibility of non-performance based compensation payable to each of the Company's five most highly compensated executive officers. To qualify as "performance-based compensation," compensation generally must be paid pursuant to a pre-established objective performance criterion or standard that precludes the exercise of discretion to increase the amount of compensation payable upon the attainment of the performance goal. The Plan is designed to comply with such standard. To allow the awards to qualify under Section 162(m), the Company is seeking Shareholder approval of the Plan. While the Employee Benefits Committee will retain the ability to award bonuses to Messrs. Cumming and Steinberg, if Shareholder approval of the Plan is not obtained, the Plan will be null and void and no amounts will be paid to Messrs. Cumming and Steinberg pursuant to the Plan. In such event, bonus compensation paid to Messrs. Cumming and Steinberg may not qualify as "performance-based compensation."

      The Plan provides for annual incentive bonuses to be paid to each of Messrs. Cumming and Steinberg in an amount equal to 1.00% of the audited pre-tax earnings of the Company and its consolidated subsidiaries for each of the five fiscal years commencing 1998. The amount of the annual incentive bonus awarded to each participant in any given year is subject to reduction by the Committee, in its sole discretion. Payments under the Plan will be made in cash following written certification by the Committee as to the amount of the annual incentive bonus for any given year.

      As discussed in the Report of the Compensation Committee of the Board of Directors, the Committee's determination of annual performance bonuses, if any, for Messrs. Cumming and Steinberg is based upon their subjective assessment of the performance of Messrs. Cumming and Steinberg and the performance of the Company. In making this assessment, the Committee typically reviews certain financial information, including information concerning the historical relationship between the Company's audited pre-tax income and annual bonuses paid to Messrs. Cumming and Steinberg. The Committee will retain discretion, where appropriate, to pay additional bonuses to Messrs. Cumming and Steinberg outside the Plan. In such event, the Committee will consider amounts paid to Messrs. Cumming and Steinberg under the Plan. To the extent that the Committee determines to award performance bonuses for a given year outside the Plan, such compensation may not be deemed to be performance-based compensation. See "Executive Compensation -- Report of the Compensation

Committee of the Board of Directors" included in this Proxy Statement for certain additional information concerning the Plan.

      Under the provisions of the New York Business Corporation Law, approval of the Incentive Bonus Plan requires the affirmative vote of the holders of a majority of the Common Shares voted at the Meeting and entitled to vote. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR approval of the Incentive Bonus Plan. Messrs. Cumming and Steinberg have advised the Company that they intend to cause all Common Shares that they beneficially own to be voted in favor of approval of the Incentive Bonus Plan. Assuming Messrs. Cumming and Steinberg, all other directors and officers of the Company, the previously described Steinberg Children Trusts and the two private charitable foundations cause all Common Shares beneficially owned by them to be voted in favor of approval of the Incentive Bonus Plan, approval of the issuance of the Incentive Bonus Plan will be assured unless more than 70.7% of the outstanding Common Shares are voted on such matter.

      The Board of Directors recommends a vote FOR this proposal.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors recommends that the Shareholders ratify the selection of Coopers & Lybrand L.L.P. certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 1997. The selection of Coopers & Lybrand L.L.P. was recommended to the Board of Directors by its Audit Committee. Coopers & Lybrand L.L.P. are currently independent auditors for the Company.

      The Board of Directors recommends a vote FOR this proposal.


                                 ANNUAL REPORT

      A copy of the Company's 1996 Annual Report to Shareholders is being furnished to Shareholders concurrently herewith.

                           PROPOSALS BY SHAREHOLDERS

      Proposals that Shareholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at 315 Park Avenue South, New York, New York 10010, Attention of Laura Ulbrandt, Assistant Secretary, no later than _______ __, 1998.


                                      By Order of the Board of Directors


                                      Ian M. Cumming
                                      Chairman of the Board of Directors

          INDEX TO FINANCIAL STATEMENTS OF THE COLONIAL PENN P&C GROUP

The Colonial Penn P&C Group unaudited combined financial statements listed below include the historical accounts of Colonial Penn Insurance Company and its subsidiaries (excluding Intramerica Life Insurance Company ("ILIC") and the health business), and are combined with the accounts of CP General Agency, Inc., which is an affiliate of the Colonial Penn P&C Group but not a subsidiary. Such financial statements represent the historical financial position and results of operations of the entities which are being purchased by GE Capital in the Proposed Sale. ILIC and the health business are not included in the Proposed Sale to GE Capital and, therefore, have been excluded from these combined financial statements.

Unaudited Combined Balance Sheets at
         December 31, 1996 and 1995                             F-1

Unaudited Combined Statements of Income
         for the years ended December 31,
         1996, 1995 and 1994                                    F-2

Unaudited Combined Statements of Cash Flows
         for the years ended December 31, 1996,
         1995 and 1994                                          F-3

Unaudited Combined Statements of Changes in
         Shareholder's Equity for the years
         ended December 31, 1996, 1995 and 1994                 F-4

Notes to Unaudited Combined Financial Statements                F-5

THE COLONIAL PENN P&C GROUP
UNAUDITED COMBINED BALANCE SHEETS
December 31, 1996 and 1995
(Dollars in thousands, except par value)

                                                         1996            1995
                                                         ----            ----
ASSETS
- ------
Investments:
 Available for sale (aggregate cost of $906,597
  and $918,804)                                     $  905,634      $  925,767
 Trading securities (aggregate cost of $29,317
  and $22,543)                                          30,655          23,704
 Held to maturity (aggregate fair value of $22,323
  and $19,551)                                          22,277          19,100
 Accrued interest income                                11,211          11,926
                                                    ----------      ----------
    Total investments                                  969,777         980,497

Cash and cash equivalents                              106,438          78,201
Reinsurance receivables, net                            64,284          69,307
Premiums receivable                                    127,178         111,626
Other receivables                                        2,522           3,898
Prepaids and other assets                               15,523          15,735
Property, equipment and leasehold
 improvements, net                                      18,077          17,028
Deferred policy acquisition costs                       15,069          17,567
Deferred income taxes                                   51,562          43,833
                                                    ----------      ----------

      Total                                         $1,370,430      $1,337,692
                                                    ==========      ==========

LIABILITIES
- -----------
Trade payables and expense accruals                 $   71,818      $   56,626
Other liabilities                                       43,324          37,571
Income taxes payable                                     7,338           1,905
Policy reserves                                        578,788         612,170
Unearned premiums                                      280,904         262,032
                                                    ----------      ----------

      Total liabilities                                982,172         970,304
                                                    ----------      ----------


SHAREHOLDER'S EQUITY
- --------------------
Common shares, par value $25 per share,
 200,000 authorized shares; 168,000 shares
 issued and outstanding                                  4,200           4,200
Additional paid-in capital                             318,405         318,405
Net unrealized gain (loss) on investments                 (498)          4,526
Retained earnings                                       66,151          40,257
                                                    ----------      ----------

      Total shareholder's equity                       388,258         367,388
                                                    ----------      ----------

      Total                                         $1,370,430      $1,337,692
                                                    ==========      ==========




                 The accompanying notes are an integral part of
                      these combined financial statements.

THE COLONIAL PENN P&C GROUP
UNAUDITED COMBINED STATEMENTS OF INCOME
For the years ended December 31, 1996, 1995 and 1994

                                         1996           1995         1994
                                         ----           ----         ----
                                            (Thousands of dollars)
Revenues:
  Insurance revenues and commissions      $497,084      $490,475     $447,022
  Investment and other income               96,023        95,440       73,628
  Net securities gains (losses)              6,444           668       (5,911)
                                          --------      --------     --------

                                           599,551       586,583      514,739
                                          --------      --------     --------
Expenses:
  Provision for insurance losses and
   policy benefits                         421,823       411,850      367,595
  Amortization of deferred policy
   acquisition costs                        34,507        32,782       20,170
  Salaries                                  32,590        30,706       26,224
  Selling, general and other expenses       34,069        36,777       37,105
                                          --------      --------     --------

                                           522,989       512,115      451,094
                                          --------      --------     --------

  Income before income taxes                76,562        74,468       63,645
                                          --------      --------     --------

Income taxes:
  Current                                   30,835        16,797       16,598
  Deferred (benefit)                        (4,287)        3,805        2,546
                                          --------      --------     --------
                                            26,548        20,602       19,144
                                          --------      --------     --------

      Net income                          $ 50,014      $ 53,866     $ 44,501
                                          ========      ========     ========




                 The accompanying notes are an integral part of
                      these combined financial statements.

THE COLONIAL PENN P&C GROUP
UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
For the years ended December 31, 1996, 1995 and 1994

                                               1996       1995             1994
                                               ----       ----             ----
                                                     (Thousands of dollars)
Net cash flows from operating activities:
- ----------------------------------------
Net income                                     $  50,014   $  53,866    $44,501
Adjustments to reconcile net income to net
 cash provided by operations:
 Provision (benefit) for deferred income taxes    (4,287)      3,805      2,546
 Depreciation and amortization of property,
  equipment and leasehold improvements             3,972       2,961      1,499
 Other amortization                               35,087      31,295     19,995
 Net securities (gains) losses                    (6,444)       (668)     5,911
 Purchases of investments classified as trading (151,677)    (78,399)   (66,553)
 Proceeds from sales of investments classified
  as trading                                     149,211      86,320     59,569
 Deferred policy acquisition costs incurred
  and deferred                                   (32,009)    (36,937)   (25,298)
 Net change in:
   Reinsurance receivables                         6,011       6,422     14,369
   Premiums receivable                           (15,552)     (9,056)   (14,324)
   Other receivables                                 650       1,613      5,274
   Prepaids and other assets                         212      17,164     (1,780)
   Trade payables and expense accruals            14,473      (1,893)     9,720
   Other liabilities                               5,387      (1,433)     4,596
   Income taxes payable                            4,696      (2,738)     9,880
   Policy reserves                               (33,382)     (4,406)   (43,304)
   Unearned premiums                              18,872      10,958     16,559
                                               ---------   ---------    --------

   Net cash provided by operating activities      45,234      78,874     43,160
                                               ---------   ---------    --------

Net cash flows from investing activities:
- ----------------------------------------
Acquisition of property, equipment
 and leasehold improvements                       (4,655)     (5,459)    (8,507)
Investment in Colonial Penn Madison                 -           -       (37,539)
Purchases of investments
 (other than short-term)                        (845,750)   (648,313)  (380,003)
Proceeds from maturities of investments          176,717     177,428    138,963
Proceeds from sales of investments               680,811     426,206    264,675
                                               ---------   ---------  ---------
   Net cash provided by (used for)
    investing activities                           7,123     (50,138)   (22,411)
                                               ---------   ---------  ---------

Net cash flows from financing activities:
- ----------------------------------------
Capital contributions                              5,880       6,860      7,938
Dividends paid                                   (30,000)    (25,000)   (40,333)
                                               ---------   ---------  ---------
   Net cash (used for) financing activities      (24,120)    (18,140)   (32,395)
                                               ---------   ---------  ---------
   Net increase (decrease) in cash and
    cash equivalents                              28,237      10,596    (11,646)
Cash and cash equivalents at January 1,           78,201      67,605     79,251
                                               ---------   ---------  ---------

Cash and cash equivalents at December 31,      $ 106,438   $  78,201  $  67,605
                                               =========   =========  =========

Supplemental disclosures of cash flow
- -------------------------------------
information:
- -----------
Cash paid during the year for:
 Interest                                           $332        $281       $248
 Income tax payments, net of refunds                $ -         $ -        $ -

                 The accompanying notes are an integral part of
                      these combined financial statements.

THE COLONIAL PENN P&C GROUP
UNAUDITED COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
For the years ended December 31, 1996, 1995 and 1994



                                                      Net
                               Common             Unrealized
                               Shares  Additional Gain (Loss)
                               $25 Par   Paid-in      On       Retained
                                Value   Capital   Investments  Earnings Total
                               ------- ---------- ------------ -------- -----

                                            (Thousands of dollars)

Balance, January 1, 1994       $4,200  $ 318,405  $ 12,412  $ (7,575)  $327,442

 Capital contribution                                          7,938      7,938
 Net change in unrealized gain
  (loss) on investments                            (34,387)             (34,387)
 Dividend paid                                               (40,333)   (40,333)
 Net income                                                   44,501     44,501
                               ------   --------   -------  --------   --------

Balance, December 31, 1994      4,200    318,405   (21,975)    4,531    305,161

 Capital contribution                                          6,860      6,860
 Net change in unrealized gain
  (loss) on investments                             26,501               26,501
 Dividend paid                                               (25,000)   (25,000)
 Net income                                                   53,866     53,866
                               ------   --------   -------  --------   --------

Balance, December 31, 1995      4,200    318,405     4,526    40,257    367,388

 Capital contribution                                          5,880      5,880
 Net change in unrealized gain
  (loss) on investments                             (5,024)              (5,024)
 Dividend paid                                               (30,000)   (30,000)
 Net income                                                   50,014     50,014
                               ------   --------   -------  --------   --------

Balance, December 31, 1996     $4,200   $318,405   $  (498) $ 66,151   $388,258
                               ======   ========   =======  ========   ========



                 The accompanying notes are an integral part of
                      these combined financial statements.

THE COLONIAL PENN P&C GROUP
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1.  Nature of Operations:
    --------------------

The Colonial Penn P&C Group consists of Colonial Penn Insurance Company ("CPI"), CP General Agency, Inc., Colonial Penn Madison Insurance Company, Colonial Penn Franklin Insurance Company, Bayside Casualty Insurance Company and Bay Colony Insurance Company. The Colonial Penn P&C Group's primary business is providing private passenger automobile and homeowners insurance coverage to the mature adult population. Substantially all of the Colonial Penn P&C Group's policies are written for a one-year period.

The Colonial Penn P&C Group primarily markets its insurance products to the standard and preferred risk market segments through direct response marketing methods. Direct response marketing includes any form of marketing in which a company and a customer deal directly with each other, rather than through an insurance agent. The Colonial Penn P&C Group has become a low cost provider of its products to its niche markets, enabling it to charge competitive rates.

In recent years, the Colonial Penn P&C Group has acquired blocks of assigned risk business from other insurance companies relating to private passenger automobile insurance. In addition to the premiums paid by policyholders, the Colonial Penn P&C Group also receives fee income from the insurance company from which the business was acquired.

The Colonial Penn P&C Group is an indirect wholly-owned subsidiary of Leucadia National Corporation ("Leucadia"). On June 30, 1997, Leucadia signed an agreement to sell the Colonial Penn P&C Group to General Electric Capital Corporation ("GECC") for $950,000,000 in cash, plus an aggregate of $156,164 per day from and including January 1, 1997 through and including the closing date. The transaction is subject to Leucadia shareholder and regulatory approval and is expected to close during the fourth quarter of 1997.

2.  Significant Accounting Policies:
    -------------------------------

(a) Use of Estimates in Preparing Financial Statements: The preparation of
    --------------------------------------------------
financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

(b) Combination Policy and Basis of Presentation: The Colonial Penn P&C Group
    --------------------------------------------
unaudited combined financial statements include the historical accounts of CPI and its subsidiaries (excluding Intramerica Life Insurance Company ("ILIC") and the health business), and are combined with the accounts of CP General Agency, Inc., which is an affiliate of the Colonial Penn P&C Group but not a subsidiary. Such financial statements represent the historical financial position and results of operations of the entities which are being purchased by GECC. Prior to the sale to GECC, the stock of ILIC (CPI's 98% owned subsidiary) will be distributed to CPI's parent. Also prior to the sale, the Colonial Penn P&C Group's health business will be reinsured to an affiliate of CPI. Accordingly, the assets, liabilities and results of operations of ILIC and the health business are excluded from these combined financial statements.

All significant intercompany transactions and balances between members of the Colonial Penn P&C Group have been eliminated. All significant intercompany transactions between members of the Colonial Penn P&C Group and other Leucadia affiliates have not been eliminated but have been disclosed in Note 12.

    ------------------------------------------

(c) Statements of Cash Flows: The Colonial Penn P&C Group considers short-term
    ------------------------
investments, which have maturities of less than three months at the time of acquisition, to be cash equivalents. Cash and cash equivalents include short-term investments of $101,119,000 and $75,005,000 at December 31, 1996 and 1995, respectively.

(d) Investments: At acquisition, marketable debt and equity securities are
    -----------
designated as either i) held to maturity, which are carried at amortized cost,
ii) trading, which are carried at estimated fair value with unrealized gains and losses reflected in results of operations, or iii) available for sale, which are carried at estimated fair value with unrealized gains and losses reflected as a separate component of shareholder's equity, net of taxes. Held to maturity investments are made with the intention of holding such securities to maturity, which the Colonial Penn P&C Group has the ability to do. Estimated fair values are principally based on quoted market prices.

Investments with an impairment in value considered to be other than temporary are written down to estimated net realizable values. The writedowns are included in "Net securities gains (losses)" in the Unaudited Combined Statements of Income. The cost of securities sold is based on average cost.

(e) Property, Equipment and Leasehold Improvements: Property, equipment and
    ----------------------------------------------
leasehold improvements are stated at cost, net of accumulated depreciation and amortization ($10,023,000 and $6,051,000 at December 31, 1996 and 1995,
respectively). Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets or, if less, the term of the underlying lease.

(f) Income Recognition from Insurance Operations:  Premiums on property and
    --------------------------------------------
casualty insurance products are recognized as revenues over the term of the policy using the monthly pro rata basis.

(g) Policy Acquisition Costs: Policy acquisition costs principally consist of
    ------------------------
direct response marketing costs, commissions, premium taxes and other underwriting expenses (net of reinsurance allowances). If recoverability of such costs from future premiums and related investment income is not anticipated, the amounts not considered recoverable are charged to operations.

Policy acquisition costs are deferred and amortized ratably over the terms of the related policies.

(h) Reinsurance: In the normal course of business, the Colonial Penn P&C Group
    -----------
seeks to reduce the loss that may arise from catastrophes and to limit losses from large exposures by reinsuring certain levels of risk with other insurance enterprises. Catastrophe reinsurance treaties serve to reduce property and casualty insurance risk in geographic areas where the Colonial Penn P&C Group is exposed to natural disasters, principally Florida, California and the East Coast. Reinsurance contracts do not necessarily legally relieve the Colonial Penn P&C Group from its obligations to policyholders.

Reinsurance recoverables are reported as assets net of provisions for uncollectible amounts. Premiums earned and other underwriting expenses are stated net of reinsurance.

(i) Policy Reserves and Unearned Premiums: Liabilities for unpaid losses and
    -------------------------------------
loss adjustment expenses are determined using case basis evaluations, statistical analyses for losses incurred but not reported and estimates for salvage and subrogation recoverable and represent estimates of ultimate claim costs and loss adjustment expenses. As more information becomes available and claims are settled, the estimated liabilities are adjusted upward or downward with the effect of decreasing or increasing net income at the time of adjustment.

    -------------------------------

(j) Income Taxes: The Colonial Penn P&C Group provides for income taxes using
    ------------
the liability method. The future benefit of certain tax loss carryforwards and future deductions is recorded as an asset and the provisions for income taxes are not reduced for the benefit from utilization of tax loss carryforwards. A valuation allowance is provided if deferred tax assets are not considered more likely than not to be realized.

In accordance with a tax sharing agreement with Leucadia, each member of the Colonial Penn P&C Group pays to Leucadia its current taxes due calculated on a separate return basis.

3.  Insurance Operations:
    --------------------

The changes in deferred policy acquisition costs were as follows (in thousands):

                                    1996         1995         1994
                                    ----         ----         ----

Balance, January 1,               $ 17,567    $ 13,412     $  8,284
 Policy acquisition costs incurred
  and deferred                      32,009      36,937       25,298
 Amortization of deferred
  acquisition costs                (34,507)    (32,782)     (20,170)
                                  --------    --------     --------

Balance, December 31,             $ 15,069    $ 17,567     $ 13,412
                                  ========    ========     ========

The effect of reinsurance on premiums written and earned for the years ended December 31, 1996, 1995 and 1994 is as follows (in thousands):

                    1996                  1995                   1994
                    ----                  ----                   ----

          Premiums    Premiums    Premiums   Premiums   Premiums   Premiums
          Written      Earned     Written     Earned    Written     Earned
          --------    ---------   ---------  --------   --------   --------

Direct     $545,664    $524,024   $517,166   $494,020   $451,840   $434,245
Assumed       2,032       4,797     10,785     21,041     28,577     29,764
Ceded       (31,284)    (31,737)   (23,668)   (24,586)   (16,572)   (16,987)
           --------    --------   --------   --------   --------   --------

  Net      $516,412    $497,084   $504,283   $490,475   $463,845   $447,022
           ========    ========   ========   ========   ========   ========

Recoveries recognized on reinsurance contracts were $11,765,000 in 1996, $9,696,000 in 1995 and $10,737,000 in 1994.

    --------------------

Net income and statutory surplus as determined in accordance with statutory accounting principles as reported to the domiciliary state of the Colonial Penn P&C Group's insurance subsidiaries are as follows (in thousands):

                                           Year Ended December 31,
                                           -----------------------
                               1996              1995                  1994
                               ----              ----                  ----

Net income                      $51,370         $61,567              $44,598

                                           At December 31,
                                           ---------------
                               1996              1995                  1994
                               ----              ----                  ----

Statutory surplus              $340,743        $322,139             $288,738

Included in statutory net income are dividends received from ILIC of $5,880,000, $6,860,000 and $7,938,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Included in statutory surplus is the Colonial Penn P&C Group's investment in ILIC of $24,500,000, $29,300,000 and $35,900,000 as of December
31, 1996, 1995 and 1994, respectively. As described in Note 2, ILIC is not included in these combined financial statements.

The Colonial Penn P&C Group is subject to regulatory restrictions which limit the amount of cash and other distributions available to Leucadia without regulatory approval. At December 31, 1996, no amounts could be distributed to Leucadia without regulatory approval.

In December 1995, the Colonial Penn P&C Group entered into an agreement with the California Department of Insurance to settle its Proposition 103 liability for $17,700,000. The settlement did not exceed reserves established in prior years. The Colonial Penn P&C Group paid the settlement amount during the first quarter of 1996.

The Colonial Penn P&C Group is contingently liable for possible assessments under state regulatory requirements pertaining to potential insolvencies of unaffiliated insurance companies. Liabilities, which are established based upon regulatory guidance, have not been material.

Liabilities for unpaid losses, which are not discounted (except for certain workers' compensation liabilities), and loss adjustment expenses ("LAE") are determined using case-basis evaluations, statistical analyses and estimates for salvage and subrogation recoverable and represent estimates of the ultimate claim costs of all unpaid losses and LAE. Liabilities include a provision for losses that have occurred but have not yet been reported. These estimates are subject to the effect of trends in future claim severity and frequency experience. Adjustments to such estimates are made from time to time due to changes in such trends as well as changes in actual loss experience. These adjustments are reflected in current earnings.

The Colonial Penn P&C Group relies upon standard actuarial ultimate loss projection techniques to obtain estimates of liabilities for losses and LAE. These projections include the extrapolation of both losses paid and incurred by business line and accident year and implicitly consider the impact of inflation and claims settlement patterns upon ultimate claim costs based upon historical patterns. In addition, methods based upon average loss costs, reported claim counts and pure premiums are reviewed in order to obtain a range of estimates for setting the reserve levels. For further input, changes in operations in pertinent areas including underwriting standards, product mix, claims management and legal climate are periodically reviewed.

    ---------------------

In the following table, the liability for losses and LAE of the Colonial Penn P&C Group is reconciled for each of the three years ended December 31, 1996. Included therein are current year data and prior year development.


                   RECONCILIATION OF LIABILITY FOR LOSSES AND
                            LOSS ADJUSTMENT EXPENSES


                                      1996             1995          1994
                                      ----             ----          ----
                                                (In thousands)
Net liability for losses
      and LAE at
      beginning of year               $523,589        $517,210      $535,165
                                      --------        --------      --------

Provision for losses and
      LAE for claims occurring
      in the current year              461,630         466,578       432,697
Decrease in estimated
      losses and LAE for
      claims occurring in
      prior years                      (36,814)        (50,848)      (61,723)
                                      --------        --------      --------
Total incurred losses
      and LAE                          424,816         415,730       370,974
                                      --------        --------      --------
Reclassification of
      uncollectible
      reinsurance reserves
      due to commutations-
      prior years                        2,947           -            15,528
                                      --------        --------      --------
Losses and LAE payments for
      claims occurring during:
      Current year                     211,497         196,150       192,140
      Prior years                      237,177         213,201       212,317
                                      --------        --------      --------
                                       448,674         409,351       404,457
                                      --------        --------      --------

                                       502,678         523,589       517,210

Reserve deducted above for
      reinsurance not considered
      collectible                       14,511          22,432        26,547
                                      --------        --------       -------
                                       517,189         546,021       543,757

Reinsurance
      recoverable                       61,599          66,149        72,819
                                      --------        --------       -------

Liability for losses and
      LAE at end of year as
      reported in financial
      statements                      $578,788        $612,170      $616,576
                                      ========        ========      ========


The Colonial Penn P&C Group's liability for losses and LAE as of December 31, 1996 was $518,843,000 determined in accordance with SAP and $578,788,000 determined in accordance with GAAP. The difference principally relates to liabilities assumed by reinsurers, which are not deducted from GAAP liabilities.

4.  Investments:
    -----------

The amortized cost, gross unrealized gains and losses and estimated fair value of investments classified as held to maturity and as available for sale at December 31, 1996 and 1995 are as follows (in thousands):

                                               Gross        Gross      Estimated
                                Amortized    Unrealized   Unrealized      Fair
                                   Cost         Gains       Losses       Value
Held to maturity:               ---------    ----------   ----------   ---------
1996
- ----
United States Government
 agencies and authorities
 bonds and notes                $ 22,277       $  246     $  (200)    $ 22,323
                                ========       ======     =======     ========

1995
- ----
United States Government
 agencies and authorities
 bonds and notes                $ 19,100       $  536     $   (85)    $ 19,551
                                ========       ======     =======     ========


Available for sale:
1996
- ----
Bonds and notes:
 United States Government
  agencies and authorities      $696,201       $3,394     $(4,921)    $694,674
 States, municipalities
  and political subdivisions      11,879           33          (5)      11,907
 Public utilities                 16,010           36        (152)      15,894
 All other corporates            182,181        1,367        (715)     182,833
                                --------       ------     -------     --------

   Total fixed maturities        906,271        4,830      (5,793)     905,308
                                --------       ------     -------     --------

Equity securities                    326          -          -             326
                                --------       ------     -------     --------

                                $906,597       $4,830     $(5,793)    $905,634
                                ========       ======     =======     ========

1995
- ----
Bonds and notes:
 United States Government
  agencies and authorities      $683,083       $4,915     $(1,296)    $686,702
 States, municipalities
  and political subdivisions         981           43         -          1,024
 Foreign governments               1,209           51         -          1,260
 Public utilities                 20,944          268         (15)      21,197
 All other corporates            211,587        3,349        (672)     214,264
                                --------       ------     -------     --------

   Total fixed maturities        917,804        8,626      (1,983)     924,447
                                --------       ------     -------     --------

Equity securities                  1,000          320        -           1,320
                                --------       ------     -------     --------

                                $918,804       $8,946     $(1,983)    $925,767
                                ========       ======     =======     ========

    -----------

The amortized cost and estimated fair value of investments classified as held to maturity and as available for sale at December 31, 1996, by contractual maturity are shown below. Expected maturities are likely to differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                Held to Maturity         Available for Sale
                                ------------------     ----------------------
                                         Estimated                 Estimated
                             Amortized    Fair          Amortized    Fair
                               Cost       Value           Cost       Value
                             ---------   ---------      ---------  ----------
                                              (In thousands)

Due in one year or less        $ 4,238      $ 4,230     $ 52,782   $ 52,847
Due after one year
 through five years             16,923       16,870      465,094    462,250
Due after five years
 through ten years                -            -         127,121    126,972
Due after ten years              1,116        1,223       15,456     17,220
                               -------      -------     --------   --------
                                22,277       22,323      660,453    659,289

Mortgage-backed securities        -            -         245,818    246,019
                               -------      -------     --------   --------

                               $22,277      $22,323     $906,271   $905,308
                               =======      =======     ========   ========


At December 31, 1996 and 1995 securities with book values aggregating $21,161,000 and $24,121,000, respectively, were on deposit with various regulatory authorities.

Certain information with respect to trading securities at December 31, 1996 and 1995 is as follows (in thousands):

                                      Amortized     Estimated     Carrying
                                        Cost        Fair Value    Value
                                      ---------     ----------    --------

1996
- ----
Fixed maturities -
 Corporate bonds and notes             $16,721       $16,956     $16,956
Equity securities                       11,996        12,826      12,826
Options                                    600           873         873
                                       -------       -------     -------

  Total trading securities             $29,317       $30,655     $30,655
                                       =======       =======     =======

1995
- ----
Fixed maturities -
 Corporate bonds and notes             $13,185       $13,599     $13,599
Equity securities                        8,963         9,609       9,609
Options                                    395           496         496
                                       -------       -------     -------

  Total trading securities             $22,543       $23,704     $23,704
                                       =======       =======     =======

5.  Trade Payables and Expense Accruals:
    -----------------------------------

A summary of trade payables and expense accruals at December 31, 1996 and 1995 is as follows (in thousands):

                                               1996                 1995
                                               ----                 ----

 Payables related to securities               $23,560               $22,180
 Trade and drafts payable                       9,654                 9,511
 Accrued compensation, severance and other
  employee benefits                             9,679                 8,153
 Taxes, other than income                       6,635                 7,567
 Amounts withheld on account of others         17,163                 2,837
 Other                                          5,127                 6,378
                                              -------               -------

                                              $71,818               $56,626
                                              =======               =======

6.  Net Securities Gains (Losses):
    -----------------------------

The following summarizes net securities gains (losses) for each of the three years in the period ended December 31, 1996 (in thousands):

                                                    1996          1995      1994
                                                    ----          ----      ----

Net realized gains (losses) on fixed maturities $5,282 $3,601 $(4,837) Net unrealized gain (loss) on trading
 securities                                           948         303      (153)
Net realized gains (losses) on equity and other
 securities                                           214      (3,236)     (921)
                                                   ------      ------   -------

                                                   $6,444      $  668   $(5,911)
                                                   ======      ======   =======

Proceeds from sales of investments classified as available for sale were $680,811,000, $427,278,000 and $264,678,000 during 1996, 1995 and 1994, respectively. Gross gains of $6,519,000, $1,323,000 and $6,158,000 and gross losses of $2,875,000, $1,972,000 and $11,667,000 were realized on these sales during 1996, 1995 and 1994, respectively.

7.  Other Results of Operations Information:
    ---------------------------------------

Investment and other income for each of the three years in the period ended December 31, 1996 consist of the following (in thousands):

                                                 1996       1995       1994
                                                 ----       ----       ----

         Interest on short-term investments   $ 7,381    $ 7,057    $ 4,545
         Interest on fixed maturities          57,731     55,495     49,892
         Service fee income                    30,301     32,374     18,956
         Other                                    610        514        235
                                              -------    -------    -------

                                              $96,023    $95,440    $73,628
                                              =======    =======    =======

Taxes, other than income or payroll, included in operations amounted to $14,584,000 (including $11,623,000 of premium taxes) for the year ended December 31, 1996, $15,263,000 (including $11,605,000 of premium taxes) for the year ended December 31, 1995 and $15,126,000 (including $10,785,000 of premium taxes) for the year ended December 31, 1994.

Advertising costs amounted to $8,213,000, $6,294,000 and $4,566,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

8.  Income Taxes:
    ------------

The principal components of the deferred tax asset at December 31, 1996 and 1995 are as follows (in thousands):
                                                        1996         1995
                                                        ----         ----

         Insurance reserves and unearned premiums      $41,107     $39,772
         Other accrued liabilities                         350         962
         Employee benefits and compensation              7,783       8,339
         Unrealized (gain) loss on investments             268      (2,437)
         Policy acquisition costs                       (3,632)     (6,148)
         Tax loss carryforwards                          5,092       1,164
         Other, net                                        594       2,181
                                                       -------     -------

                                                       $51,562     $43,833
                                                       =======     =======


The Colonial Penn P&C Group believes it is more likely than not that the recorded deferred tax asset will be realized principally from taxable income generated by profitable operations.

The provision for income taxes for each of the three years in the period ended December 31, 1996 was as follows (in thousands):

                                     1996            1995             1994
                                     ----            ----             ----

Federal income taxes:
 Current                           $30,835         $16,797          $16,598
 Deferred (benefit)                 (4,287)          3,805            2,546
                                   -------         -------          -------

                                   $26,548         $20,602          $19,144
                                   =======         =======          =======

The table below reconciles expected statutory federal income tax to actual income tax expense (in thousands):

                                             1996        1995        1994
                                             ----        ----        ----

Expected federal income tax               $26,797      $26,064     $22,276
Tax exempt income                            (142)        (495)     (1,183)
Recognition of additional tax benefits       -          (4,000)       -
Other                                        (107)        (967)     (1,949)
                                          -------      -------     -------

   Actual income tax expense              $26,548      $20,602     $19,144
                                          =======      =======     =======


At December 31, 1996 the Colonial Penn P&C Group had tax loss carryforwards, which have been reflected in the deferred tax asset after applying the statutory federal income tax rate, that expire in 2010.

9.  Pension Plans and Postretirement Benefits:
    -----------------------------------------

The Colonial Penn P&C Group participates in defined benefit pension plans maintained by a parent company covering employees of certain units who meet age and service requirements. Benefits are generally based on final average salary and years of service. The Colonial Penn P&C Group funds its obligation to the pension plans in amounts sufficient to satisfy minimum ERISA funding requirements of those plans.

    ------------------------------------------

Pension expense charged to operations included the following components (in thousands):
                                            1996        1995       1994
                                            ----        ----       ----

       Service cost                        $1,661      $1,875     $1,957
       Interest cost                        2,196       3,307      2,575
       Actual return on plan assets        (1,607)     (4,554)     1,007
       Net amortization and deferral          (20)      1,536     (3,446)
                                           ------      ------     ------

         Net pension expense               $2,230      $2,164     $2,093
                                           ======      ======     ======


The funded status of the pension plans at December 31, 1996 and 1995 was as follows (in thousands):
                                                 1996          1995
                                                 ----          ----
       Actuarial present value of
        accumulated benefit obligation:
         Vested                                   $41,996    $45,264
         Non-vested                                   785        754
                                                  -------     ------

                                                  $42,781    $46,018
                                                  =======    =======

       Projected benefit obligation               $56,314    $56,293
       Plan assets at fair value                   49,025     45,678
                                                  -------    -------
         Funded status                             (7,289)   (10,615)
       Unrecognized prior service cost              2,945      3,291
       Liability recorded by affiliates             2,122      3,819
       Unrecognized net (gain) from
        experience
        differences and assumption changes         (3,667)      (247)
                                                  -------    -------

         Accrued pension liability                $(5,889)   $(3,752)
                                                  =======    =======

The plans' assets consist primarily of U.S. government and agencies' bonds and corporate bonds and notes. The projected benefit obligation at December 31, 1996 and 1995 was determined using an assumed discount rate of 7.5% and 7.0%, respectively, and an assumed compensation increase rate of 5.0% at December 31, 1996 and 1995. The assumed long-term rate of return on plan assets was 7.5% at December 31, 1996 and 1995.

The Colonial Penn P&C Group also participates in defined contribution pension plans maintained by a parent company covering certain employees. Contributions and costs are a percent of each covered employee's salary. Amounts charged to expense related to such plans were $714,000, $680,000 and $667,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

The Colonial Penn P&C Group provides certain health care and other benefits to certain retired employees under plans which are currently unfunded. The Colonial Penn P&C Group pays the cost of postretirement benefits as they are incurred. Amounts charged to expense (principally interest) related to such benefits were $322,000 in 1996, $355,000 in 1995 and $436,000 in 1994.

    ------------------------------------------

Included in other liabilities at December 31, 1996 and 1995 are the following (in thousands):
                                                           1996      1995
                                                           ----      ----

  Accumulated postretirement benefit obligation:
       Retirees                                            $3,906    $4,138
       Fully eligible active plan participants                636       631
                                                           ------    ------
          Accumulated postretirement benefit obligation     4,542     4,769

  Unrecognized prior service cost                             -         -
  Unrecognized net gain from experience
   differences and assumption changes                         782       338
                                                           ------    ------

          Accrued postretirement benefit obligation        $5,324    $5,107
                                                           ======    ======

The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% and 7.0% at December 31, 1996 and 1995, respectively. The assumed health care cost trend rates used in measuring the accumulated postretirement benefit obligation were 8.0% for 1996 and 9.0% for 1995, declining to an ultimate rate of 6.0% by 2006.

If the health care cost trend rates were increased by 1%, the accumulated postretirement obligation as of December 31, 1996 and 1995 would have increased by $365,000 and $381,000, respectively. The effect of this change on the aggregate of service and interest cost for 1996 and 1995 would be immaterial.

10.  Commitments:
     -----------

The Colonial Penn P&C Group rents office space and office equipment under non-cancelable operating leases with terms generally varying from one to twenty years. Rental expense (net of sublease rental income) charged to operations was $5,985,000 in 1996, $5,744,000 in 1995 and $5,596,000 in 1994. Aggregate minimum annual rentals (exclusive of real estate taxes, maintenance and certain other charges) relating to facilities under lease in effect at December 31, 1996 are as follows (in thousands): 1997 - $3,897; 1998 - $3,584; 1999 - $3,308; 2000 -
$1,525; 2001 - $902; and thereafter - $2,723. Future minimum sublease rental income is not material.

11.  Litigation:
     ----------

The Colonial Penn P&C Group is subject to various litigation which arises in the course of its business. Based on discussions with counsel, management is of the opinion that such litigation will have no material adverse effect on the combined financial position of the Colonial Penn P&C Group or its combined results of operations.

12.  Related Party Transactions:
     --------------------------

The Colonial Penn P&C Group performs data processing services for certain of its affiliates. Amounts charged for such services and included in investment and other income were approximately $6,566,000, $6,653,000 and $6,756,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

From time to time the Colonial Penn P&C Group has purchased marketable securities from affiliates at the then current fair value. Amounts paid to affiliates for securities totaled $9,336,000 and $12,875,000 for the years ended December 31, 1996 and 1995, respectively.

     --------------------------

During 1995 the Colonial Penn P&C Group acquired debt securities of an affiliate of Leucadia at par for $21,737,000. Investment income recorded on such securities amounted to $1,127,000 and $1,267,000 for the years ended December 31, 1996 and 1995, respectively.

On June 30, 1994, the Colonial Penn P&C Group purchased the stock of Colonial Penn Madison from an indirect subsidiary of Leucadia for approximately $51,295,000 in cash and accounted for the acquisition as a purchase. At the time of acquisition, Colonial Penn Madison did not have any material current operations or premium volume and its net assets consisted primarily of investments in government securities. The amount paid to Leucadia included a small premium above the fair value of the underlying tangible net assets for the value of the Company's insurance licenses, which premium was not material.

For each of the three years in the period ended December 31, 1996, the Colonial Penn P&C Group received cash dividends from ILIC. As more fully discussed in
Note 2, ILIC is not part of the companies being purchased by GECC and its assets, liabilities and results of operations have not been included in these combined financial statements. In order not to distort the results of operations of the Colonial Penn P&C Group, these cash dividends have been reflected in the combined financial statements as capital contributions. Accordingly, cash dividends from ILIC of $5,880,000, $6,860,000 and $7,938,000 for the years ended December 31, 1996, 1995 and 1994, respectively, have been reflected as capital contributions in the accompanying combined statements of shareholder's equity.

As reflected in the accompanying combined statements of shareholder's equity, the Colonial Penn P&C Group paid cash dividends to its parent of $30,000,000, $25,000,000 and $40,333,000 for the years ended December 31, 1996, 1995 and
1994, respectively.

13.  Fair Value of Financial Instruments:
     -----------------------------------

The Colonial Penn P&C Group's only material financial instruments are: cash and cash equivalents, for which the carrying amount approximates fair value and investments, for which the fair values of marketable equity securities and fixed maturity securities are substantially based on quoted market prices, as disclosed in Note 4.

                                PRELIMINARY COPY


                                      PROXY

                          LEUCADIA NATIONAL CORPORATION


            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS, _________ __, 1997 AT [____] P.M..


            The undersigned shareholder of Leucadia National Corporation (the "Company") hereby appoints Ian M. Cumming, Joseph S. Steinberg and Thomas
E. Mara and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Leucadia National Corporation to be held at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York on ______ __, 1997 at [____] p.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.


            Receipt of the Notice of Annual Meeting of Shareholders dated ______ __, 1997, the Proxy Statement furnished herewith, and a copy of the Annual Report to Shareholders for the year ended December 31, 1996 is hereby acknowledged.


            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5 AND PURSUANT TO ITEM 6.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ITEM 1. Approval and adoption of the Purchase Agreement (as described in the Proxy Statement) pursuant to which, among other things, the Company's subsidiary, Colonial Penn Holdings Inc. has agreed to sell its subsidiary Colonial Penn Insurance Company and certain other assets to General Electric Capital Corporation.

 FOR   AGAINST   ABSTAIN

 [ ]     [ ]       [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL.



ITEM 2. Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

FOR all nominees listed    WITHHOLD AUTHORITY to    NOMINEES: IAN M. CUMMING,
on the right (except as    vote for all nominees    PAUL M. DOUGAN, LAWRENCE
marked to the contrary     listed to the right.     D. GLAUBINGER, JAMES E.
hereon).                                            JORDAN, JESSE CLYDE
                                                    NICHOLS, III AND JOSEPH S.
         [ ]                       [ ]              STEINBERG.
                                                    (Instructions:  To withhold
                                                    authority to vote for any
                                                    individual nominee write
                                                    that nominee's name in the
                                                    space provided below.)


                                                    ---------------------------



ITEM 3. Approval of the issuance to each of Ian M. Cumming, Chairman of the Board of the Company, and Joseph S. Steinberg, President of the Company, of warrants to purchase 400,000 of the Company's common shares, par value $1.00 per share, at a per share purchase price equal to 105% of the closing price of a common share on the New York Stock Exchange Composite Tape on the date the warrants are authorized by the shareholders of the Company.

 FOR   AGAINST   ABSTAIN

 [ ]     [ ]       [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL.


ITEM 4.  Approval of the Senior Executive Annual Incentive Bomus Plan.


 FOR   AGAINST   ABSTAIN

 [ ]     [ ]       [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL.



ITEM 5. Ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors of Leucadia for 1996.


 FOR   AGAINST   ABSTAIN

 [ ]     [ ]       [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.





ITEM 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the meeting or any adjournment thereof.




P                                        DATED: _____________, 1997

R                                       ---------------------------------
                                                 (SIGNATURE)
O
                                        ---------------------------------
X                                          (SIGNATURE IF HELD JOINTLY)

Y                                        THE SIGNATURE SHOULD AGREE WITH
                                         THE NAME ON YOUR STOCK CERTIFICATE.
                                         IF ACTING AS ATTORNEY, EXECUTOR,
                                         ADMINISTRATOR, TRUSTEE, GUARDIAN,
                                         ETC., YOU SHOULD SO INDICATE WHEN
                                         SIGNING. IF THE SIGNER IS A
                                         CORPORATION, PLEASE SIGN THE FULL
                                         CORPORATE NAME BY DULY AUTHORIZED
                                         OFFICER. IF SHARES ARE HELD JOINTLY,
                                         EACH SHAREHOLDER SHOULD SIGN.

                                                                         ANNEX A



================================================================================




                               PURCHASE AGREEMENT


                            DATED AS OF JUNE 30, 1997


                                      Among


                      GENERAL ELECTRIC CAPITAL CORPORATION,


                         LEUCADIA NATIONAL CORPORATION,

                   CHARTER NATIONAL LIFE INSURANCE COMPANY,
                          COLONIAL PENN GROUP, INC.

                                       and

                           COLONIAL PENN HOLDINGS INC.

                           with respect to all of the
                          outstanding capital stock of


                      COLONIAL PENN INSURANCE COMPANY, AND
                             CP GENERAL AGENCY, INC.







================================================================================

NYFS04...:\30\76830\0227\1980\AGR5087R.42N

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

SALE OF SHARES AND CLOSING ................................................  2
      1.1   Purchase and Sale of Shares....................................  2
      1.2   Purchase Price.................................................  2
      1.3   Closing........................................................  2

                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS..............................  3
      2.1   Organization, Standing and Corporate Power.....................  3
      2.2   Capital Structure..............................................  4
      2.3   Authority; Noncontravention....................................  5
      2.4   Financial Statements...........................................  6
      2.5   No Undisclosed Liabilities.....................................  7
      2.6   Absence of Certain Changes or Events...........................  7
      2.7   Taxes.......................................................... 10
      2.8   Absence of Changes in Benefit Plans............................ 13
      2.9   Benefit Plans.................................................. 13
      2.10  Compliance with Applicable Laws................................ 16
      2.11  Litigation..................................................... 18
      2.12  Assets and Properties.......................................... 19
      2.13  Contracts...................................................... 20
      2.14  Insurance...................................................... 21
      2.15  Brokers and Advisors........................................... 22
      2.16  Intellectual Property.......................................... 22
      2.17  Insurance and Reinsurance...................................... 23
      2.18  Actuarial Studies.............................................. 24
      2.19  Threats of Cancellation........................................ 25
      2.20  Labor Matters.................................................. 25
      2.21  Person Authorized to Act....................................... 25
      2.22  Accuracy of Information........................................ 26
      2.23  Environmental Matters.......................................... 26
      2.24  Net Worth; Statutory Surplus; No Dividends..................... 28
      2.25  No Regulatory Disqualifiers.................................... 28

                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................ 28
      3.1   Organization, Good Standing and Corporate Power................ 28
      3.2   Authority; Noncontravention.................................... 29
      3.3   Litigation..................................................... 30
      3.4   Brokers........................................................ 30
      3.5   Purchase for Investment........................................ 30


                                       (i)

      3.6   No Regulatory Disqualifiers.................................... 30
      3.7   Accuracy of Information........................................ 31
      3.8   Funding........................................................ 31

                                   ARTICLE IV

ADDITIONAL AGREEMENTS...................................................... 31
      4.1   Access to Information; Confidentiality......................... 31
      4.2   Commercially Reasonable Efforts; Structuring
            Cooperation.................................................... 33
      4.3   Public Announcements........................................... 33
      4.4   Consents, Approvals and Filings................................ 33
      4.5   Tax Matters.................................................... 34
      4.6   Employee Benefit Matters....................................... 43
      4.7   Intercompany Agreements........................................ 46
      4.8   Closing Date Cash Distributions................................ 46
      4.9   Hiring of Employees............................................ 47
      4.10  Leucadia Stock Options......................................... 47
      4.11  Resignations of Directors...................................... 47
      4.12  Non-Competition Agreement...................................... 47
      4.13  Conseco Contract............................................... 49
      4.14  Intramerica.................................................... 50
      4.15  Trademark Assignment or Limited License........................ 50
      4.16  Closing Prior to Conseco Transaction........................... 51
      4.17  Monroe Property................................................ 51
      4.18  Commercial Lines Reinsurance................................... 52
      4.19  Closing Date Audit............................................. 52

                                    ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO CLOSING................. 52
      5.1   Conduct of Business by the Companies........................... 52
      5.2   Leucadia Shareholder Meeting................................... 55
      5.3   Other Actions.................................................. 56
      5.4   No Solicitation................................................ 56

                                   ARTICLE VI

CONDITIONS PRECEDENT....................................................... 58
      6.1   Conditions to Each Party's Obligation To
            Consummate Transactions........................................ 58
      6.2   Conditions to Obligations of the Purchaser..................... 59
      6.3   Conditions to Obligations of the Sellers....................... 60



                                      (ii)

                                   ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER.......................................... 61
      7.1   Termination.................................................... 61
      7.2   Effect of Termination.......................................... 61

                                  ARTICLE VIII

SURVIVAL OF PROVISIONS..................................................... 62
      8.1   Survival....................................................... 62

                                   ARTICLE IX

INDEMNIFICATION............................................................ 63
      9.1   Indemnification by Sellers..................................... 63
      9.2   Indemnification by the Purchaser............................... 63
      9.3   Special Indemnification by Sellers............................. 63
      9.4   Limitations on Indemnification................................. 64
      9.5   Notice of Defense of Claims.................................... 66
      9.6   FPL Agreement.................................................. 67
      9.7   Purchase Price Adjustment...................................... 68

                                    ARTICLE X

NOTICES.................................................................... 68
      10.1  Notices........................................................ 68

                                   ARTICLE XI

MISCELLANEOUS.............................................................. 70
      11.1  Entire Agreement............................................... 70
      11.2  Expenses....................................................... 70
      11.3  Counterparts................................................... 70
      11.4  No Third Party Beneficiary..................................... 70
      11.5  Governing Law.................................................. 70
      11.6  Amendments and Supplements..................................... 71
      11.7  Assignment; Binding Effect..................................... 71
      11.8  Enforcement.................................................... 71
      11.9  Headings, Gender, etc.......................................... 71
      11.10  Invalid Provisions............................................ 72



                                      (iii)

                               PURCHASE AGREEMENT


      THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into this 30th day of June, 1997 by and among General Electric Capital Corporation, a New York corporation (the "Purchaser"), Leucadia National Corporation, a New York corporation ("Leucadia"), Charter National Life Insurance Company, a Missouri corporation and wholly-owned subsidiary of Leucadia ("Charter"), Colonial Penn Group, Inc., a Delaware corporation and wholly-owned subsidiary of Charter ("CPG") and Colonial Penn Holdings Inc., a Delaware corporation and wholly-owned subsidiary of CPG ("CP Holdings", and together with Leucadia, Charter and CPG, the "Sellers").

      WHEREAS, Leucadia, through wholly-owned subsidiaries, owns all of the issued and outstanding shares of the common stock, par value $1.00 per share of CP Holdings and CP Holdings owns all of the issued and outstanding shares of common stock, par value $25.00 per share ("CPI Common Stock") of Colonial Penn Insurance Company, a Pennsylvania corporation ("CPI");

      WHEREAS, CP Holdings owns all of the issued and outstanding shares of the common stock, par value $1.00 per share ("CPGA Common Stock") of CP General Agency, Inc. ("CPGA");

      WHEREAS, Leucadia and CP Holdings desire to sell all of the issued and outstanding shares of CPI Common Stock and CPGA Common Stock (collectively, the "Shares") to the Purchaser, and the Purchaser desires to purchase all of the issued and outstanding Shares from CP Holdings on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, Leucadia indirectly owns all of the outstanding capital stock of Empire Insurance Company, a New York corporation ("Empire") that is a property and casualty insurance company and Purchaser wishes to assure that Leucadia and Empire will not compete with CPI's personal lines automobile insurance operations in the manner and to the extent contemplated in this Agreement; and

      WHEREAS, pursuant to a Purchase Agreement dated as of April 30, 1997 among Conseco, Inc. ("Conseco"), Leucadia, and Leucadia's subsidiaries, Charter , CPG, CP Holdings, Leucadia Financial Corporation, Intramerica Life Insurance Company ("Intramerica"), Colonial Penn Franklin Insurance Company ("CPF") and CPI with respect to all of the outstanding capital stock of Colonial Penn Life Insurance Company ("CPL"), Providential Life Insurance Company and certain other assets (as such agreement may be amended from time to time, the "Conseco Contract"), Leucadia and certain of its subsidiaries have agreed to sell (or reinsure) to Conseco the non-variable life insurance business conducted by CPL and Intramerica and certain accident and health insurance business conducted by CPF and CPI (the "Conseco Transaction");

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

      1.1 Purchase and Sale of Shares. Subject to the terms and conditions, and in reliance upon the representations and warranties, set forth in this Agreement, CP Holdings agrees to sell all of the issued and outstanding Shares to the Purchaser, and the Purchaser agrees to purchase all of the issued and outstanding Shares from CP Holdings.

      1.2 Purchase Price. The consideration for the Shares will equal (a) $950,000,000, plus an aggregate of $156,164 per calendar day from and including January 1, 1997 through and including the Closing Date (as defined herein), and
(b) such additional consideration as may be required to be paid by the Purchaser hereunder pursuant to Section 4.8 hereof (collectively, the "Purchase Price").

      1.3   Closing.

      (a) Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., New York time, on the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another date, time or place is agreed to in writing by the Purchaser and the Sellers; provided, that if the Closing would but for this provision occur during the two weeks immediately preceding the end of a calendar quarter, the Closing instead shall take place on the first business day following the end of such calendar quarter.

      (b) At the Closing, the Purchaser shall pay the Purchase Price to CP Holdings by wire transfer of immediately available funds to such account(s) as CP Holdings specifies to the Purchaser and shall deliver to the Sellers such documents and instruments required to be executed and delivered by the Purchaser under the terms of this Agreement.

      (c) At the Closing, CP Holdings shall execute and deliver to the Purchaser
(i) certificates representing all the issued and outstanding Shares, accompanied by duly executed stock powers, and (ii) such documents and instruments required to be delivered by the Sellers under the terms of this Agreement.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      Each of the Sellers hereby represents and warrants to the Purchaser as follows:

      2.1 Organization, Standing and Corporate Power. (a) Each of the Sellers, CPI, the subsidiaries of CPI listed in Section 2.1 of the Seller Disclosure Schedule (the "Subsidiaries"), and CPGA (the Subsidiaries, together with CPI and CPGA are referred to herein as the "Companies") is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction set forth opposite such entity's name in Section 2.1 of the Seller Disclosure Schedule and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as now being conducted. Each of the Sellers and the Companies is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing does not have and could not reasonably be expected to have a material adverse effect on (i) the business, financial condition or results of operations of the Companies, taken as a whole,
(ii) the ability of the Sellers to consummate the transactions contemplated by this Agreement or (iii) the validity or enforceability of this Agreement (each, a "Company Material Adverse Effect"). The Sellers have delivered or made available to the Purchaser complete and correct copies of the articles or certificate of incorporation and bylaws of each of the Sellers and each of the Companies, in each case as amended through the date hereof. The minute books of the Companies accurately reflect in all material respects all formal actions taken at all meetings and all consents in lieu of meetings of the stockholders of the Companies since August 1991 (or the date of such Company's incorporation, if later) and all formal actions taken at all meetings and all consents in lieu of meetings of the boards of directors of the Companies and all committees thereof since August 1991 (or the date of such Company's incorporation, if later). True and complete copies of such minute books have previously been made available for inspection by the Purchaser. The "Seller Disclosure Schedule" is the disclosure schedule dated the date hereof and delivered concurrently herewith by the Sellers to the Purchaser.

      (b) Except as set forth in Section 2.1 of the Seller Disclosure Schedule, none of the Companies owns, directly or indirectly, 5% or more of the outstanding voting securities of or otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of any person.

      2.2   Capital Structure.

      (a) Section 2.2 of the Seller Disclosure Schedule contains a true and complete list of the authorized, issued, and outstanding capital stock of each of the Companies.

      (b) All issued and outstanding shares of capital stock of CPI and CPGA are duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights, and are owned beneficially and of record by CP Holdings, free and clear of any lien, security interest, mortgage, charge, pledge, claim, encumbrance or restriction of any kind or nature whatsoever (a "Lien"), other than those Liens disclosed in Section 2.2 of the Seller Disclosure Schedule. The delivery to the Purchaser of the Shares (upon payment therefor by the Purchaser) pursuant to this Agreement will transfer to the Purchaser good and marketable title thereto, free and clear of all Liens. Except as disclosed in Section 2.2 of the Seller Disclosure Schedule, all issued and outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are duly authorized, validly issued, fully paid, non-assessable and are not subject to preemptive rights, and are owned directly or indirectly by CPI, free and clear of all Liens.

      (c) No bonds, debentures, notes or other indebtedness of any of the Companies having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of such Company may vote, and no other ownership interest in any such Company, are issued or outstanding. Other than this Agreement, none of the Sellers or the Companies has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates any person to issue, sell, deliver or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock or other security of or any other ownership interest in any Company or (ii) restricts the transfer of the Shares.

      2.3 Authority; Noncontravention. Each of the Sellers has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Seller. This Agreement has been duly executed and delivered by each Seller and, assuming that this Agreement constitutes a valid and binding agreement of the Purchaser, constitutes a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            Except as disclosed in Section 2.3 of the Seller Disclosure Schedule, the execution and delivery of this Agreement by the Sellers does not, and the consummation by the Sellers of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with any of the provisions of the articles or certificate of incorporation or by-laws of any Seller or any of the Companies, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, or result in the imposition of any Lien on any of the properties or assets of any Company under, any indenture, or other material agreement, permit, concession, franchise, license or other instrument or undertaking to which any Seller or any Company is a party or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, statute, ordinance, rule, regulation, code, or any order, writ, judgment, injunction, decree, determination or award (collectively, "Law"). No consent, approval or authorization of, or declaration or filing with, or notice to, any court, governmental agency, department, commission, board, bureau, regulatory authority or instrumentality ("Governmental Entity") is required by or with respect to any Seller or any Company in connection with the execution and delivery of this Agreement by the Sellers or the consummation by the Sellers of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (ii) the consents, filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Seller Disclosure Schedule, and (iii) such other consents, approvals, authorizations, filings or notices of which the failure to obtain would not, individually or in the aggregate, have a Company Material Adverse Effect.

      2.4 Financial Statements. (a) The Sellers have previously delivered to the Purchaser true and complete copies of the Annual Statements for the years ended December 31, 1996 and 1995, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith (each a "Company Annual Statement"), and the Quarterly Statements for the periods ended after January 1, 1997, together with all exhibits and schedules thereto (each a "Company Quarterly Statement"), of each of the Companies which operates as an insurance company in any jurisdiction, other than Colonial Penn de Mexico, as filed with the insurance regulatory authority in the state in which such Company is domiciled (an "Insurance Regulator"). Each such Company Annual Statement and Company Quarterly Statement was prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator, applied on a consistent basis ("SAP"), and presents fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory assets, and statutory liabilities, surplus and other funds, of such Company at the date thereof and the summary of operations, changes in capital and surplus and cash flow of such Company for the period then ended, and was correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or required adjustments with respect to such Company Annual Statements or Company Quarterly Statements have been asserted in writing by any insurance regulatory authority which have not been cured or otherwise resolved to the satisfaction of such insurance regulatory authority and which have not been disclosed in writing to Purchaser prior to the date of this Agreement.

      (b) Section 2.4(b) of the Seller Disclosure Schedule contains a true and correct copy of the unaudited combining financial statements of the Companies for the years ended December 31, 1996 and 1995, together with the notes thereon, and the unaudited combined quarterly financial statements of the Companies for the periods ended after January 1, 1997, with the notes thereon. Such financial statements, taken together with the notes thereto, are based on the books and records of the Companies, and fairly present, in all material respects, the financial condition and results of operations of the Companies as of the dates and for the periods indicated therein and, except with respect to the adjustments described in the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP").

      2.5 No Undisclosed Liabilities. Except as disclosed in Section 2.5 of the Seller Disclosure Schedule, there is no liability against, relating to, or affecting any of the Companies that is of the type required to be disclosed on a balance sheet prepared in accordance with SAP or in the notes thereto, except
(i) liabilities disclosed in the balance sheet or notes thereto included in such Company's 1996 Company Annual Statement or such Company's Quarterly Statements,
(ii) policyholder benefits payable, or other liabilities incurred since December 31, 1996, in the ordinary course of business and consistent with past practice that could not, individually or in the aggregate, have a Company Material Adverse Effect and (iii) obligations under the Conseco Contract and the agreements required to be entered into pursuant to the Conseco Contract and listed in Section 4.16 of the Seller Disclosure Schedule (each a "Conseco Agreement").

      2.6 Absence of Certain Changes or Events. Except (a) as disclosed in
Section 2.6 of the Seller Disclosure Schedule, (b) as contemplated or otherwise permitted by this Agreement, (c) as required or contemplated under the Conseco Contract and/or the Conseco Agreements or (d) for changes resulting from general economic conditions, interest rates or the adoption, amendment or interpretation of laws or regulations generally applicable to insurance companies, since December 31, 1996, each of the Companies has conducted its business only in the ordinary course consistent with past practices and there has not been (i) any event, condition, occurrence or change that has had or could reasonably be expected to have a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Shares or the capital stock of any of the

Subsidiaries; (iii) any split, combination or reclassification of any of the Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for the Shares or any direct or indirect redemption, purchase or other acquisition by the Companies of any such stock or of any interest in or right to acquire any such stock; (iv)
(A) any granting by any of the Companies to any officer or employee of such Company of any increase in compensation, except, in the case of employees, for ordinary salary and wage increases in the ordinary course of business and consistent with past practices, (B) any granting by any of the Companies to any such officer or employee of any increase in severance or termination pay (other than pursuant to existing policies of any of the Companies consistent with past practices, which practices shall not include the agreements contemplated in
Section 4.9 of the Seller Disclosure Schedule) or (C) any entry by any of the Companies into any employment, severance or termination agreement (other than pursuant to existing policies of any of the Companies consistent with past practices, which practices shall not include the agreements contemplated in
Section 4.9 of the Seller Disclosure Schedule) with any such officer or employee; (v) any change in accounting or reserving methods, principles or practices by any of the Companies except insofar as such changes were required by SAP; (vi) any Lien created on or in any of the assets and properties of any Company, or assumed by any Company with respect to any of such assets and properties, which Lien relates to liabilities individually or in the aggregate exceeding $250,000 for all such Companies; (vii) any prepayment of any liabilities individually or in the aggregate exceeding $250,000; (viii) any liability involving the borrowing of money by any of the Companies in an amount in excess of $250,000 in the aggregate for all such borrowing; (ix) any liability incurred by any of the Companies in any transaction not involving the borrowing of money, in an amount in excess of $250,000 except in the ordinary course of business and consistent with past practices for such Companies; (x) any damage, destruction, or other casualty (whether or not covered by insurance) affecting any of the assets and properties of any of the Companies which damage, destruction, or loss individually or in the aggregate exceeds $250,000 or the result of which individually or in the aggregate exceeds $250,000; (xi) any work stoppage, strike, labor difficulty, or (to the best knowledge of Sellers) union organizational campaign (in process or threatened) at or affecting any of the Companies; (xii) any material payment, discharge, or satisfaction by any of the Companies of any Lien or liability other than Liens or liabilities that (X) were paid, discharged, or satisfied since December 31, 1996 in the ordinary course of business and consistent with past practice, or (Y) were paid, discharged or satisfied as required under this Agreement; (xiii) any cancellation of any liability in excess of an aggregate of $250,000 owed to any of the Companies by any other Person; (xiv) any write-off or write-down of, or any determination to write off or down any of, the assets and properties of any of the Companies or any portion thereof, except for write-offs or write-downs that do not exceed $250,000 in the aggregate for all such Companies (other than the write-off of premiums in the ordinary course of business consistent with past practices); (xv) any sale, transfer, or conveyance of any assets and properties of any of the Companies with an individual book value or with an aggregate book value in excess of $250,000, except for securities held for investment in the ordinary course of business and consistent with past practice for each such Company; (xvi) any amendment, termination, waiver, disposal, or lapse of, or other failure to preserve, any license or other form of authorization of any of the Companies (except as indicated on Section 2.6 of the Seller Disclosure Schedule), which is material to the conduct of the business of the Companies, taken as a whole; (xvii) any loan or advance to any Seller, any affiliate of the Companies or Sellers or any of the directors, officers, employees, consultants, agents or other representatives of any Seller or any Company; (xviii) any material amendment of, or any failure to perform all of its material obligations under, or any material default under, or any waiver of any material right under, or any termination (other than on the stated expiration date) of any contract that involves or reasonably could be expected to involve the annual expenditure or receipt by any of the Companies of more than $250,000;
(xix) any amendment to the articles or certificate of incorporation or by-laws of any of the Companies; (xx) any termination (other than on the stated expiration date), amendment, or execution by any of the Companies of any material reinsurance, material coinsurance, or other similar material contract, as ceding insurer or assuming reinsurer; (xxi) any expenditure or commitment for additions to property, plant, equipment or other tangible or intangible capital assets of any of the Companies, except for any expenditure or commitment that does not exceed $250,000 in the aggregate; (xxii) any material modification in any material compensation contract entered into with insurance agents; (xxiii) any material increase in the promotional expenses undertaken with respect to direct response lines of insurance offered by any of the Companies; or (xxiv) any action by any Company's board of directors authorizing any Company, or any contract, to take any of the actions described in this Section 2.6, other than actions expressly permitted under this Section 2.6.

      2.7   Taxes.

      (a) Except as disclosed in Section 2.7 of the Seller Disclosure Schedule, each of the Companies has filed all material Tax Returns (as hereinafter defined), including those required under applicable withholding laws and regulations required to be filed by it on or prior to the date hereof or requests for extensions to file such Tax Returns have been timely filed, granted (if required) and have not expired. All material Tax Returns filed by any of the Companies are complete and accurate except to the extent that such failure to be complete and accurate, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Companies considered in the aggregate. Each of the Companies has paid (or has had paid on its behalf), or has established adequate reserves for the payment of, all Taxes (as hereinafter defined) shown due on such Tax Returns, and liabilities and reserves for Taxes reflected on the Company Annual Statement for the year ended December 31, 1996 are adequate in all material respects for Taxes payable by the Companies for all taxable periods and portions thereof through December 31, 1996.

      (b) Except as set forth on Section 2.7 of the Seller Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed in writing against any of the Companies that are not adequately reserved for in accordance with SAP, except for deficiencies that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Companies considered in the aggregate, and no written requests for waivers of the time to assess any such Taxes have been granted or are pending. Except as disclosed in Section 2.7 of the Seller Disclosure Schedule, the material Tax Returns of the Companies for all years prior to 1993 have been examined by and settled with the applicable Governmental Entity, or the statute of limitations on assessment or collection of any Taxes due in respect of such Tax Returns from the Companies has expired.

      (c) As used in this Agreement, "Taxes" shall include all United States federal, state, local and foreign income, property, premium, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever (excluding any guarantee fund assessment or escheat) and any interest, penalties and additions to taxes relating thereto. As used in this Agreement, "Tax Returns" shall include any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection, or administration of any Taxes.

      (d) Except as set forth in Section 2.7 of the Seller Disclosure Schedule, none of the Companies has any plan or arrangement that will, as a result of the transactions effected pursuant to this Agreement, give rise to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

      (e) None of the Sellers is a "foreign person" within the meaning of
Section 1445(b)(2) of the Code. At or prior to Closing, Seller will provide to Purchaser a certification of nonforeign status to the extent and in the form required under Treas. Reg. Section 1.1445-2(b).

      (f) Except as set forth in Section 2.7 of the Seller Disclosure Schedule,
(i) none of the Companies has agreed, been requested to, has an application pending or is required to make any adjustment under Section 446(e) or Section 481(a) of the Code, (ii) none of the Companies has any accounting method changes pending, either initiated by the IRS or by any such Company and (iii) there are no elections in effect under Sections 108, 168, 441, 472, 1017, 1033, 4977 or 341(f)(2) of the Code that would result, in conjunction with the Section 338 Elections (as defined below), in recognition of income for federal income tax purposes on the Closing Date.

      (g) Each of the Companies has paid or has established adequate reserves in the Company Annual Statement or Company Quarterly Statement (as the case may be) (each a "Financial Statement") for the payment of all guarantee fund assessments in respect of any period through December 31, 1996. Such assessments have been recorded in the Company Annual Statement or any Company Quarterly Statement only if such assessment was received prior to the date of such Financial Statement.

      (h) Except for CP Mexico (defined below), each of the corporations listed in Section 2.7(h) of the Seller Disclosure Schedule (the "Section 338 Targets") is a member of the group of corporations filing a consolidated federal income tax return having Leucadia as its common parent, and each of such Section 338 Targets and Leucadia is a domestic corporation. Other than pursuant to this Agreement, none of the Section 338 Targets, including Colonial Penn de Mexico de Seguros S.A. de C.V. ("CP Mexico") has issued, granted or transferred any outstanding call options, warrants, convertible obligations, put options, redemption agreements (including any rights to cause the redemption of stock), cash settlement options, phantom stock, stock appreciation rights, or any similar interests (except for stock), or any other instruments that provide for the right to issue, redeem, or to transfer the stock (including any option on an option), with respect to any such Section 338 Target, including CP Mexico.

      (i) To the best knowledge of Sellers, (i) for any taxable year in respect of which the applicable statute of limitations on assessment or collection of Taxes has not yet expired, the Companies (or their predecessors) have not been members of any group of corporations filing a consolidated federal income tax return and having as a common parent any corporation other than Leucadia, PHLCORP, Inc. or FPL Group Inc., and (ii) for any year after 1990, Sellers have disclosed to Purchaser (or its representatives) each member of the group of corporations filing a consolidated federal income tax return and having Leucadia as the common parent of such group.

      (j) The only tax year subject to indemnification by FPL under the FPL Agreement (defined below) and in respect of which the applicable statute of limitations on assessment or collection of any Taxes due has not expired is 1988 and, to the best knowledge of Sellers, no such indemnification relates to Taxes for which any of the Companies would be liable.

      (k) Sellers have properly prepared and filed information statements required pursuant to Section 1.382-2T(a)(2)(ii) of the Treasury Regulations promulgated under Section 382 of the Code.

      (l) For all taxable years in respect of which the applicable statute of limitations on assessment or collection of Taxes has not yet expired, each of CPI, CPF, Colonial Penn Madison Insurance Company, Bay Colony Insurance Company and Bayside Casualty Insurance Company has been subject to tax under Section 831 of the Code, and has calculated discounted unpaid losses in a manner consistent with Section 846 of the Code.

      (m) Sellers have provided to Purchaser (or its representatives) complete and accurate copies, or reasonable access to review complete and accurate copies, of each document listed in Section 2.7(m) of the Seller Disclosure Schedule, to the extent any such document exists and is reasonably available. Insofar as the inquiries made prior to the date hereof by Purchaser and its representatives regarding the history, operations and transactions of Sellers and their affiliates relate to material tax items concerning the Companies, to Seller's knowledge Sellers and its representatives have to the extent of their ability fully and accurately responded, whether orally or in writing, and in each case taking into account the totality of Seller's and its representatives' response(s), to such inquiries.

      2.8 Absence of Changes in Benefit Plans. Except as disclosed in Section
2.8 of the Seller Disclosure Schedule, since December 31, 1996 there has not been any adoption or amendment by any of the Companies of any collective bargaining agreement or any Benefit Plan (as defined in Section 2.9). Except as disclosed in Section 2.8 of the Seller Disclosure Schedule, there exist no written employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between any of the Companies and any current or former employee, officer or director of any such Company ("Individual Agreements") in which the amount remaining to be paid pursuant thereto on the date of this Agreement would exceed $100,000.

      2.9   Benefit Plans.

      (a) None of the Companies (i) currently maintains, administers or contributes to or (ii) during the six year period preceding the Closing Date maintained, administered or contributed to: (1) any employee benefit plan (as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), including, without limitation, any multiemployer plan as defined in Section 3 (37) of ERISA ("Multiemployer Plan") or (2) any bonus, deferred compensation, performance compensation, stock purchase, stock option, stock appreciation, severance, salary continuation, vacation, sick leave, holiday pay, fringe benefit, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement ("Benefit Plan"), other than those Plans and Benefit Plans described in Section
2.9 of the Seller Disclosure Schedule. All Plans and Benefit Plans and all related trust agreements or annuity contracts (or related trust instruments) comply in all material respects with and are, and during the six year period preceding the Closing Date have been, operated in all material respects in accordance with the terms of the Plans and Benefit Plans, ERISA, the Code, other federal statutes, state law and the regulations and rules promulgated pursuant thereto or in connection therewith. Except as described in Section 2.9 of the Seller Disclosure Schedule, no withdrawals have occurred so as to cause any Plan to become subject to the provisions of Section 4063 of ERISA, nor during the six
(6) year period prior to the date hereof have any of the Companies ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which any of the Companies made contributions or ceased operations at a facility so as to become subject to Section 4062(e) of ERISA. True and complete copies of each Plan, Benefit Plan, related trust agreements, annuity contracts, determination letters, summary plan descriptions, annual reports on Form 5500 and Form 990, if any, have been made available to Purchaser. None of the Companies or any entity required to be aggregated with any of the Companies pursuant to Code Section 414 or ERISA Section 4001(b) ("ERISA Affiliate") have incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC"), including as a result of the voluntary or involuntary termination of any Plan which is subject to Title IV of ERISA. There is currently no active filing by any of the Companies with the PBGC (and no proceeding has been commenced by the PBGC and no condition exists and no event has occurred that could constitute grounds for the termination of any Plan by the PBGC) to terminate any Plan which is subject to Title IV of ERISA and which has been maintained or funded, in whole or in part, by any of the Companies. None of the Companies or any ERISA Affiliate have contributed to or been obligated to contribute to a Multiemployer Plan.

      (b) Except as disclosed in Section 2.9 of the Seller Disclosure Schedule, there has been no reportable event, as defined in Section 4043(c) of ERISA, nor has there been any event which would require a report to the PBGC, Department of Labor or Internal Revenue Service under ERISA or the Code (other than summary plan descriptions and annual reports filed in the normal course), with respect to any Plan or any Benefit Plan for which notice has not been waived by rule or regulation. Except as disclosed in Section 2.9 of the Seller Disclosure Schedule, none of the Companies or any ERISA Affiliate have any liability to the PBGC (other than any liability for insurance premiums not yet due to the PBGC), to any present or former participant in or beneficiary of any Plan or Benefit Plan, or any beneficiary of any such participant or beneficiary, (except with respect to normal benefits due under any Plan or Benefit Plan) or to any Plan or Benefit Plan (except with respect to normal funding obligations). Except as disclosed in Section 2.9 of the Seller Disclosure Schedule, no event, fact or circumstance has arisen or occurred that has, subject only to the exceptions in the preceding sentence, resulted in or may reasonably be expected to result in any such liability or a claim against any of the Companies or any ERISA Affiliate by the PBGC, by any present or former participant in or any beneficiary of any Plan or Benefit Plan (or any beneficiary of any such participant or beneficiary), or any such Plan or Benefit Plan. Except as disclosed in Section 2.9 of the Seller Disclosure Schedule, (1) no filing has been or will be made by any of the Companies in connection with the complete or partial termination of any Benefit Plan, (2) no complete or partial termination of any Plan has occurred or, as a result of the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, will occur, except as otherwise disclosed in Section 2.9 of the Seller Disclosure Schedule, and (3) none of the Companies has engaged in any transaction, within the meaning of Section 4069 of ERISA.

      (c) The actuarial assumptions utilized, where appropriate, in connection with determining the funding of each Plan which is a defined benefit pension plan (as set forth in the actuarial report for such Plan) are reasonable. A copy of the latest such actuarial report has been previously furnished to the Purchaser. Based on such actuarial assumptions, as of December 31, 1996, the actuarially determined present value of all accrued benefits of all such Benefit Plans (whether or not vested) determined on a termination basis did not exceed the fair market value of the assets and property held under such Plans by an amount in excess of $12,000,000.

      (d) Except as disclosed in Section 2.9 of the Seller Disclosure Schedule, there are no pending or, to the knowledge of the Sellers, threatened actions, suits, investigations or other proceedings by any present or former participant or beneficiary under any Plan or Benefit Plan (or any beneficiary of any such participant or beneficiary) involving any Plan or Benefit Plan or any rights or benefits under any Plan or Benefit Plan other than ordinary and usual claims for benefits by participants or beneficiaries thereunder. There is no writ, judgment, decree, injunction or similar order of any court, governmental or regulatory authority, or other similar person outstanding or in favor of any Plan or Benefit Plan or any fiduciary thereof.

      (e) Except as disclosed in Section 2.9 of the Seller Disclosure Schedule, none of the Companies maintains or contributes to any Benefit Plan which provides, or has any liability or obligation to provide, life insurance, medical or other employee welfare benefits to any employee (or his beneficiary) upon and/or after such employee's retirement or termination of employment, except as may be required by federal, state or local laws, rules or regulations, and none of the Companies has ever represented, promised or contracted to or with any employee (or former employee) that such employee (or former employee) would be provided life insurance, medical or other employee welfare benefit upon their retirement or termination of employment except to the extent required by federal, state or local laws, rules or regulations.

      (f) Except as disclosed in Section 2.9 of the Seller Disclosure Schedule, none of the Plans, Benefit Plans, or Individual Agreements contain any provision which would result in any additional benefits, accelerated vesting and/or accelerated payments solely as a result of the consummation of the transactions contemplated by this Agreement.

      (g) Except as set forth in Section 2.9 of the Seller Disclosure Schedule, none of the payments contemplated by any of the Plans, Benefit Plans, and/or Individual Agreements would, in the aggregate as to any one individual, constitute an "excess parachute payment" under Code Section 280G.

      (h) The employee benefit plans of Colonial Penn de Mexico Compania de Seguros S.A. de C.V. ("Mexican Plans") are set forth in Section 2.9(h) of the Seller Disclosure Schedule. The provisions of subsections (a) - (g) of this
Section 2.9 shall not apply to the Mexican Plans. All of the Mexican Plans comply in all material respects with and are, and since inception have been, operated in all material respects in accordance with their terms and the laws of Mexico.

      (i) All obligations under the Supplemental Retirement Account Agreement between Colonial Penn Insurance Company and Henry H. Wulsin and all obligations under the Colonial Penn Insurance Company Long Term Incentive Plan are fully funded under the Colonial Penn Insurance Company Executive Benefits Trust except for a contribution due on or about January 1, 1998, not in excess of $200,000, that has been accrued on the books of CPI as of the date of the Purchase Agreement. Attached hereto as Section 2.9(i) of the Seller Disclosure Schedule is a list dated June 19, 1997 of the name of each individual who is entitled to a benefit under the Colonial Penn Insurance Company Long Term Incentive Plan, the number of units for each such individual and the fixed value of each such individual's units determined without regard to the investment of Colonial Penn Insurance Company Executive Benefits Trust occurring after the date each such unit was fixed.

      2.10  Compliance with Applicable Laws.

      (a) Each of the Companies has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its assets and to carry on its business as now conducted, and, to the knowledge of the Sellers, there has occurred no default under any such Permit, except where the failure to have such Permits in effect or the default under such Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in Section 2.10(a) of the Seller Disclosure Schedule, each of the Companies is in compliance with all applicable Laws, except where non-compliance with such Laws would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in Section 2.10(a) of the Seller Disclosure Schedule and except for routine examinations by Insurance Regulators, no investigation by any Governmental Entity with respect to any of the Companies is pending or, to the knowledge of the Sellers, threatened.

      (b) Except as disclosed in Section 2.10(b) of the Seller Disclosure Schedule or as otherwise disclosed to the Purchaser on June 21, 1997, (i) all forms of insurance policies and riders thereto currently issued by any Company are, to the extent required under applicable Laws, on forms approved by applicable insurance regulatory authorities of the jurisdictions in which issued or have been filed with and not objected to by such insurance regulatory authorities within the period provided for such objection and any premium rates with respect to such policies or riders required to be filed with or approved by such applicable insurance regulatory authorities have been so filed or approved and premiums charged conform thereto, (ii) each of the Companies (exclusive of its independent agents) and, to the knowledge of the Sellers, its independent agents have marketed, sold and issued products of such Company in compliance with all Laws applicable to the business of such Company in the respective jurisdictions in which such products have been sold, except where the failure to do so, individually or in the aggregate, has not had or could not reasonably be expected to have, a Company Material Adverse Effect, (iii) there are (A) to the knowledge of the Sellers, no claims asserted, (B) no actions, suits, investigations or proceedings by or before any court or other Governmental Entity or (C) no investigations by or on behalf of any Company ((A), (B) and (C) being collectively referred to as "Actions") pending or, to the knowledge of the Sellers, threatened, against or involving any of the Companies, or, to the knowledge of the Sellers, any of its independent agents that include allegations that any of the Companies or any of its independent agents were in violation of or failed to comply with such Laws, and, to the knowledge of the Sellers, no facts exist which would reasonably be expected to result in the filing or commencement of any such Action, which Actions, individually or in the aggregate, could, if adversely decided reasonably be expected to have a Company Material Adverse Effect, and (iv) each of the Companies is in compliance, in all material respects, with and has performed, in all material respects, all obligations required to be performed by such Company under any cease-and- desist or other order issued by any Insurance Regulator or other Governmental Entity to such Company or under any written agreement, consent agreement, memorandum of understanding or commitment letter or similar undertaking entered into between any Insurance Regulator or other Governmental Entity and such Company

(a "Company Regulatory Agreement"), which Company Regulatory Agreement remains in effect on the date hereof. Section 2.10(b) of the Seller Disclosure Schedule lists all Company Regulatory Agreements, copies of which have previously been provided to Purchaser.

      (c) Section 2.10(c) of the Seller Disclosure Schedule lists the jurisdictions in which each of the Companies hold licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits, or authorizations to transact insurance or reinsurance business (collectively, the "Insurance Licenses"). Except as set forth in
Section 2.10(c) of the Seller Disclosure Schedule, all such Insurance Licenses are valid, binding and in full force and effect. Except as set forth in Section 2.10(c) of the Seller Disclosure Schedule, each of the Companies is duly licensed in each jurisdiction to write the lines of insurance offered by it in such jurisdiction. Except as set forth in Section 2.10(c) of the Seller Disclosure Schedule, no Insurance License is the subject of a proceeding for suspension or revocation or any similar proceedings and, to the knowledge of the Sellers, there is no pending threat of such suspension or revocation by any licensing authority or any sustainable basis therefor.

      (d) The Sellers have previously made available to the Purchaser, true and complete copies of the reports (or the most recent draft thereof, to the extent any final report is not available) reflecting the results of the most recent financial examinations and market conduct examinations of any of the Companies issued by any Insurance Regulator.

      2.11 Litigation. Except as disclosed in Section 2.11 of the Seller Disclosure Schedule, (i) there is no action, suit, investigation or proceeding pending, or, to the knowledge of the Sellers, threatened, against any Seller or any Company or affecting any of their assets or properties, at law or in equity, in, before, or by any person that has had or could be reasonably expected to have a Company Material Adverse Effect and (ii) there are no judgments, orders or decrees of any Governmental Entity binding on any Seller or Company or any of its properties and assets, which (x) have been issued by any insurance regulatory authority, (y) would restrict the ability of any of the Companies to conduct its business in the ordinary course of business consistent with past practices or (z) that has had or could reasonably be expected to have a Company Material Adverse Effect.

      2.12  Assets and Properties.

      (a) Each of the Companies has good and marketable title to all debentures, notes, stocks, securities, and other assets that are of a type required to be disclosed in Schedules B through DB of an insurance company Annual Statement that it purports to own, free and clear of all Liens, except (i) for Permitted Liens, (ii) securities listed on the State Deposit Schedule of its Company Annual Statement and (iii) as disclosed in Section 2.12(a) of the Seller Disclosure Schedule. For purposes hereof, "Permitted Lien" shall mean any (i) mechanic's, carrier's, workmen's, repairmen's, or other similar Lien arising or incurred in the ordinary course of business, (ii) Lien for taxes, assessments, and other governmental charges that are not due and payable or that may hereafter be paid without penalty or that are being contested in good faith,
(iii) Lien on assets in a Company's investment portfolio that arise or have been incurred in the ordinary course of such Company's investing activities consistent with past practices, and (iv) other Liens that, on the Closing Date, will not, individually or in the aggregate, materially detract from the values of such properties or assets or materially interfere with the present uses thereof.

      (b) Section 2.12(b) of the Seller Disclosure Schedule contains a true and complete list and description of all real property that any of the Companies purports to own that are of the type that would be included on Schedule A of an insurance company Annual Statement. The applicable Company has good and marketable fee title to such real property, free and clear of all Liens, except
(i) for Permitted Liens and/or (ii) as disclosed in Section 2.12(b) of the Seller Disclosure Schedule.

      (c) Section 2.12(c) of the Seller Disclosure Schedule contains a true and complete list and description of all real property leased by any of the Companies. The Sellers shall have made available to the Purchaser true and complete copies of each lease or sublease as amended to the date of this Agreement. Each such lease or sublease is in full force and effect and none of the Companies is in default thereunder or has received any notice of any default thereunder of any other party thereto, except in each case where any such unenforceability, ineffectiveness or default would not have a Company Material Adverse Effect.

      (d) Except as disclosed in Section 2.12(d) of the Seller Disclosure Schedule, the applicable Company has good and marketable title to, or has a valid leasehold interest in or a valid right to use, all tangible personal property that is material to the conduct of the business, operations or affairs of the Companies, taken as a whole.

      2.13  Contracts.

      (a) Section 2.13(a) of the Seller Disclosure Schedule contains a true and complete list of each contract, agreement, instrument or other arrangement, written or oral that (i) is between any of the Companies and any of the Sellers or any of their respective affiliates (excluding structured settlement annuity contracts listed in any Company Annual Statement), (ii) is necessary or material to the business, operation or affairs of the Companies, taken as a whole or
(iii) (excluding insurance/annuity contracts) involves payments in excess of $250,000 in any one fiscal year or $500,000 in the aggregate in any five year period (unless such contract is terminable on not more than one year's notice without cause and payment of penalty) (a "Material Contract"), true and complete copies of which have been made available to the Purchaser.

      (b) Except as listed in Section 2.13(b) of the Seller Disclosure Schedule, or as provided for in this Agreement or except for the Conseco Contract and the Conseco Agreements, none of the Companies is a party to or owner of any:

                (i) agreement for the sale or lease of any of the assets and properties of the Companies other than in the ordinary course of business consistent with past practices;

               (ii) material mortgage, pledge, conditional sales contract, security agreement, factoring agreement, or other similar material agreement with respect to any real or personal property of any Company;

              (iii)     agreement with a labor union or labor association;

               (iv) loan agreement, promissory note issued by it, guarantee, subordination or similar type of agreement;

                (v) securities issued by any affiliate of any of the Companies (other than capital stock listed on Section 2.2 of the Seller Disclosure Schedule);

               (vi)     noncompetition or non-solicitation agreement;

              (vii) support agreement, guarantee or other agreement for the benefit of any affiliate of any of the Companies (including any of the Sellers); or

             (viii) power of attorney or agreement with a managing general agent or third party administrator.

      (c) With respect to each Material Contract and each contract listed in
Section 2.13(b) of the Seller Disclosure Schedule (a "Section 2.13(b) Contract"), (i) to the knowledge of Sellers, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, such Material Contract or Section 2.13(b) Contract is valid and binding in all material respects in accordance with its terms and is in full force and effect,
(ii) none of the Companies party thereto is, and to the knowledge of the Sellers, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein except where such defaults, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect and (iii) to the knowledge of Sellers, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder except where such defaults could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 2.13 of the Seller Disclosure Schedule, no Material Contract or Section 2.13(b) Contract requires the consent of any party in connection with the transactions contemplated hereby.

      2.14 Insurance. Section 2.14 of the Seller Disclosure Schedule contains a true and complete list of all material liability, property, workers compensation, directors and officers liability, and other similar insurance policies that insure the business, operations, or affairs of each of the Companies or affect or relate to the ownership, use, or operations of any of its assets. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been cancelled within the last year except as disclosed in Section 2.14 of the Seller Disclosure Schedule and, to the knowledge of the Sellers, no threat has been made to cancel any insurance policy of any Company during such period. Except as disclosed in
Section 2.14 of the Seller Disclosure Schedule, all such insurance will remain in full force and effect with respect to periods before the Closing without the payment of additional premiums other than under the terms of such policy or in the ordinary course of business consistent with past practice. No event has occurred, including, without limitation, the failure by any of the Companies to give any notice or information or any of the Companies giving any inaccurate or erroneous notice or information, which limits or impairs the rights of such Company under any such insurance policies.

      2.15 Brokers and Advisors. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Sellers directly with the Purchaser, without the intervention of anyone on behalf of the Sellers in such manner as to give rise to any valid claim by any person against the Purchaser or any of its subsidiaries for a finder's fee, brokerage commission, transaction fee, investment banking fee, or similar payment, except for Impala Partners LLC, whose fee will be paid by the Sellers and not the Companies. The Sellers have retained Weil, Gotshal & Manges LLP as their legal advisor whose fee will be paid by the Sellers and not the Companies.

      2.16 Intellectual Property. Section 2.16 of the Seller Disclosure Schedule contains a true and complete list and description of all intellectual property in which any Company holds ownership, license, use or other proprietary interest, including but not limited to names, tradenames, trademarks, service marks currently in use or used within the past five years and all registrations and applications for registration with respect thereto and all applications for registration of any trademarks, service marks and tradenames based on an intention to use, patents, patent applications, patent rights, assumed names, logos, trade secrets, copyrights, all agreements with respect to the intellectual property of third parties, identification of all continuation, renewal, use, amendment and extension filings made or in the process of being made with respect to any proprietary interest, identification of any recent inventions of any Company and whether each such invention is, to the knowledge of the Seller, susceptible of patent, copyright or trade secret protection (collectively, the "Intellectual Property") that are material to the conduct of the business, operations, or affairs of the Companies. Except as set forth in
Section 2.16 of the Seller Disclosure Schedule or as required pursuant to the Conseco Contract or the license agreement to be entered into thereunder (the "Conseco License Agreement"), the other Conseco Agreements, the Section 4.16 Agreements (as defined herein) or the CPL License Agreement (as defined herein), the Companies have, and after the Closing will have, the right to use, free and clear of any Liens or other encumbrances, such Intellectual Property and all computer software object code, computer software databases, computer software applications, programs, and similar systems (collectively "Computer Software") used by, owned by or licensed to the Companies and material to the conduct of the business, operations, or affairs of the Companies. To the actual knowledge of the Sellers, without (solely for the purposes of this sentence) any inquiry, following the Closing the Companies will have sole and exclusive ownership of the Section 4.15(a) Marks (as defined herein) in accordance with the description of services for the Section 4.15(a) Marks as set forth in Section

2.16 of the Seller Disclosure Schedule, subject only to the CPL License Agreement and the Conseco License Agreement. Except as set forth in Section 2.16 of the Seller Disclosure Schedule, to the knowledge of the Sellers, none of the Companies is or, as a result of the transactions contemplated hereby will be, in conflict with or in violation or infringement of, nor have the Sellers or the Companies received any notice alleging any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other person with respect to any such Intellectual Property or Computer Software. Sellers have no knowledge that any such right which might so be violated or infringed has been applied for by another or that any of the Intellectual Property has been legally declared invalid or is the subject of a pending or threatened action for opposition, cancellation or a declaration of invalidity or is infringed by the activities of another. Other than the Conseco License Agreement or the CPL License Agreement, except as set forth in Section 2.16 of the Seller Disclosure Schedule, none of the Companies is bound by, or a party to, any licenses or contracts of any kind with respect to any patents, copyrights, trademarks, service marks, tradenames, trade secrets, licenses, computer software, computer software databases and other proprietary rights of any other person material to the conduct of the business, operations or affairs of the Companies. Set forth in Section 2.16 of the Seller Disclosure Schedule is the Companies' program for modification of all main frame computer software programs reasonably necessary for the Companies' business, operations or affairs as currently operated to permit them to operate properly using date data fields for dates on and after January 1, 2000 as well as dates on and after January 1, 1900 through December 31, 1999.

      2.17 Insurance and Reinsurance. Section 2.17(a) of the Seller Disclosure
Schedule is a true and complete description of insurance and reinsurance coverages written by any of the Companies, other than personal lines coverages (the "Commercial Lines Programs"). Section 2.17(b) of the Seller Disclosure
Schedule is a true and complete list of (i) all reinsurers reinsuring the Commercial Lines Programs from which any balances are unpaid or for which any reserves, "case" or "incurred but not reported," are held as of December 31, 1996 (the "Commercial Lines Reinsurers"), together with the amount of such balances, (ii) all reinsurance agreements to which any of the Companies is a party covering the Companies' personal lines insurance policies, which are currently in effect or have been effect since January 1, 1992, copies of which have been delivered or made available to Purchaser, and (iii) those reinsurance agreements pursuant to which each of CPF and CPI will cede to CPL certain insurance (the "A&H Reinsurance Agreements"). The Sellers previously have made available to the Purchaser all reinsurance agreements covering Commercial Lines Programs with reinsurers from which no balances are due as of January 1, 1997. Except for (a) the Commercial Lines Programs, (b) agreements with the Commercial Lines Reinsurers, (c) reinsurance agreements covering Commercial Lines Programs with reinsurers from which no balances are due as of January 1, 1997, or (d) as otherwise disclosed in Section 2.17 of the Seller Disclosure Schedule, none of the Companies is a party to any contract providing for reinsurance (except for reinsurance agreements covering the Companies' personal lines policies for periods prior to January 1, 1992), coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification of insurance liabilities.

            Except as required by Law or except as disclosed in Section 2.17 of the Seller Disclosure Schedule:

      (a) To the knowledge of Sellers, all amounts payable under any insurance, reinsurance or annuity contract by the Companies and (to the knowledge of Sellers) by any other person that is a party to or bound by any reinsurance, coinsurance, or other similar contract with any of the Companies (each a "Reinsurance Agreement") have been paid in accordance with the terms of the contracts under which they arose, except for such amounts for which any of the Companies reasonably believes there is a reasonable basis to contest payment or where the failure to pay would not have a Company Material Adverse Effect. Except as disclosed in Section 2.17 of the Seller Disclosure Schedule, to the knowledge of the Sellers, no reinsurer that is a party to any of the Reinsurance Agreements to which any Company is a party has a valid defense to payment of its material obligations under such Reinsurance Agreements. The Companies have not entered into any material transactions that are required to be recorded as financial reinsurance pursuant to either GAAP or SAP.

      (b) No outstanding insurance or annuity contract issued, reinsured, or underwritten by any of the Companies entitles the holder thereof or any other person to receive any dividends, distributions or other benefits based on the revenues or earnings of any of the Companies or any other person.

      (c) To the best of Sellers' knowledge, the Companies maintain policyholder records and values that are true and correct in all material respects.

      2.18 Actuarial Studies. Sellers have previously delivered to Purchaser true and complete copies of all reports rendered by any consulting actuary (or any other person advising Sellers as to the adequacy of the claims reserves), undertaken by Sellers, or any of the Companies with respect to the insurance business conducted by any of such companies during the past two years for the purpose of evaluating claims reserves.

      2.19 Threats of Cancellation. Except as disclosed in Section 2.19 of the Seller Disclosure Schedule, since December 31, 1995, no policyholder, group of policyholder affiliates, or persons writing, selling, or producing insurance business, that individually or in the aggregate accounted for 5% or more of the premium or annuity income of the Companies with which such policyholder or group was insured, or for which such Persons wrote, sold or produced insurance business, for the year ended December 31, 1996, has terminated or (to the best knowledge of Seller) threatened to terminate its relationship with the Companies, as the case may be.

      2.20 Labor Matters. Except as set forth in Section 2.20 of the Seller Disclosure Schedule the operation of the business of the Companies has not been materially and adversely affected by labor problems. Sellers have no knowledge of any facts which lead any of them to believe that such problems may in the future have a Company Material Adverse Effect. To the best of Sellers' knowledge, except as set forth in Section 2.20 of the Seller Disclosure Schedule, the activities of the Companies have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Section 2.20 of the Seller Disclosure Schedule also sets forth, to the best of Sellers' knowledge, a description of all disputes or claims applicable to any Company, pending or threatened, alleging employment discrimination, sexual harassment, or any unfair employment practice.

      2.21 Person Authorized to Act. Prior to Closing, Sellers shall deliver (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which each of the Companies have an account or safe deposit box or maintains a banking, custodial, trading, or other similar relationship, (b) a true and complete list and description of each such account, box, and relationship, indicating in each case the account number and the names of the respective officers, employees, agents, or other similar representatives of the Companies transacting business with respect thereto, (c) a true and complete list of each person authorized to draw on each such account, entitled to have access thereto or authorized to borrow money (or furnish security for the same) therefrom, and (d) a true and complete list of each power of attorney granted to any person or persons for any purpose.

      2.22 Accuracy of Information. No representation or warranty by Sellers contained in this Agreement (including the Seller Disclosure Schedule) contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein not misleading.

      2.23  Environmental Matters.

      (a) Except as set forth in Section 2.23 of the Seller Disclosure Schedule, none of the Companies has received any notice from any governmental agency or authority of any violation of, or any failure to comply with, any Environmental Law, and, to the knowledge of the Sellers and the Companies, the Companies are in compliance with and, until the Closing Date shall remain in compliance in all material respects with all Environmental Laws, where such failure to comply would have, individually or in the aggregate, a Company Material Adverse Effect.

      (b) Each of the Companies has, to the knowledge of the Sellers, obtained and will maintain through the Closing Date, all governmental approvals that are required with respect to its operations under any Environmental Law where the failure to obtain or maintain such governmental approvals would have, individually or in the aggregate, a Company Material Adverse Effect.

      (c) Except as set forth in Section 2.23 of the Seller Disclosure Schedule, none of the Companies (A) has any liability for response costs or corrective action pursuant to any Environmental Law with respect to any real property or facility currently or previously owned or leased by any of the Companies or any other real property or facility where such liability arises from or relates to the offsite transport, treatment, storage or disposal of Hazardous Material by or on behalf of any of the Companies or the offsite migration of any Hazardous Material from any of the foregoing types of properties, (B) has received any notice of any Environmental Claim involving any of the Companies or any real property or facility owned or leased by any of the Companies, (C) has any knowledge of any Environmental Claim at any real property or facility owned or leased by any of the Companies, or (D) has received any written request for information under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act or any comparable state law.

      (d) Notwithstanding the foregoing, this Section does not include any representation or warranty with respect to any liability of any of the Companies arising in its respective capacity as the issuer of insurance products.

      (e) Sellers have provided or otherwise made available to the Purchaser any and all reports of investigations of the environmental conditions of real property now or previously owned or leased by the Companies, which reports are, to the knowledge of the Sellers, in the possession or control of the Sellers or any affiliate.

            For the purposes of this Agreement, "Environmental Claim" means any investigation, notice, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, Lien, proceeding or claim, whether administrative, judicial or private in nature, arising: (A) pursuant to, or in connection with, any actual or alleged violation of any Environmental Law; (B) in connection with any Hazardous Material or actual or alleged activity associated with any Hazardous Material; (C) from any abatement, removal, cleanup, corrective or other response action in connection with any Hazardous Material, Environmental Law or other order or directive of any federal, state or local governmental authority; or (D) from any actual or alleged damage, loss, injury, threat or harm to the environment; "Environmental Law" means, without limitation, any existing local, state or federal statute, rule, regulation, order or ordinance pertaining to: (A) the protection of the indoor or outdoor environment; (B) the protection of surface water and ground water; (C) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, abatement, removal, remediation, handling of, or exposure to, any Hazardous Material; and includes without limitation, the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977; the Toxic Substances Control Act of 1976; the Emergency Planning and Community Right-to-Know Act of 1986; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990; the Occupational Safety and Health Act of 1970, as amended; and the Safe Drinking Water Act of 1974, as amended; and shall not include the Americans With Disabilities Act of 1990; and "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is regulated as hazardous or toxic under any federal, state or local statute, regulation, rule, order, or ordinance, and includes, without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls or petroleum (including crude oil or any fraction thereof).

      2.24 Net Worth; Statutory Surplus; No Dividends. The consolidated net worth of CPI as of December 31, 1996 determined in accordance with GAAP as described in Section 2.4(b) of the Seller Disclosure Schedule, and the statutory surplus of CPI determined in accordance with SAP, adjusted to exclude (i) the assets and liabilities of the accident and health insurance business of CPI and CPF and (ii) Intramerica, was $388.3 million and $316.3 million, respectively. From January 1, 1997 through the date of this Agreement CPI has not paid any dividend or made any other distribution in respect of its capital stock to any Seller or any affiliates of the Sellers.

      2.25 No Regulatory Disqualifiers. To the knowledge of the Sellers, no event has occurred or condition exists or, to the extent it is within the control of the Sellers or the Companies, will occur or exist with respect to the Sellers or the Companies, that in connection with the transactions contemplated by this Agreement would cause the Sellers or the Companies to fail to satisfy any applicable Law of any Insurance Regulator or other Governmental Entity which prevents or would reasonably be likely to prevent the Sellers or the Companies from obtaining necessary approvals from any Governmental Entity to consummate the transactions contemplated by this Agreement.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Sellers as follows:

      3.1 Organization, Good Standing and Corporate Power. The Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as now being conducted. The Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification or licensing necessary, except where the failure to be so qualified or licensed does not have and could not reasonably be expected to have a material adverse effect on (i) the business, financial condition or results of operations of Purchaser and its subsidiaries, taken as a whole, (ii) the ability of the Purchaser to consummate the transactions contemplated by this Agreement or (iii) the validity or enforceability of this Agreement (each a "Purchaser Material Adverse Effect").

      3.2 Authority; Noncontravention. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and assuming that this Agreement constitutes a valid and binding agreement of the Sellers, constitutes a legal, valid, and binding obligation of the Purchaser and is enforceable against the Purchaser in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with any of the provisions of the articles or certificate of incorporation or by-laws of the Purchaser,
(ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, or resulting in the imposition of any Lien on any of the properties or assets of the Purchaser under any indenture, or other agreement, permit, concession, franchise, license or other instrument or undertaking to which the Purchaser is a party or by which the Purchaser or any of its assets is bound, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any Law or any order, writ, judgment, injunction, decree, determination or award currently in effect which, individually or in the aggregate, would have a Purchaser Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.2 of the Purchaser Disclosure Schedule, and (iii) such other consents, approvals, authorizations, filings or notices of which the failure to obtain would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. The "Purchaser Disclosure Schedule" is the disclosure schedule dated the date hereof and delivered concurrently herewith by the Purchaser to the Sellers.

      3.3 Litigation. Except as disclosed in Section 3.3 of the Purchaser Disclosure Schedule, there is no action, suit, investigation or proceeding pending, or, to the knowledge of the Purchaser, threatened, against the Purchaser or any subsidiary of the Purchaser, or affecting any of their assets or properties at law or in equity, in, before, or by any person or entity that has had or could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of the Purchaser to perform its obligations under this Agreement.

      3.4 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the Sellers, without the intervention of any person on behalf of the Purchaser in such manner as to give rise to any valid claim by any person against the Sellers, the Companies or any of their respective subsidiaries for a finder's fee, brokerage commission, transaction fee, investment banking fee, or similar payment.

      3.5 Purchase for Investment. The Shares will be acquired by the Purchaser for its own account, for investment only and Purchaser has no present intention of resale or other distribution thereof. The Purchaser will refrain from transferring or otherwise disposing of any Shares, or any interest therein, in such manner as to violate any registration provision of federal or state securities Laws.

      3.6 No Regulatory Disqualifiers. To the knowledge of the Purchaser, no event has occurred or condition exists or, to the extent it is within the control of the Purchaser, will occur or exist with respect to the Purchaser, that in connection with the transactions contemplated by this Agreement would cause the Purchaser to fail to satisfy any applicable Law of any Insurance Regulator or other Governmental Entity which prevents or would reasonably be likely to prevent the Purchaser from obtaining necessary approvals from any Governmental Entity to consummate the transactions contemplated by this Agreement.

      3.7 Accuracy of Information. No representation or warranty by the Purchaser contained in this Agreement (including the Purchaser Disclosure Schedule) contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein not misleading.

      3.8 Funding. The Purchaser will have sufficient funds to consummate the purchase of the Shares at the Closing as contemplated in this Agreement.



                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

      4.1 Access to Information; Confidentiality. (a) Upon reasonable notice, each of the Sellers shall afford to the Purchaser and to the officers, employees, counsel, financial advisors and other representatives of the Purchaser reasonable access during normal business hours during the period prior to the Closing to all the properties, leased facilities, books, contracts, commitments, personnel and records of the Companies and, during such period, each of the Sellers and the Companies shall furnish as promptly as practicable to the Purchaser such information concerning its business, properties, financial condition, operations and personnel and such other information regarding affiliates of the Sellers in connection with the Companies as the Purchaser may from time to time reasonably request. Except as required by Law, the Purchaser will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the Sellers in confidence to the extent required by, and in accordance with, the provisions of the letter dated May 16, 1996 , between General Electric Equity Group Capital, Inc. and Leucadia (the "Confidentiality Agreement"). The Confidentiality Agreement is hereby reaffirmed by the Purchaser and Leucadia, and shall be deemed to cover the business and operations of Charter and its subsidiaries. The Confidentiality Agreement between Charter and GE Capital Assurance dated February 28, 1997 is hereby terminated.

      In addition, Purchaser agrees for itself and its affiliates to keep confidential all non-public confidential or proprietary information concerning Sellers and Sellers' affiliates for so long as Sellers or Purchaser have any obligations under this Agreement. Notwithstanding the foregoing, following the Closing, the Purchaser shall have no obligation to keep confidential any information concerning the Companies, other than non-public confidential information relating to environmental issues. The information required to be kept confidential under the preceding two sentences shall be kept confidential unless and only to the extent that, in the written opinion of counsel to Purchaser, such disclosure is required by law provided that Purchaser shall give Sellers as much prior notice of such disclosure requirement to Leucadia as is reasonable under the circumstances.

      At the Closing, Sellers and the Purchaser shall enter into a confidentiality agreement pursuant to which Sellers shall agree to keep confidential and not to utilize, on terms customary for such agreements, any non-public information in the possession of Sellers or their affiliates concerning the Companies. From the date hereof, the Sellers agree that lists of names used by the Companies in the conduct of their business or in the possession or under the control of the Companies prior to the Closing Date shall (subject to the requirements of Section 4.13 of the Conseco Contract) (i) be kept confidential and (ii) not be provided to or used by Sellers or Sellers' affiliates (other than the Companies); provided, however, that this restriction shall not apply to customer lists that are or become public (other than as a result of disclosure by Sellers or Sellers' affiliates) or that are for involuntary automobile insurance, excluding involuntary automobile insurance policyholder lists, which shall be covered by the confidentiality provisions of this paragraph.

      (b) Without limiting clause (a) above, during the period prior to Closing, Purchaser, at its own expense, shall have the right to conduct an environmental due diligence investigation pursuant to the terms of the letter agreement, dated June 11, 1997 between the Purchaser and Leucadia (the "Environmental Letter Agreement"), which shall be modified to permit Purchaser to perform such environmental due diligence investigation on any real property or facility owned or leased by any of the Companies and certain additional testing as set forth therein.

      (c) At the Closing, Sellers shall assign to Purchaser the non-exclusive right to enforce the rights of any Seller and its affiliates under any confidentiality agreements between any Seller and prospective acquirors of the Companies entered into on or after January 1, 1996 copies of which will be provided to Purchaser at Closing (with any redacting required to preserve confidentiality).

      4.2 Commercially Reasonable Efforts; Structuring Cooperation. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the Sellers and the Purchaser agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Each of the Sellers and the Purchaser will cooperate with the other in making any appropriate adjustments to the structuring of the transactions effected pursuant to this Agreement in a fashion that will maximize the benefits to the parties but will not adversely affect either party.

      4.3 Public Announcements. The Sellers and the Purchaser will consult and make a good faith effort to agree with each other before issuing, and provide each other the opportunity to review, comment upon and approve, any press release or other public statements with respect to this Agreement or the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the prior approval thereof by the Sellers and the Purchaser (such approval not to be unreasonably withheld), except as may be required by applicable Law, judicial or administrative process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq Stock Market.

      4.4 Consents, Approvals and Filings. (a) The Sellers and the Purchaser will make and the Purchaser and the Sellers will cause their respective subsidiaries to make all necessary filings, as soon as practicable, but in no event later than 20 business days after the date of this Agreement, including, without limitation, those required under the HSR Act, and applicable state insurance laws in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, the Sellers and the Purchaser will each use commercially reasonable efforts, and will cooperate fully with each other to obtain as promptly as practicable all necessary Permits of Governmental Entities and consents of all third parties necessary for the consummation of the transactions contemplated in this Agreement. Each of the Sellers and the Purchaser shall use its commercially reasonable efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may request.

      (b) Without limiting the generality of Section 4.4(a), Leucadia and Purchaser will, as promptly as practicable, cooperate to prepare and file with the Securities and Exchange

Commission (the "SEC") a proxy statement in connection with the vote of Leucadia's shareholders with respect to this Agreement and the transactions contemplated hereby (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Leucadia's shareholders, is herein called the "Proxy Statement"). Leucadia will notify Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information, will use its best efforts, in consultation with Purchaser insofar as such comments specifically relate to the Purchaser, to respond to any comments of the SEC or its staff and will supply Purchaser with copies of all correspondence between Leucadia or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Leucadia and Purchaser will use commercially reasonable efforts to have or cause the Proxy Statement to become definitive as promptly as practicable following the clearance of the Proxy Statement by the SEC. Leucadia and Purchaser also will take any other related action required to be taken under federal or state securities laws, and Leucadia will use commercially reasonable efforts to cause the Proxy Statement to be mailed to shareholders of Leucadia at the earliest practicable date.

      4.5   Tax Matters.

      (a) Subject to Sections 9.4(e) and the provisions of this Section 4.5 hereof, the Sellers will be responsible for, will pay or cause to be paid, and will indemnify and hold harmless the Purchaser from and against, any and all monetary damages, liabilities, loss suffered as a result of the imposition by any taxing authority of an offset right against an amount otherwise recoverable by the indemnitee, fines, fees, penalties, interest and expenses (including, without limitation, reasonable fees and disbursements of counsel incident to the enforcement of rights to indemnification under this Section 4.5, but excluding any such expenses attributable to the Purchaser's pursuing (whether itself or through its representatives) its rights to consult, defend, consent or otherwise participate in any Tax Claim (defined below) under this Section 4.5) ("Indemnifiable Losses") for or in respect of each of the following:

            (i) any Taxes imposed on or attributable to the income, assets or operations of any of the Companies to the extent such Tax is imposed with respect to any taxable period of any such Company ending on or prior to December 31, 1996 (ignoring, for purposes of determining Taxes described in this Section 4.5(a)(i), treatment of the

      Companies as "new corporations" as a result of the Section 338 Elections (defined below)); provided, however, that any such Taxes shall be treated as Indemnifiable Losses only to the extent the aggregate amount of any such Taxes exceeds $15,366,042 ("Pre-1997 Taxes"); provided, however, that no claim by the Purchaser under this Section 4.5(a)(i) for indemnification may be made in respect of any such Pre-1997 Taxes by virtue of the fact that such Taxes were paid by, or in respect of which a payment was made by, any of the Companies prior to January 1, 1997;

               (ii) any Taxes not described in clause (i) of this Section 4.5(a) and imposed on any of the Companies and attributable to the income, assets or operations of any member of a consolidated or combined group of which any of the Companies is or was a member on or prior to the Closing Date and so imposed pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign Law ("Pre-Closing Taxes"); and

               (iii) any Taxes attributable to: (x) the deemed sale of assets pursuant to the Section 338 Elections ("Section 338 Taxes"); (y) effectuation of the A&H Reinsurance Agreements (as defined in Section 2.17 hereof); (z) the income or gain, if any, recognized by any of the Companies, upon the transfer, distribution or other disposition of assets by any of the Companies on or prior to the Closing Date if such transfer, distribution or disposition is required or expressly permitted under this Agreement, excluding any transfer taxes (or similar taxes) imposed in respect of the transfer or distribution of the Monroe Property pursuant to
      Section 4.17 hereof (collectively, the Taxes described in this Section 4.5(a)(iii) are referred to herein as the "Indemnifiable 1997 Taxes"). In determining the amount of Indemnifiable 1997 Taxes, proper account shall be made for losses, deductions, credits and any other tax benefits ("Tax Items") to the extent that any such Tax Item (i) offsets or reduces the income or gain, or the Taxes, attributable to the Section 338 Elections or the transactions described in this Section 4.5(a)(iii) (the "1997 Elections/Transactions") and (ii) except with respect to any such Tax Item arising from the 1997 Elections/Transactions, would not be treated as offsetting or reducing any other income, gain or Tax in Sellers Consolidated Returns (defined below) in the absence of the 1997 Elections/Transactions. Indemnifiable 1997 Taxes shall not include any Taxes attributable to or resulting from any change in the bases of the assets of any of the Companies as compared with their bases prior to and as a result of the Section 338 Elections.

Notwithstanding the foregoing, other than Taxes described in the preceding clauses (i), (ii) or (iii) of this Section 4.5(a), neither Sellers nor any of their affiliates will be responsible for any Taxes.

      (b) The Purchaser will promptly notify the Sellers of the commencement of any claim, audit, examination, or other proposed change or adjustment by any taxing authority, as well as any notice of assessment and any notice and demand for payment issued under Section 6303 of the Code (or similar provision), concerning any Taxes or other Indemnifiable Losses covered by Section 4.5(a) ("Tax Claim"). The Sellers shall control the strategy, defense and settlement of any Tax audit or administrative or court proceeding relating to Taxes, including but not limited to extension of the applicable statute(s) of limitations, of Sellers or any of the Companies that may be subject to indemnification under
Section 4.5(a), and the Purchaser agrees to fully cooperate with the Sellers and to cause the Companies to fully cooperate with the Sellers, including, but not limited to, providing powers of attorney authorizing the Sellers (or their designees) to control and take action in connection with any such Taxes; provided, however, that Sellers may not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, execute final settlement agreements concerning any such Taxes if such settlement would have a material adverse effect on the Companies taken as a whole or would result in material Taxes for which Purchaser is responsible under Section 4.5(c) hereof. The Sellers shall promptly notify the Purchaser if the Sellers decide not to participate in the defense of any such Tax audit or administrative or court proceeding and the Purchaser thereupon shall be permitted (at its own expense) to defend such Tax audit or proceeding, in which event Sellers agree to fully cooperate with Purchaser,including, but not limited to, providing any necessary powers of attorney authorizing Purchaser (or its designee) to control and take action in connection with such defense; provided, however, that no settlement shall be made without the prior written consent of the Sellers, which consent shall not be unreasonably withheld. In the event of a failure of the Purchaser to provide notice to Sellers or to provide cooperation as required under this
Section 4.5(b), Sellers' obligation to indemnify Purchaser under this Section
4.5 shall be reduced to the extent of the Indemnifiable Losses with respect to which Sellers' ability to defend against the claim underlying such indemnity obligation has been prejudiced by such failure.

      (c) The Purchaser and the Companies will be responsible for, will pay or cause to be paid pursuant to clause (e) below or otherwise, and will indemnify and hold harmless the Sellers from and against, any and all Indemnifiable Losses for or in respect of any Taxes (excluding any Taxes described in clause (ii) or (iii) of Section 4.5(a) hereof) with respect to any taxable period of any of the Companies beginning after December 31, 1996. The Sellers agree to fully cooperate with the Purchaser in preparing to defend against the imposition of such Taxes by any taxing authority. In the event of a failure of Sellers to provide cooperation as required under this Section 4.5(c), Purchaser's obligation to indemnify Sellers under this Section 4.5 shall be reduced to the extent of the Indemnifiable Losses with respect to which Purchaser's ability to defend against the claim underlying such indemnity obligation has been prejudiced by such failure.

      (d) Any claim for indemnity under this Section 4.5 may be made at any time prior to the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive). Any such claim shall be made by the indemnitee by providing to the indemnifying party written notice thereof, provided, however, that such provision of notice shall not be a condition to indemnification under this Section 4.5 except to the extent of actual and material prejudice to the indemnifying party.

      (e) Except as provided in the succeeding sentences, as of the Closing Date none of the Companies shall be a party to or have any further obligations or rights under any tax sharing or tax allocation agreement with the Sellers and its affiliates. The Companies currently are parties to a tax sharing agreement with Leucadia, a copy of which has been made available to Purchaser (the "Tax Sharing Agreement"). Within ninety days after the Closing Date, the Sellers shall provide the Purchaser with a schedule setting forth the liability of the Companies for Taxes for the Sellers' 1997 taxable year computed in accordance with the Tax Sharing Agreement ("1997 Tax Sharing Payment"). The 1997 Tax Sharing Payment shall be calculated using principles consistent with prior practice; provided, however, that in calculating and determining the amount of the 1997 Tax Sharing Payment, the tax consequences of the 1997 Elections/Transactions shall be disregarded so that the responsibility for Taxes properly allocable to such 1997 Elections/Transactions shall be as provided in
Section 4.5(a)(iii) hereof. If the Purchaser disputes the 1997 Tax Sharing Payment, the Purchaser shall advise the Sellers of its objections to the 1997 Tax Sharing Payment, and the reasons for such objections, in writing within 30 days of the receipt thereof. The Sellers and the Purchaser shall negotiate in good faith to resolve any such written objections to the Sellers' computation of the 1997 Tax Sharing Payment. If such disputes are not resolved within 30 days, any remaining disputes shall be referred to a big six accounting firm (the "Auditor") which is mutually acceptable to the Sellers and the Purchaser for resolution. The Auditor shall issue a written report which sets forth the 1997 Tax Sharing Payment as finally determined. Within five days of the 1997 Tax Sharing Payment being finally determined (whether pursuant to agreement or through the Auditor's determination), the Companies shall pay their respective allocable share of the 1997 Tax Sharing Payment to the Sellers. Fees and expenses of the Auditor shall be shared equally by Sellers, on the one hand, and Purchaser. Notwithstanding anything contained herein to the contrary, the rights and obligations of each Company under the Tax Sharing Agreement in respect of all periods, including portions thereof, through the Closing shall continue notwithstanding the termination of such Tax Sharing Agreement.

      (f) The Sellers shall prepare and file or cause to be prepared and filed
(i) all Tax Returns required to reflect the income, assets or operations of the Companies and required to be filed (taking into account any extensions) on or prior to the Closing Date and any Tax Returns required to be filed thereafter in respect of any Taxes for which Sellers are responsible pursuant to Section 4.5(a), and (ii) all Seller Consolidated Returns (together with the Tax Returns referred to in clause (i) above, the "Seller Returns"). In the Seller Consolidated Returns for each of the taxable periods ended December 31, 1996 and ending December 31, 1997, Sellers (i) shall make any statements necessary, in Sellers' reasonable judgement, to avoid the imposition of penalties under
Section 6662 of the Code, and (ii) shall not make any election under Section 453(d) of the Code with respect to any disposition occurring in either of such taxable periods, without the written consent of Purchaser, which may not be unreasonably withheld. On or prior to August 1, 1998, Sellers shall provide to Purchaser copies of the pro forma portions of Sellers' consolidated federal income tax return for the period ending December 31, 1997 relating to the Companies, and Sellers and Purchaser shall use all best efforts and cooperate in good faith toward resolving any material disputes concerning such information and tax return positions; provided, however, that said return shall in all events be filed no later than September 15, 1998 notwithstanding any unresolved dispute between Sellers and Purchaser.

            The Purchaser shall be responsible for preparing or filing, or causing the Companies to prepare and file, all other Tax Returns required to be filed by any of the Companies after the Closing Date ("Other Returns"). Except with respect to any Other Return filed with respect to a Company in a jurisdiction giving effect to the Section 338 Elections and the preparation of which Other Return is affected by the treatment in such jurisdiction of such Company as a new taxpayer as a result of the Section 338 Elections, (i) Purchaser may not take any position on an Other Return that Purchaser knows or should know (without a duty to review Company Tax Returns for tax periods beginning prior to Closing) is inconsistent with a position taken on a Tax Return prepared and filed by the Sellers for any period prior to Closing, except with the consent of Seller, which may not be unreasonably withheld, and (ii) Purchaser shall provide the Sellers with the opportunity to review and comment upon all or a portion of the Other Returns, as the context may require, to the extent Purchaser knows or should know (without a duty to review Company Tax Returns for tax periods beginning prior to Closing) that all or a portion of such Other Returns may give rise to a material claim for indemnification against the Sellers hereunder or could affect Pre-1997 Taxes, Pre-Closing Taxes, or Indemnifiable 1997 Taxes, or Tax Returns relating thereto) at least 30 days prior to the filing thereof. "Seller Consolidated Returns" shall mean all consolidated or combined Tax Returns which include the taxable income or loss of any of the Companies and any of the Sellers.

      (g) Neither the Purchaser nor any of the Companies shall file any amended Tax Return which may give rise to a claim for indemnification hereunder without the prior written consent of the Sellers, which may not be unreasonably withheld. The Sellers shall have exclusive authority to make all decisions with respect to matters relating to any Seller Return, including, but not limited to, decisions to amend a Seller Return, to extend the statutes of limitations with respect to any periods covered by a Seller Return, and to concede, settle, compromise or contest any adjustment asserted by a taxing authority with respect to a Seller Return; provided, however, that Seller may not voluntarily file any amended Tax Return, (except in connection with the resolution of any Tax Claim described in Section 4.5(b), provided that any such resolution is reached in a manner consistent with Section 4.5(b)), that would materially increase any Indemnifiable Loss described in Section 4.5(a), except with the prior written consent of Purchaser, which may not be unreasonably withheld.

      (h) The Sellers and the Purchaser will cooperate with one another in connection with the preparation and filing of Seller Returns and Other Returns and will provide to each other access, at any reasonable time and from time to time, at the business location at which the books and records are maintained, after the Closing Date, to such Tax data relating to the Companies as Sellers or Purchaser, as the case may be, may from time to time reasonably request (including the relevant portions of Seller

Consolidated Returns). Sellers agree that, on or prior to Closing, the Companies shall have in their possession those documents listed in Section 4.5(h) of the Seller Disclosure Schedule.

      (i) Sellers shall be entitled to receive and to retain any and all refunds of Taxes (i) relating to Seller Returns (including any refunds of Taxes arising from a carryback of losses by any of the Companies) or (ii) in respect of any of the Companies for any taxable period ending on or prior to December 31, 1996. Purchaser shall be entitled to retain all other refunds relating to Taxes of the Companies. In the event the Purchaser (Sellers) or any of the Companies receives any refund (whether through payment, credit or reduction in Taxes) to which the Sellers (Purchaser) are entitled hereunder, the Purchaser (Sellers) shall promptly pay, or cause the payment of, such refund to the Sellers (Purchaser).

      (j) Notwithstanding anything to the contrary contained herein, in calculating the amount of any claim for indemnification pursuant to this Agreement (including pursuant to this Section 4.5 and Article IX hereof), Indemnifiable Losses and Damages (as defined in Section 9.1 hereof) shall be reduced (but not below zero) by any Tax Benefit attributable to, realized (or to be realized) in connection with or relating to such indemnifiable claim. The term "Tax Benefit" means the amount by which any Taxes of the indemnified party (the Purchaser or any of the Companies on the one hand, or the Sellers on the other hand) or any affiliate thereof (the "Benefitted Party") are or would be reduced by any loss, deduction, refund, credit or other Tax benefit and includes, without limitation, the amount of any Tax Benefit realized or to be realized by the Benefitted Party in a subsequent taxable period (including, without limitation, a taxable period ending after the Closing Date) attributable to, realized (or to be realized) in connection with or relating to an adjustment with respect to Taxes in a prior taxable period. For purposes of the determination of the amount of any Tax Benefit which is not currently realized,
(i) the Benefitted Party shall be assumed to have sufficient taxable income to use any Tax Benefit in the taxable period or periods in which such Tax Benefit will first arise; (ii) the Effective Tax Rate (as hereinafter defined) in the most recent applicable taxable period shall be treated as applying to such Tax Benefit to be realized in such future taxable period; (iii) the amount of Tax Benefits shall be discounted to the present value of such Tax Benefits, determined using a discount rate equal to the applicable federal rate under
Section 1274(d) of the Code for the period over which such Tax Benefits will be realized under clause (i) above; (iv) appropriate adjustments shall be made taking account of any income recognition (or other costs) resulting from such Tax Benefit for any of the Companies in any period covered by the Other Returns, using the assumptions and discounting convention provided in this Section 4.5(j); (v) no Tax Benefit shall be ascribed to additional tax basis in an asset or other tax attribute of a Benefitted Party if (X) the additional tax basis or other tax attribute is neither depreciable nor amortizable (or otherwise recoverable by its nature over a period of time), and (Y) the Benefitted Party is not otherwise likely to realize any Tax Benefit from such additional tax basis or other tax attribute, provided, however, that in the case of any such additional tax basis or other tax attribute described in this clause (v), the amount of any Tax Benefit (to the extent not in excess of the amount previously received by the Benefitted Party in satisfaction of the underlying indemnity obligation) actually realized by the Benefitted Party at a subsequent time shall be paid to the other (indemnifying) party; and (vi) any dispute concerning the amount of a Tax Benefit for purposes of this Section 4.5(j) shall be resolved in a manner consistent with the dispute resolution mechanism set forth in Section 4.5(e) hereof. For purposes of this Section 4.5(j), Tax Benefits shall not include the amount of any benefit realized by a Benefitted Party attributable to the tax basis of assets resulting from the Section 338 Elections except in the case of an indemnification pursuant to this Agreement arising from an allocation of tax basis inconsistent with the Section 338 Allocation Principles (defined below). The term "Effective Tax Rate" means the sum of (i) the maximum federal income tax rate imposed on corporations for the period in question plus (ii) the product of (A) the state and local income tax rates imposed on the applicable corporation for the immediately preceding taxable year times (B) one minus the maximum federal income tax rate referred to in clause (i). For this purpose, the state and local income tax rates shall equal the sum of the total amount of income tax imposed in each jurisdiction divided by the sum of the total amount of taxable income in each such jurisdiction.

      (k)   Section 338(h)(10) Election.

            (i) Election. Purchaser and Sellers shall join in an election pursuant to Section 338(h)(10) of the Code with respect to the purchase and sale or the deemed purchase and sale of the Shares and the stock of each Section 338 Target, and in all comparable elections under state and local Tax law with respect to the purchase and sale of any such shares (together with the election under Section 338(h)(10) of the Code, the "Section 338 Elections"). Consistent with the following provisions of this Section 4.5(k), each of Purchaser and Sellers shall take all steps required to properly and timely effect the Section 338

Elections. Allocation of the Purchase Price among the Companies and among the assets of the Companies made in connection with the Section 338 Elections shall be made pursuant to the principles (the "Section 338 Allocation Principles") set forth in Section 4.5(k) of the Seller Disclosure Schedule.

            (ii)  Forms.

            (x) Subject to clauses (y) and (z) below, Purchaser shall prepare drafts and execution copies of all forms and schedules required to be filed to effect (and otherwise in connection with) the Section 338 Elections ("Section 338 Forms"), including without limitation IRS Form 8023-A and all attachments required to be filed therewith pursuant to applicable treasury regulations and the instructions to such form, including without limitation the allocation of deemed purchase price among the assets of the Companies, which allocation shall be made pursuant to the Section 338 Allocation Principles ("Form 8023"). Sellers shall provide Purchaser with such information and records, and shall make its employees available for consultation under regular business hours, as Purchaser reasonably requires to prepare such Section 338 Forms. Purchaser shall timely execute and file the Section 338 Forms with the proper taxing authorities.

            (y)   [INTENTIONALLY LEFT BLANK]

            (z) On or before the beginning of the sixth month after the month in which the Closing occurs, Purchaser shall deliver to Sellers a revised Final Form 8023 which reflects proposed modifications or attachments to the form and content of the executed Final Form 8023, and any state or local reports or forms that are necessary or appropriate for purposes of complying with the requirements for making the Section 338 Elections (each an "Additional Section 338 Form"). Such proposed modifications or attachments shall take into account appropriate adjustments to reflect information available at such time. Any adjustments to the Additional Section 338 Form, prepared pursuant to the Section 338 Allocation Principles requested by Sellers within 20 days thereafter shall be made by Purchaser, unless Purchaser objects to such request, in which case any such dispute shall be resolved by an Auditor who shall resolve such dispute applying the Section 338 Allocation Principles (such Additional Section 338 Form, as so adjusted, being referred to herein as the "Final Additional Section 338 Form"). Purchaser shall prepare three copies of the Final Form 8023 and three copies of the Final Additional Section 338 Form, if any, as determined according to such procedures, and Sellers and/or Purchaser, as the case may be, shall promptly execute, or cause the proper party to execute, such forms. Purchaser shall execute and timely file such forms.

            (iii) Modification; Revocation. Except as provided in this Section, Purchaser and Sellers shall not take, and shall not permit any of their affiliates to take, any action to modify the Final Form 8023, the Final Additional Section 338 Forms, if any, or any other Section 338 Forms, following the execution thereof by Seller, or to modify or revoke the Section 338 Elections following the filing of such Forms, without the written consent of Sellers and Purchaser.

            (iv) Consistent Treatment; Reporting. Purchaser and Sellers shall file, and shall cause their respective affiliates to file, all Tax Returns in a manner consistent with the information contained in the Section 338 Forms. Purchaser and Sellers shall not take, and shall not permit any of their affiliates to take, any position contrary to the allocations reflected in such
Section 338 Forms with any government agency or taxing authority without the express written consent of the other party. For purposes of this Section 4.5(k)(iv), any GAAP reports or filings prepared and filed in a manner consistent with GAAP, as determined by the party preparing and filing such report or filing, shall be treated as consistent with the information contained in the Section 338 Forms.

            (v) Purchaser Representation. Purchaser represents that it is a domestic corporation, and, other than pursuant to this Agreement, owns no stock or rights to acquire stock, either directly or indirectly, in any of Sellers.

            (vi) Sellers Representation. The Sellers will convey, directly or indirectly, to the Purchaser all of the shares of the outstanding stock of each of the Section 338 Targets, including CP Mexico, which shares possess 100 percent of the total voting power of all the shares of stock in each such
Section 338 Target and have a value equal to 100 percent of the total value of all the shares of stock in each such Section 338 Target.

      4.6   Employee Benefit Matters.

      (a) Prior to the Closing Date, the Sellers shall take all necessary or desirable actions to cause CPI to assume liability for the retiree life insurance benefits and retiree medical benefits grandfathered under CPI's medical plan solely for five active employees of CPI and disability death benefits, all as set forth and described in Section 4.6(a) of the Seller Disclosure Schedule.

      (b) Prior to the Closing Date, the Sellers shall take all necessary or desirable actions to cause CPG to assume liability for the retiree life insurance benefits and retiree medical benefits all as set forth in Section 4.6(b) of the Seller Disclosure Schedule.

      (c) Prior to the Closing Date, the Sellers shall take all necessary or desirable actions to cause CPG to assume liability for, and become plan sponsor of, the Colonial Penn Insurance Company Salary Cap Restoration Plan.

      (d) Prior to the Closing Date, the Sellers shall cause CPI to assume the obligations of CPG under those certain executive severance pay agreements set forth in Section 4.6(d) of the Seller Disclosure Schedule.

      (e) Prior to the Closing Date, the Sellers shall take all necessary or desirable actions to cause CPG to become plan sponsor of the Colonial Penn Insurance Company Long Term Disability Plan and the Colonial Penn Insurance Company Employee Life Insurance Plan, with CPI becoming a participating employer therein. Effective on the Closing Date, CPI shall terminate its participation in the above plans, so that CPG will be responsible for claims incurred prior to the Closing Date.

      (f) Prior to the Closing Date, the Sellers shall take all necessary or desirable actions to cause CPG to become plan sponsor of the Colonial Penn Insurance Company Employee Health and Dental Plan, with CPI becoming a participating employer therein. Effective on the Closing Date, CPI shall terminate its participation in the above plan and CPG shall assume responsibility for health and dental claims incurred on or before the Closing Date by: (i) all active CPI employees and their beneficiaries, (ii) all former CPI employees and their beneficiaries who are entitled to and/or are receiving health care continuation coverage under applicable provisions of Part 6 of Subtitle B of Title I of ERISA, and (iii) all disabled employees or former employees and their beneficiaries who are entitled to health and dental benefits under the terms of the Colonial Penn Insurance Company Long Term Disability Plan and short term disability policy (collectively referred to as "CPI Employees"). Following the Closing Date, health and dental benefits, and life insurance benefits, of CPI Employees shall be the responsibility of CPI, and the CPI Employees shall commence participation, effective immediately following the Closing Date, in life insurance, health and dental plans in which CPI is then participating. Such plans will (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to the CPI Employees, other than limitations or waiting periods that were in effect with respect to the CPI Employees under the Colonial Penn Insurance Company Employee Life Insurance Plan, and
the Colonial Penn Insurance Company Employee Health and Dental Plan, respectively, that were not satisfied as of the close of business on the Closing Date and, (ii) provide each CPI Employee with credit for any premiums, co-payments and deductibles paid prior to the close of business on the Closing Date in satisfying any deductible and out-of-pocket requirements under such plans.

      (g) Purchaser shall cause its employees to provide all reasonable assistance to Sellers and will provide Sellers with access to such information, in their possession or in the possession of CPI, as is reasonably necessary or desirable to enable Sellers to prepare annual reports for each Plan and Benefit Plan of which Leucadia, CPG or a Leucadia Subsidiary is plan sponsor for the plan year of each such Plan and Benefit Plan during which the Closing Date occurs. Sellers shall provide Purchaser with reasonable access to the CPI Employees for purposes of CPI Employees making benefit plan elections and for related administrative matters.

      (h) Purchaser shall pay to Sellers on the Closing Date the Amount of $15,307,121 in consideration of Sellers' retention of certain Plan and Benefit Plan liabilities to CPI Employees, as detailed on Schedule 4.6 to the Seller Disclosure Schedule.

      (i) Effective as of the Closing Date, CPI shall cease to be a participating employer in the Colonial Penn Group, Inc. Retirement Plan ("Retirement Plan") and the Colonial Penn Group Savings Plan ("Savings Plan"), and CPG shall cause the Retirement Plan and the Savings Plan to be amended to provide that notwithstanding such Plan's regular vesting rules, the accrued benefits under the Retirement Plan and the account balances in the Savings Plan of all participants therein who were actively employed by CPI immediately prior to the Closing Date shall become fully vested as of the Closing Date. Purchaser shall reimburse Sellers for any amounts paid by Sellers to the issuers of any group annuity contracts held as investments under the Savings Plan to ensure that such issuers do not impose a market value adjustment on the accounts of the Savings Plan under such group annuity contracts due to the termination of participation of CPI and its employees in the Savings Plan and/or the distribution of Savings Plan account balances to CPI employees following the Closing Date. In the event a market value adjustment is imposed on any group annuity contract due to the termination of participation of CPI and its employees in the Savings Plan and/or the distribution of Savings Plan account balances to CPI employees following the Closing Date, Purchaser shall reimburse Sellers for an amount equal to any amounts either contributed by Sellers to the Savings Plan or distributed by

Sellers to Savings Plan participants to reimburse Savings Plan participants for any such market value adjustment.

      4.7 Intercompany Agreements. Except for the agreements listed in Section
4.7 of the Seller Disclosure Schedule and agreements pursuant to Section 4.16 hereof, and except as expressly otherwise provided in Section 4.5(e) hereof, all intercompany agreements between either Seller or any of their affiliates (other than the Companies), on the one hand, and any of the Companies, on the other hand, including without limitation, any allocation, indemnification or similar agreement or arrangement by Seller for the benefit of any of the Companies (the "Intercompany Agreements"), all of which are listed in Schedule 2.13(a), will terminate on or prior to the Closing Date. All balances owed to or due from Sellers or any of their affiliates (other than the Companies) from or to any of the Companies pursuant to any intercompany agreement to be so terminated shall be settled as of the Closing Date and paid within 30 days thereafter; provided, that with respect to Intercompany Agreements for management services or investment advisory services, fees therefor shall cease to accrue at the end of the fiscal quarter immediately preceding the fiscal quarter in which this Agreement is entered into. All sums that would otherwise be payable under the Intercompany Agreement(s) noted with an asterisk in Section 2.13(a)(i) of the Seller Disclosure Schedule have been waived. Sellers agree that from the date hereof to the Closing Date such waiver will remain in effect and will not be modified or terminated. Notwithstanding the foregoing, termination of the Tax Sharing Agreement and payment of balances owing thereunder shall be governed by
Section 4.5 hereof.

      4.8   Closing Date Cash Distributions.

      (a) The Companies shall declare and to the extent permitted by applicable law pay the following cash dividends (individually, an "Authorized Dividend" and collectively, the "Authorized Dividends"):

            (i) a $3,000,000 cash dividend from CPF (representing consideration received in respect of the A&H Reinsurance Agreements (as defined herein)) (the "CPF Dividend"); and

          (ii) a cash dividend from CPI, which shall consist of the CPF Dividend, together with a $20,000,000 cash dividend from CPI the sources of which may include dividends from the Subsidiaries (the "CPI Dividend").

The Authorized Dividend shall be paid on the Closing Date. To the extent that any Authorized Dividend shall not have been paid in full on the Closing Date (an "Unpaid Dividend"), such Unpaid Dividend shall remain an obligation of the Subsidiary declaring such Unpaid Dividend until paid in full. If CPI does not pay the CPI Dividend to CP Holdings on the Closing, Purchaser shall purchase from CP Holdings the right to receive the CPI Dividend for $20,000,000 plus the amount of the CPF Dividend (the "Dividend Amount") in cash. If for any reason CPI is unable to declare and pay to CP Holdings the full amount of the CPI Dividend on the Closing Date, then Purchaser shall pay to CP Holdings at the Closing the difference between the amount of the CPI Dividend paid to CP Holdings and the Dividend Amount.

      (b) The Sellers and the Purchaser shall cooperate and use commercially reasonable efforts to obtain all regulatory approvals necessary to implement the CPI Dividend and the CPF Dividend.

      4.9 Hiring of Employees. Except for persons noticed for termination or pursuant to a generally advertised solicitation, for a four-year period following the Closing Date, the Sellers and their affiliates shall not directly or indirectly solicit for employment or, to the knowledge of Sellers, hire any employees of the Companies. Sellers shall be responsible for all obligations to the employees named in Section 4.9 (a) of the Seller Disclosure Schedule under the letters from CPI to such employees dated May 5, 1997. Purchaser shall be responsible for all obligations to the employees named in Section 4.9(b) of the Seller Disclosure Schedule under the letters from CPI to such employees dated May 5, 1997.

      4.10 Leucadia Stock Options. The treatment at the Closing Date of options to purchase capital stock of Leucadia held by employees of the Companies shall be determined by Leucadia prior to the Closing Date. All obligations with respect to such options shall be the responsibility of Leucadia.

      4.11 Resignations of Directors. Sellers will cause such members of the Board of Directors of the Companies as are designated by Purchaser to tender, effective at the Closing Date, their resignations from such Boards of Directors and, if requested by Purchaser, will cause the election of Purchaser's nominees to such Boards of Directors.

      4.12 Non-Competition Agreement. For a period of three years following the Closing Date (the "Restricted Period"), without the prior written consent of the Purchaser, (a) Leucadia will not and will not permit any of its affiliates to start (de novo) a personal lines automobile insurance business in the United States; (b) the personal lines automobile business of Empire and its subsidiaries (collectively, the "Empire Group"), will not expand beyond the states in which any member of the Empire Group is licensed as of the date of this Agreement; (c) the voluntary personal lines automobile insurance business of the Empire Group will not have more than $250 million of gross written premium in any one statutory year; (d) if, during the Restricted Period, Leucadia or any of its affiliates acquires any insurance company with gross written personal lines automobile insurance premium in excess of $300 million in the last completed statutory year of such acquired insurance company immediately preceding the date of such acquisition by Leucadia (the "Acquired Company"), Leucadia or such affiliate shall promptly, but in no event later than nine months after the date of such acquisition, divest itself of the personal lines automobile insurance operations of such Acquired Company; provided, that, if the Acquired Company has gross written personal lines automobile insurance premium in excess of $300 million, but less than $315 million in such Acquired Company's last completed statutory year immediately preceding the date of such acquisition by Leucadia, Leucadia or such affiliate shall not be required to divest itself of such personal lines automobile insurance operations if at the end of the fiscal quarter immediately preceding the date that is nine months after the date of acquisition of the Acquired Company, Leucadia is able to reduce the gross written personal lines automobile insurance premium for such three month period to $75 million or below. If such gross written premiums are not so reduced within such time, Leucadia or such affiliate shall promptly divest itself of such personal lines automobile insurance operations. In no event shall gross written personal lines automobile premium of Leucadia and its affiliates (including as a result of activities and acquisitions permitted under clauses (b), (c) and (d) above) exceed $500 million in any 12 month period during the Restricted Period. In addition, for a period of four years following the Closing Date, Leucadia will not directly or indirectly acquire any company the primary business of which is the direct marketing of personal lines automobile insurance.

      Leucadia acknowledges and agrees that this Section 4.12 is reasonable in duration and scope and geographic area and is reasonably necessary for the protection of Purchaser's interests under this Agreement. The parties agree and intend that the foregoing agreements within this Section 4.12 shall be deemed to be a series of separate covenants and agreements. In the event that in any judicial proceeding any court determines that the duration or scope or geographic area of any of the foregoing agreements are unreasonable and to that extent unenforceable, the parties intend and agree that the foregoing agreements shall remain in full force and effect for the greatest time period, the greatest scope and the greatest geographic area that would not render them unenforceable.

      4.13 Conseco Contract. The Purchaser acknowledges that it has read the Conseco Contract and agrees, if the Conseco Transaction is consummated, to cause each Company that is a party to the Conseco Contract and/or is (or is to be) a party to any Conseco Agreement to honor and abide by all of the terms and conditions of the Conseco Contract and the Conseco Agreements to which it is (or is to be) a party. Without in any way limiting the foregoing, the Purchaser expressly agrees, if the Conseco Transaction is consummated, to be bound (a) by the restrictions set forth in Section 4.10 of the Conseco Contract and in the Conseco License Agreement under which the Purchaser agrees that (i) following the Closing Date, any life insurance products marketed or sold by the Purchaser or any affiliate of the Purchaser shall be issued by an entity that does not have the words "Colonial," "Penn" or "Colonial Penn" in its corporate name and does not use such words in any life insurance product name and (ii) from the Closing Date, Purchaser will not sell, assign or transfer any rights to use the words "Colonial," "Penn" or "Colonial Penn" in connection with the insurance business without obtaining from the purchaser, assignee or transferee of such rights an agreement to be bound by the provisions of clause (i) above. Sellers have previously made available to the Purchaser copies of the Conseco License Agreement and the A&H Reinsurance Agreements in the form agreed to on the date of this Agreement. Sellers agree to provide to Purchaser copies of all other Conseco Agreements (the "Other Agreements") and to consult with the Purchaser as to the terms of such Conseco Agreements as they affect any of the Companies. The Sellers agree that neither they nor any of the Companies shall amend the Conseco License Agreement or the A&H Reinsurance Agreements or approve or enter into or amend any of the Other Agreements that affect any of the Companies without the consent of the Purchaser, which consent shall not be unreasonably withheld. The Sellers agree that they shall not take any action to terminate prior to the Closing Date, any Conseco Agreements to which any of the Companies is a party that has become effective prior to the Closing Date.

      Sellers expressly agree that, prior to January 1, 1998 Sellers shall not sell, convey, transfer, distribute or otherwise dispose of, permit the satisfaction of, in whole or in part, or pledge or otherwise use (directly or indirectly) as security for the payment of principal or interest on any indebtedness the Conseco Notes. Sellers further agree that upon receipt of the Conseco Notes from Conseco they shall deliver the Conseco Notes to Weil, Gotshal & Manges as Escrow Agent pursuant to the Escrow

Agreement between Purchaser and Weil, Gotshal & Manges, as escrow agent, attached hereto as Exhibit A.

      4.14 Intramerica. Purchaser agrees that prior to the Closing, Sellers shall have the right to cause CPI to distribute or otherwise transfer its 98% interest in the common stock of Intramerica to CP Holdings (the "Intramerica Distribution") and, notwithstanding anything else to the contrary set forth in this Agreement, to take all steps necessary or convenient in connection therewith. The Sellers and the Purchaser shall cooperate and use commercially reasonable efforts to consummate the Intramerica Distribution, including obtaining regulatory approvals necessary to implement the Intramerica Distribution.

      4.15  Trademark Assignment or Limited License.

      (a) Effective upon the Closing Date, and provided that the Conseco Transaction shall have been consummated prior thereto, CPG shall assign to Purchaser all of its right, title and interest, including all goodwill associated therewith, in and to the trademarks, service marks and/or tradenames (collectively, "Trademarks") listed in Section 4.15(a) of the Seller Disclosure Schedule (the "Section 4.15(a) Marks"), free and clear of all Liens other than the Conseco License Agreement and Purchaser covenants that it agrees to be bound by the terms of the Conseco License Agreement.

      (b) If the Conseco Transaction shall not have been consummated prior to the Closing Date, at the Closing,

            (i) CPG shall assign to Purchaser all of its right, title and interest, including all goodwill associated therewith, in and to the
      Section 4.15(a) Marks, free and clear of all Liens other than the CPL License Agreement (as defined herein) and the Conseco License Agreement;

            (ii) the Purchaser and Colonial Penn Life Insurance Company ("CPL") shall enter into a license agreement in the form attached hereto as Exhibit B (the "CPL License Agreement"); and

            (iii) unless the Conseco Agreement shall have been terminated, Purchaser agrees that it will enter into and deliver the Conseco License Agreement at the closing of the Conseco Agreement, if such Closing of the Conseco Agreement occurs within six (6) months of the Closing hereunder. This provision shall be for the benefit of the parties to the Conseco License Agreement.

      (c) The Sellers acknowledge that, except as provided in the CPL License Agreement, none of the Sellers has the right to use the Section 4.15(a) Marks or the Section 4.15(b) Marks and except as provided in clause (b)(i) above none of the Sellers has the right to limit or restrict the Purchaser (or any affiliate or any assignee or transferee of any of them) from using the same or the words "Colonial" or "Penn" or "Colonial Penn".

      (d) Within 30 days from the Closing Date, CPG and CP Holdings (and any other affiliate of the Sellers having the words "Colonial Penn" in their corporate names, other than Colonial Penn Life Insurance Company) shall amend their respective certificates of incorporation to change their corporate names to delete therefrom the words "Colonial Penn".

      (e) Prior to the Closing Date, the Companies will waive any ownership interest in the computer software indicated with an asterisk in Section 2.16(ii) of the Seller Disclosure Schedule and the Sellers and Sellers' affiliates including the Companies will enter into a license agreement licensing the Companies' ability to use such computer software for an indefinite term, without any software maintenance responsibility by Licensor.

      4.16 Closing Prior to Conseco Transaction. If the Closing Date occurs prior to the consummation of the Conseco Transaction, the agreements set forth in Section 4.16 of the Seller Disclosure Schedule (the "Section 4.16 Agreements"), shall be entered into (including the A&H Reinsurance Agreements for consideration of $3,000,000 paid by or on behalf of CPL to CPF in cash on or prior to the Closing Date), after consultation with and consent of the Purchaser (which consent shall not be unreasonably withheld) as to the terms of any such agreements (other than the A&H Reinsurance Agreements) as they affect any of the Companies and each such agreement shall be in full force and effect, on the Closing Date (with all regulatory approvals therefor as shall be necessary having been obtained). The Purchaser agrees that it shall cause each Company that is a party to a Section 4.16 Agreement to honor and abide by all of the terms and conditions of each of the Section 4.16 Agreements to which such Company is a party.

      4.17 Monroe Property. Purchaser and Sellers agree that prior to the Closing, title to the real estate and building located at 2750 Monroe Boulevard, Valley Forge, Pennsylvania (the "Monroe Property") will be transferred to an affiliate of CPG (the "Monroe Affiliate") at a cash price equal to $5,882,484, which is the statutory book value of the Monroe Property at December 31, 1996. Purchaser shall be responsible for the payment of all transfer Taxes payable in connection with such transfer. At the Closing, an affiliate of the Purchaser to be designated by Purchaser and reasonably acceptable to Leucadia (the "Purchaser Affiliate") and the Monroe Affiliate shall enter into a rental agreement (the "Monroe Rental Agreement") in the form of Exhibit C hereto, pursuant to which the Monroe Property will be rented to the Purchaser Affiliate for a rental term of 2 years. Purchaser shall guarantee the obligations of the Purchaser Affiliate under the Monroe Rental Agreement.

      4.18 Commercial Lines Reinsurance. Sellers agree that prior to the Closing Date they shall consult with Purchaser regarding the reinsurance of the Companies' Commercial Lines Programs. If Purchaser requests, Sellers shall cause the Companies (as appropriate) to enter into reinsurance agreements requested by Purchaser, the effectiveness of each being subject to consummation of the Closing hereunder.

      4.19 Closing Date Audit. Leucadia will cooperate with the Purchaser in engaging Coopers & Lybrand L.L.P., or another firm selected by Purchaser and reasonably acceptable to Sellers, to conduct an audit of the Companies in accordance with GAAP as of the Closing Date, which audit will be at the complete expense of the Purchaser.



                                    ARTICLE V

          COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO CLOSING

      5.1 Conduct of Business by the Companies. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Seller Disclosure Schedule (which specifies, among other things, any exceptions required to comply with the terms of the Conseco Contract or any Conseco Agreement), during the period from the date of this Agreement to the Closing, the Sellers shall cause the Companies to act and carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, except (i) as set forth in Section
5.1 of the Seller Disclosure Schedule or (ii) as otherwise contemplated under this Agreement, the Sellers shall not permit the Companies to, without the prior consent of the Purchaser:

      (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of such Company's outstanding capital stock, (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (iii) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

      (b) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

      (c) amend its articles or certificate of organization, by-laws or other comparable charter or organizational documents;

      (d) (i) acquire, form or commence the operations of any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) acquire any assets having an aggregate purchase price in excess of $250,000, except purchases of investments in accordance with Section 5.1(g) hereof;

      (e) (i) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to any other Company; or (ii) make any loans or advances or capital contributions to any other person, other than to any of the Companies;

      (f) except with respect to Taxes, which shall be governed under Article IV hereof, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Company Annual Statements (or the notes thereto) of such Company or incurred since the date of such Company Annual Statements in the ordinary course of business consistent with past practice;

      (g) invest their future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of their assets and properties, and any cash funds currently held by them, unless in accordance with the terms of the investment guidelines attached as Section 5.1 of the Purchaser Disclosure Schedule or except as set forth in Section 5.1 of the Seller Disclosure Schedule;

      (h) make any change in accounting methods, principles or practices, including but not limited to any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may be required by a change in SAP;

      (i) except as may be required by Law or as otherwise provided in this Agreement:

            (i) make any representation or promise, oral or written, to any director, officer or employee or former director, officer or employee of such Company which is inconsistent with the terms of any Benefit Plan;

            (ii) except for salary and wage increases in the ordinary course of business and consistent with past practices, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, officer or employee or any agent or consultant of such Company other than changes or amendments that are required under existing contracts as disclosed in the Seller Disclosure Schedule;

            (iii) enter into any employment, severance or termination agreement (other than pursuant to existing policies of any of the Companies consistent with past practices, which practices shall not include the agreements contemplated in Section 4.9 of the Seller Disclosure Schedule) with any officer or employee, or grant any officer or employee any increase in severance or termination pay (other than pursuant to existing policies of any of the Companies consistent with past practices, which practices shall not include the agreements contemplated in Section 4.9 of the Seller Disclosure Schedule);

            (iv) adopt, enter into, amend, alter or terminate, partially or completely, any Benefit Plan or any election made pursuant to the provisions of any Benefit Plan to accelerate any payments, obligations or vesting schedules under any Benefit Plan; or

            (v) approve any general or company-wide pay increases for employees;

      (j) except in the ordinary course of business consistent with past practices, modify, amend or terminate any material agreement (including any confidentiality agreement), Permit, concession, franchise, license or similar instrument to which such Company is a party or waive, release or assign any material rights or claims thereunder;

      (k) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or transfer or dispose of assets having an aggregate book value in excess of $200,000 other than (i) in the ordinary course of business or (ii) as set forth in Section 5.1 of the Seller Disclosure Schedule or (iii) as otherwise permitted hereunder;

      (l) enter into any contract that would be required to be disclosed in
Section 2.13(a) or Section 2.13(b) of the Seller Disclosure Schedule;

      (m) make any expenditure or commitment for additions to property, plant, equipment or other tangible or intangible asset of the Companies, except any expenditure or commitment that does not exceed $250,000 in the aggregate;

      (n) settle or compromise (i) the Lawsuits (as defined in Section 9.3),
(ii) any litigation or claim arising out of the transactions contemplated hereby, or (iii) any other litigation or claim if the settlement thereof involves payment of in excess of $250,000 (other than claims for contractual benefits under any insurance or reinsurance contract under which any Company is the insurer or reinsurer in the ordinary course of business and consistent with past practices); provided, that Purchaser will not unreasonably withhold its consent to any such settlement or compromise;

      (o) move the operations of any business or division to any location other than where it is located on the date hereof; or

      (p) authorize any of, or commit or agree to take any of, the foregoing actions.

      5.2 Leucadia Shareholder Meeting. As soon as practicable following the date of this Agreement, Leucadia will duly call, give notice of, convene and hold a meeting of its shareholders (the "Leucadia Shareholders Meeting") for the purpose, among other things, of obtaining approval of and adoption of this Agreement and the transactions contemplated hereby by not less than two-thirds of the outstanding shares entitled to vote thereon "Leucadia Shareholder Approval"). Leucadia will, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement and the transactions contemplated hereby and, subject to Section 5.4(d) hereof, Leucadia (i) shall not modify or revoke such recommendation and (ii) shall take all lawful action to solicit, and use all commercially reasonable efforts to obtain, such approval.

      5.3   Other Actions.

      (a) The Sellers and the Purchaser shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue or that are not so qualified becoming untrue in any material respect except as permitted by Section 5.1 above or (ii) any of the conditions to the transactions contemplated hereby set forth in Article VI not being satisfied.

      (b) The Sellers shall not, to the extent practicable, permit any of the Companies to, without the prior consent of Purchaser, hold any meeting of the board of directors of the Companies or any subsidiary or any committee of any such board, or take any action by written consent of any such board or committee, without providing (i) notice of any such meeting no later than the date notice is given to the board of directors or in advance of the date of any proposed action by written consent and (ii) with such notice, an agenda of the specific matters intended to be considered at such meeting or a copy of the proposed written consent, unless, in the reasonable good faith judgment of the Sellers, providing prior notice of any agenda item or any item of such written consent will prejudice the ability of the board of directors or any committee of the board of directors to discharge its duties, in which case such item may be omitted from the agenda or written consent provided to the Purchaser; provided, that such item does not relate to a matter that is or would be a violation of this Agreement.

      5.4 No Solicitation. (a) Leucadia shall not, nor shall it knowingly permit any of its subsidiaries or any of their respective officers, directors, employees, agents, investment bankers, attorneys, financial advisors or other representatives (collectively, "Leucadia Representatives") to (i) solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal (as defined below), (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; provided, however, that, notwithstanding anything to the contrary in this Agreement, (x) Leucadia may advise any third party of the existence of this restriction contained in this
Section 5.4, (y) at any time prior to shareholder approval of this Agreement and the transactions contemplated hereby, Leucadia may participate in discussions or negotiations with, and may furnish information (pursuant to a confidentiality agreement in customary form) concerning the Sellers and/or the Companies and their business, properties and assets to, a third party who, without any solicitation by Leucadia or any Leucadia Representatives after the date of this Agreement, submits an Acquisition Proposal, if the Board of Directors of Leucadia in good faith determines, based on advice of outside counsel, that it is necessary to do so to comply with its fiduciary duties to shareholders under applicable law and (z) the Board of Directors of Leucadia may take and disclose to the Leucadia stockholders a position with regard to a tender offer or exchange offer contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act and may make such disclosure to the stockholders of Leucadia as may be required under applicable law; provided, that the Board of Directors of Leucadia shall not recommend that the stockholders of Leucadia tender their shares of Leucadia common stock unless such recommendation is permitted by
Section 5.4(d).

            (b) Leucadia shall promptly notify the Purchaser of any Acquisition Proposal, the person making such Acquisition Proposal, and all material terms and conditions of such Acquisition Proposal and thereafter shall keep Purchaser informed of the material terms and status of such Acquisition Proposal.

            (c) For purposes of this Agreement, "Acquisition Proposal" means a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination (i) involving all or substantially all of Leucadia and its subsidiaries, taken as a whole, or any Company or (ii) to acquire or cause to be acquired in any manner, directly or indirectly, including without limitation through any reinsurance transaction not in the ordinary course of business, all or substantially all of the business or assets of Leucadia and its subsidiaries, taken as a whole, or of any Company, or all or a substantial percentage of the capital stock or other ownership interests in Leucadia or any Company, or any similar transaction.

            (d) Notwithstanding anything to the contrary in this Agreement, the Board of Directors of Leucadia shall be permitted from time to time to take the following actions in the circumstances described below: (i) to withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby; or (ii) to approve, recommend or enter into an agreement with respect to an Acquisition Proposal; if, in each such case, prior to shareholder approval (A) an unsolicited Acquisition Proposal is communicated to the Sellers, publicly proposed or publicly disclosed and (B) the Board of Directors of Leucadia determines in good faith, based on advice of outside counsel, that it is necessary to do so to comply with its fiduciary duties under applicable law. No action by the Board of Directors of Leucadia permitted by the preceding sentence (each a "Permitted Action") shall constitute a breach of this Agreement by Leucadia; provided, however, that Sellers shall be obligated to pay fees as required by Section 7.3.



                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      6.1 Conditions to Each Party's Obligation To Consummate Transactions. The respective obligation of each party to this Agreement to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

      (a) Governmental and Regulatory Consents. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any Governmental Entity, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been made or obtained, including without limitation, from the Insurance Regulators in the jurisdictions set forth in Section 6.1 of the Seller Disclosure Schedule hereto, and such consents, approvals, permits and authorizations shall be in full force and effect and shall be subject to no conditions other than conditions customarily imposed by insurance regulatory authorities in connection with similar acquisitions.

      (b) HSR Act. The waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the HSR Act shall have been terminated or shall have otherwise expired.

      (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect or threatened; provided, however, that any party invoking this condition shall use commercially reasonable efforts to have any such order or injunction vacated.

      (d) Monroe Rental Agreement. The Monroe Rental Agreement and the Purchaser's guarantee thereof each shall have been fully executed by all necessary parties and shall be in full force and effect.

      (e) Leucadia Shareholder Approval. The Leucadia Shareholder Approval shall have been obtained.

      (f) Conseco Transaction. If the Conseco Transaction shall not have been consummated, the agreements set forth in Section 4.16 of the Seller Disclosure Schedule shall be in full force and effect in accordance with such schedule.

      6.2 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated hereby is further subject to the following conditions:

      (a) Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of the Sellers contained in this Agreement that are not so qualified shall be true and correct in all respects that reasonably are material, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as a result of any actions contemplated or permitted by this Agreement and except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct, or true and correct in all respects that reasonably are material, as applicable, as of such date. The Sellers shall have delivered to the Purchaser a certificate, dated the Closing Date and signed on behalf of each Seller by an authorized officer of such Seller to the foregoing effect with respect to the representations and warranties of the Sellers.

      (b) Performance of Obligations of the Sellers. The Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date and the Purchaser shall have received a certificate dated as of the Closing Date signed on behalf of each Seller by an authorized officer of such Seller to such effect.

      (c) Opinion of General Counsel and Counsel of the Sellers. Purchaser shall have received an opinion of the Vice President and General Counsel of the Companies, and an opinion of Weil, Gotshal & Manges LLP, counsel to the Sellers, dated the Closing Date in the forms attached hereto as Exhibits D and E.

      6.3 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated hereby is further subject to the following conditions:

      (a) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of the Purchaser contained in this Agreement that are not so qualified shall be true and correct in all respects that reasonably are material, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as a result of any actions contemplated by this Agreement and except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct, or true and correct in all respects that reasonably are material, as applicable, as of such date. The Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date and signed on behalf of the Purchaser by an authorized officer of the Purchaser to the foregoing effect with respect to the representations and warranties of the Purchaser.

      (b) Performance of Obligations of the Purchaser. The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date and the Company shall have received a certificate dated as of the Closing Date signed on behalf of the Purchaser by an authorized officer of the Purchaser.

      (c) Opinion of Counsel of the Purchaser. Seller shall have received an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel to the Purchaser, dated the Closing Date in the form attached hereto as Exhibit F.

      (d) CPI Dividend. The CPI Dividend shall have been paid to Leucadia and/or the Purchaser shall have purchased the right to receive the CPI Dividend (or any unpaid part thereof) in accordance with Section 4.8 of this Agreement.

      (e) Intramerica Distribution. The Intramerica Distribution shall have been effected.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

      7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date, whether before or after Leucadia Shareholder
Approval:

      (a) by mutual written consent of the Purchaser and the Sellers; or

      (b)   by either the Purchaser or the Sellers:

            (i) at any time after December 31, 1997, if the transactions contemplated hereby shall not have been consummated by such date, unless the failure to consummate such transactions is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; or

            (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

            (iii) if, upon a vote at a duly held Leucadia Shareholders Meeting or any adjournment thereof at which the Leucadia Shareholder Approval shall have been voted upon, the Leucadia Shareholder Approval shall not have been obtained.

      (c) by the Purchaser, if the Board of Directors of Leucadia shall have taken any Permitted Action in accordance with the provisions of Section 5.4(d); or

      (d) by the Sellers, if Leucadia enters into a definitive agreement providing for the implementation of a Acquisition Proposal in accordance with the provisions of Section 5.4(d).

      7.2 Effect of Termination. In the event of termination of this Agreement by either the Sellers or the Purchaser as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchaser or the Sellers, other than with respect to the last sentence of Section 4.1 and Sections 2.15, 3.6 and 7.2 and
7.3 of this Agreement. Nothing contained in this Section shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

      7.3 Termination Fee. If (i) this Agreement is terminated by any party pursuant to Section 7.1(b)(iii) hereof, and (ii) at or prior to the Leucadia Shareholders' Meeting there shall have been an Acquisition Proposal, whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting, Sellers shall pay the Purchaser a termination fee of $10 million in cash within five business days of the termination of this Agreement; if, within one (1) year of any such termination described in clause (i) above, a transaction implementing any Acquisition Proposal shall have been consummated, Sellers shall pay to Purchaser an additional termination fee equal to $20 million in cash within five business days of the consummation of such transaction. Alternatively, if this Agreement is terminated by the Purchaser pursuant to Section 7.1(c) or the Sellers pursuant to Section 7.1(d), Sellers shall pay to Purchaser a termination fee equal to $30 million in cash within five business days of the termination of this Agreement. In no event shall Sellers be obligated to pay more than $30 million to Purchaser under this paragraph.



                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

      8.1 Survival. The representations and warranties required to be made by the Sellers and the Purchaser in this Agreement or in any certificate delivered pursuant hereto will survive the Closing:

      (a) in the case of the representations and warranties of Sellers set forth in Section 2.7 and Section 2.9 hereof, until 30 days after the expiration of statutes of limitation applicable in each such section;

      (b) in the case of representations and warranties referred to in Sections
2.2 and 2.23 hereof, indefinitely; and

      (c) in the case of all other representations and warranties, until March 31, 1999.

            Notwithstanding the foregoing, any representation or warranty shall survive the time it would otherwise terminate pursuant to this Section 8.1 to the extent that notice of a breach thereof giving rise to a right of indemnification shall have been given by a party hereto prior to the expiration of the relevant period in accordance with Article IX or Section 4.5 of this Agreement.



                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1 Indemnification by Sellers. Subject to the provisions of Sections 8.1, 9.4, 9.5 and 9.6 hereof, the Sellers will indemnify and hold harmless the Purchaser and the Companies (collectively, the "Purchaser Indemnitees") for any and all monetary damages, charges, losses, deficiencies, liabilities, obligations, costs, fees, and expenses (including, without limitation, reasonable fees and disbursements of counsel including but not limited to those incident to the enforcement of rights under Article IX hereof) (collectively, "Damages") resulting from or relating to any breach by the Sellers of any representation, warranty, covenant, or agreement made by the Sellers in this Agreement. Notwithstanding the foregoing, indemnification for Taxes shall be governed by Section 4.5 hereof and not by Article IX and indemnification for Certain Damages (as defined in Section 9.3 hereof) shall be governed by Section
9.3 hereof.

      9.2 Indemnification by the Purchaser. Subject to the provisions of Sections 8.1, 9.4, and 9.5 hereof, the Purchaser will indemnify and hold harmless each Seller in respect of any and all Damages resulting from or relating to any breach by the Purchaser of any representation, warranty, covenant, or agreement made by the Purchaser in this Agreement. Notwithstanding the foregoing, indemnification for Taxes shall be governed by Section 4.5 hereof and not by Article IX.

      9.3 Special Indemnification by Sellers. Subject to the provisions of
Section 8.1 (to the extent applicable), Section 9.4 (but not Section 9.4(d)),
Section 9.5 and Section 9.6 hereof, the Sellers shall indemnify and hold harmless the Purchaser Indemnitees for any and all Damages hereunder (i) arising under ERISA and the Colonial Penn Insurance Company Long Term Incentive Plan for periods ending on or before the Closing Date; (ii) arising out of or relating to the lawsuits set forth in Section 9.3 of the Seller Disclosure Schedule (the "Lawsuits") (provided, that Sellers shall not indemnify the Purchaser Indemnitees for costs, fees and expenses incurred prior to the execution date of this Agreement); (iii) (x) arising from a breach of the representations and warranties contained in Section 2.23 or (y) arising out of or relating to any Environmental Claim which arises out of or relates to the conduct of the business of the Companies or the ownership or lease of real property or facilities prior to the Closing Date or any Environmental Claim which arises out of or relates to the Monroe Property (including but not limited to, Purchaser Affiliate's tenancy at the Monroe Property) before and after the Closing Date; provided, however, that Sellers shall not have any indemnification obligation under this clause (y) with respect to Damages attributable to actions of Purchaser or Purchaser's affiliates (excluding the Companies for periods prior to the Closing Date) or actions of third parties caused by Purchaser or Purchaser's affiliates (excluding the Companies for periods prior to the Closing
Date) or (iv) arising from a breach by any Company of any representation or warranty made by it in the Conseco Agreements or the Section 4.16 Agreements or otherwise arising under or in connection with the Conseco Agreements or the
Section 4.16 Agreements to the extent related to periods, or to circumstances existing, on or prior to the Closing Date. Sellers' liability under this Section
9.3 shall survive the Closing indefinitely. Damages that are indemnifiable under this Section 9.3 are sometimes referred to herein as "Certain Damages."

      9.4   Limitations on Indemnification.

      (a) No claim by any person for indemnification under this Article IX (an "Indemnitee") against any person (an "Indemnifying Party"), which claim relates to a breach of a representation or warranty made in this Agreement may be made unless notice of such breach is given in accordance with this Article IX prior to the expiration of the 30th day after the end of the survival period for such representation or warranty.

      (b) No claim by the Purchaser Indemnitees under Section 9.1 hereof or by the Sellers under Section 9.2 hereof for indemnification may be made unless and until the Purchaser Indemnitees or the Sellers, as the case may be, have incurred Damages which would otherwise be indemnifiable under such Section in excess of $2,500,000 in the aggregate for the Purchaser Indemnitees or the Sellers, respectively, at which time, all Damages incurred by the Purchaser Indemnitees or the Sellers, as the case may be, in excess of $2,500,000 may be claimed and recovered by the Purchaser Indemnitees or the Sellers as provided in this Agreement; provided, however, that the foregoing limitation shall not apply to (i) any breach of Sections 2.2 or 2.23 and (ii) intentional breaches of any covenant or agreement set forth in Article IV (other than Section 4.5, as to which this Section 9.4(b) does not apply) and Article V. In determining whether a representation or warranty made under Article II or Article III hereof has been breached and Damages suffered as a result, for purposes of this Article IX, such representation or warranty shall be deemed to exclude any materiality qualification or exception and any exception thereto which refers to Company Material Adverse Effect (with respect to Article II) and Purchaser Material Adverse Effect (with respect to Article III).

      (c) No claim by the Purchaser Indemnitees under Section 9.3(ii) hereof for indemnification may be made unless and until the Purchaser Indemnitees have incurred Damages which would otherwise be indemnifiable under such Section in excess of $3,500,000 in the aggregate, at which time all Damages (other than expenses, cost and fees incurred prior to the date of execution of this Agreement, which shall not be indemnifiable by the Sellers) in excess of $3,500,000 may be claimed and recovered as provided in this Agreement. No claim by the Purchaser Indemnitees under Section 9.3(iii) hereof for indemnification may be made unless and until the Purchaser Indemnitees have incurred Damages which would otherwise be indemnifiable under such Section in excess of $1,500,000 in the aggregate, at which time, all Damages under Section 9.3(iii) in excess of $1,500,000 may be claimed and recovered as provided in this Agreement. No deductible shall apply to claims by Purchaser Indemnitees under
Section 9.3(i) or (iv) hereof. In determining whether a representation or warranty covered under Section 9.3 hereof has been breached and Certain Damages suffered as a result, for purposes of this Section 9.4, such representation or warranty shall be deemed to exclude any materiality qualification or exception and any exception thereto which refers to Company Material Adverse Effect).

      (d) Notwithstanding anything to the contrary contained in this Agreement, neither the Purchaser, on the one hand, nor the Sellers, on the other hand, will be liable under any circumstances for indemnification under Section 9.1 or
Section 9.2 hereof, respectively, in an aggregate amount in excess of $200,000,000; provided, however, that the foregoing limitation shall not apply to (i) Damages attributable to a breach by any Seller of any representation or warranty in Sections 2.2 or 2.23 or (ii) intentional breaches of any covenant or agreement set forth in Article IV (other than Section 4.5, as to which this Section 9.4(d) does not apply) and Article V.

      (e) If an Indemnitee recovers from any third party (including insurers) all or any part of any amount paid to it by an Indemnifying Party pursuant to Sections 9.1, 9.2, 9.3 or Section 4.5 hereof, such Indemnitee will promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery, including any Taxes and net of any Tax Benefit resulting from such recovery and payment), but not in excess of any amount previously so paid by the Indemnifying Party. In the event an Indemnitee makes such a payment and the recovery from which such payment is made is subsequently invalidated, set aside or required to be repaid for any reason, then the Indemnifying Party will return such amount to the Indemnitee, without offset for any amount previously paid or otherwise. If an Indemnitee recovers from any third party (including insurers) any amount as to which indemnification may be claimed pursuant to Sections 9.1, 9.2, 9.3 or Section 4.5 hereof, such Indemnitee will have no right to claim indemnification for such amount from the Indemnifying Party.

      (f) If an Indemnitee has any claims or rights (collectively "Rights") against any person (other than the Sellers) for acts or omissions which give rise to a loss against which an Indemnifying Party has indemnified in accordance with the terms of this Agreement, the Indemnifying Party shall be subrogated to such Rights to the extent of such indemnification payments.

      9.5 Notice of Defense of Claims. Promptly after receipt of notice of any claim or Damages for which an Indemnitee may seek indemnification under this
Article IX, such Indemnitee shall give written notice thereof to the Indemnifying Party, but such notification (i) shall not be required with respect to the Lawsuits and (ii) shall not be a condition to indemnification hereunder except to the extent of actual and material prejudice to the Indemnifying Party. The notice shall state the information then available regarding the amount and nature of such claim or Damages and shall specify the provision or provisions of this Agreement under which the right to indemnification is asserted. If within 30 days after receiving such notice the Indemnifying Party gives written notice to the Indemnitee stating that it intends to defend against such claim or Damages at its own cost and expense, then defense (including the right to settle or compromise such action) of such matter, including selection of counsel (subject to the consent of the Indemnitee which consent shall not be unreasonably withheld) and the sole power to direct and control such defense, shall be by the Indemnifying Party and the Indemnitee shall make no payment in respect of such claim or Damages to any third party as long as the Indemnifying Party is conducting a good faith and diligent defense. If the liability of the Indemnifying Party with respect to such claim or Damages is subject to a deductible pursuant to Sections 9.4(b)or 9.4(c) hereof that has not yet been fully satisfied, the Indemnified Party shall reimburse the Indemnifying
Party for any amount actually incurred by the Indemnifying Party up to the amount of the remaining applicable deductible. Notwithstanding the foregoing, the Indemnitee shall at all times have the right to fully participate in such defense at its own cost and expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnitee and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expenses of one separate counsel for the Indemnitee shall be paid by the Indemnifying Party. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnitee shall, at the expense of the Indemnifying Party, undertake the defense of such claim or Damages with counsel selected by the Indemnitee, and shall have the right to compromise or settle the same exercising reasonable business judgment with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnitee shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense. Notwithstanding anything herein to the contrary, the Indemnifying Party shall have the right to settle all claims of third parties for which indemnification is payable hereunder without the consent of the Indemnitee so long as such settlement releases the Indemnitee from all liability for or in connection with such action and does not materially and adversely impair the ability of the Indemnitee to carry on its business and does not contain any admission of wrong doing on the part of the Indemnitee.

      Notwithstanding the preceding paragraph, the Purchaser shall have the right, at any time after the Closing, to assume and control the defense of any Lawsuit. If the Purchaser exercises such right, then all Damages in connection therewith shall be paid by Sellers in accordance with the provisions of this
Article IX; provided, that the Purchaser shall not settle any Lawsuit without the consent of the Sellers, which consent shall not be unreasonably withheld. The Indemnifying Party shall be permitted to have full access to information relevant to the defense of any such Lawsuit and to employ counsel in such connection.

      9.6 FPL Agreement. The Purchaser expressly acknowledges that Leucadia (and/or its affiliate(s)) are party to, and have certain rights and obligations under that certain Stock Purchase and Sale Agreement by and between FPL Group Capital Inc. (as seller) and Leucadia (as buyer) dated as of April 5, 1991 (the "FPL Agreement"), and that, pursuant to the FPL Agreement, Leucadia (and/or its affiliate(s)) have the right to be indemnified against certain losses. If the Purchaser Indemnitees suffer Damages that may be indemnifiable pursuant to the FPL Agreement, the Purchaser agrees that it will take, and that it will cause each of the Companies to take, any and all commercially reasonable steps in connection with pursuing such indemnification under the FPL Agreement and that it/they will cooperate fully to assure that the Companies, under the control and direction of Leucadia, and at the expense of Leucadia, fully comply with its/their obligations (if commercially reasonable) in order to fully secure its/their rights to indemnification under the FPL Agreement. Notwithstanding anything to the contrary contained herein, any and all steps taken in connection with pursuing such indemnity or otherwise securing rights and satisfying obligations under the FPL Agreement shall be under the control and discretion of, and at the expense of Leucadia. If the Purchaser and/or any (or all) of the Companies fail to take commercially reasonable steps or to fully cooperate with the Sellers in accordance with this Section 9.6, then the Sellers shall not be obligated to indemnify the Purchaser under Sections 9.1 or 9.3 hereof for any Damages attributable to such failure. Subject to the foregoing, Damages for which Sellers are required to indemnify the Purchaser Indemnitees pursuant to Sections
9.1 or 9.3 shall be so indemnified and paid when due under this Agreement without regard to whether the underlying amount is recovered by the Sellers under the FPL Agreement.

      9.7 Purchase Price Adjustment. Except for any portion properly treated as interest under Section 1274 of the Code (or otherwise), any payment by any Indemnifying Party in indemnification hereunder shall be treated as an adjustment to the Purchase Price.


                                    ARTICLE X

                                     NOTICES

      10.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

      If to the Sellers, to:

            c/o Leucadia National Corporation
            315 Park Avenue South
            New York, New York  10010
            Attention:  Joseph S. Steinberg, President
            Telephone:  (212) 460-1900
            Facsimile:  (212) 598-3245

      with a copy to:

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, New York  10153
            Attention:  Stephen E. Jacobs, Esq.
            Telephone:  (212) 310-8000
            Facsimile:  (212) 310-8007

      If to the Purchaser, to:

            General Electric Capital Corporation/
              Consumer Savings Insurance Group
            6610 West Broad Street
            Richmond, Virginia  23230
            Attention:  General Counsel
            Telephone:  (804) 281-6000
            Facsimile:  (804) 281-6165

with a copy to:

            LeBoeuf, Lamb, Greene & MacRae, L.L.P.
            125 West 55th Street
            New York, New York  10019-5389
            Attention:  Alexander M. Dye, Esq.
            Telephone:  (212) 424-8000
            Facsimile:  (212) 424-8500

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article X will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 Entire Agreement. Except for documents executed by the Seller and the Purchaser pursuant hereto and the Confidentiality Agreement, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto, the Seller Disclosure Schedule, the Purchaser Disclosure Schedule and other documents delivered in connection herewith) and the Confidentiality Agreement contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The parties agree that any item disclosed in any section of the Seller Disclosure Schedule or the Purchaser Disclosure Schedule, as the case may be, shall be deemed to be disclosed for all purposes of this Agreement, notwithstanding the fact that such item was not disclosed in any other section of the Seller Disclosure Schedule or the Purchaser Disclosure Schedule, as the case may be.

      11.2 Expenses. Except as otherwise provided herein, regardless of whether or not the transactions contemplated hereby are consummated, each of the Sellers and the Purchaser will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

      11.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

      11.4 No Third Party Beneficiary. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

      11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      11.6 Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto.

      11.7 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void, except that before or after the Closing the Purchaser shall have the right, without such consent, to assign to a wholly-owned subsidiary of the Purchaser its rights and obligations hereunder, provided that no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations. In the event of such assignment, the Purchaser shall guarantee the performance by such subsidiary of such obligations hereunder, which guarantee shall at all times remain in full force and effect. This Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

      11.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

      11.9 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "ARTICLE" or "Section" refer to the specified ARTICLE or Section of this Agreement; (e) the term "party" means, on the one hand, the Purchaser, and on the other hand, the Sellers; (f) the phrase "in the ordinary course of business and consistent with past practice" refers to the business, operations, affairs, and practice of the Companies or the Subsidiaries, as the case may be, in each case consistent with past practices of such business, operations, and affairs; (g) the phrase "to the knowledge of the

Sellers" and similar phrases mean the actual knowledge, after due inquiry, of the Directors of Leucadia, the Chairman, the President, any Executive Vice President, the Treasurer or any Vice President of Leucadia, or the Chairman, the President, any Executive or Senior Vice President, any Vice President, the General Counsel, the Treasurer, or any legal compliance officer of any Company;
(h) the phrase "to the knowledge of Purchaser" and similar phrases mean the actual knowledge, after due inquiry, of the executive officers of the Purchaser,
(i) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization; and (j) all references to "dollars" or "$" refer to currency of the United States of America.

      11.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or the Purchaser under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Purchaser and the Sellers, effective as of the date first written above.


                              GENERAL ELECTRIC CAPITAL CORPORATION

                              By:  /s/ Michael D. Frazier
                                  ------------------------------------------
                                      Name: Michael D. Frazier
                                     Title: Senior Vice President


                              LEUCADIA NATIONAL CORPORATION

                              By:  /s/ Joseph S. Steinberg
                                  ------------------------------------------
                                      Name: Joseph S. Steinberg
                                     Title: President


                              CHARTER NATIONAL LIFE INSURANCE COMPANY

                              By:  /s/ Gregory R. Barstead
                                  ------------------------------------------
                                      Name: Gregory R. Barstead
                                     Title: President


                              COLONIAL PENN GROUP, INC.

                              By:  /s/ Linda M. Delaney
                                  ------------------------------------------
                                      Name: Linda M. Delaney
                                     Title: President


                              COLONIAL PENN HOLDINGS INC.

                              By:  /s/ Linda M. Delaney
                                  ------------------------------------------
                                      Name: Linda M. Delaney
                                     Title: President

                                                                     ANNEX B
                                                                     -------

                            Jeffries & Company, Inc.
                               Corporate Finance
                    1100 Santa Monica Boulevard, 10th Floor
                         Los Angeles, California 90025
                    Telephone: (310) 575-5200 (800) 933-6656
                              Fax: (310) 375-5165




                                                            June 27, 1997

The Board of Directors
LEUCADIA NATIONAL CORPORATION
315 Park Avenue South
20th Floor
New York, New York 10010


RE: THE PROPOSED ACQUISITION (THE "ACQUISITION") OF COLONIAL PENN INSURANCE COMPANY, AND CP GENERAL AGENCY, INC. AND THEIR SUBSIDIARIES (OTHER THAN INTRAMERICA LIFE INSURANCE COMPANY) (COLLECTIVELY, "COLONIAL PENN"), INDIRECT WHOLLY-OWNED SUBSIDIARIES OF LEUCADIA NATIONAL CORPORATION (THE "COMPANY") BY GENERAL ELECTRIC CAPITAL CORPORATION ("GECC").


TO THE BOARD OF DIRECTORS:

         YOU HAVE ASKED US TO ADVISE YOU ON THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE COMPANY OF THE CONSIDERATION TO BE RECEIVED BY THE COMPANY IN CONNECTION WITH THE ACQUISITION. THE TERMS OF THE ACQUISITION ARE PRESENTLY SET FORTH IN A DRAFT, DATED AS OF JUNE 20, 1997, OF A PURCHASE AGREEMENT BY AND AMONG THE COMPANY, CERTAIN SUBSIDIARIES OF THE COMPANY AND GECC (THE "ACQUISITION AGREEMENT").

         YOU HAVE INFORMED US THAT PURSUANT TO THE ACQUISITION AGREEMENT, LEUCADIA WILL RECEIVE (I) $950 MILLION PLUS (II) A PAYMENT OF $156,164 PER DAY FROM JANUARY 1, 1997 UP TO AND INCLUDING THE CLOSING DATE OF THE TRANSACTION PLUS (III) OTHER ADJUSTMENTS AS DESCRIBED IN ARTICLE IV OF THE ACQUISITION AGREEMENT PLUS (IV) A DIVIDEND OF $20.0 MILLION FROM COLONIAL PENN TO LEUCADIA PRIOR TO THE CLOSING DATE OF THE TRANSACTION (IN AGGREGATE, THE "CONSIDERATION") IN EXCHANGE FOR ALL OF THE CAPITAL STOCK OF COLONIAL PENN INSURANCE COMPANY AND CP GENERAL AGENCY, INC. THE TERMS AND CONDITIONS OF THE ACQUISITION AGREEMENT, INCLUDING THE ADJUSTMENTS, ARE MORE FULLY SET FORTH IN THE ACQUISITION AGREEMENT. WE NOTE THAT THE ACQUISITION HAS NOT YET BEEN CONSUMMATED. ANY CHANGE IN THE CONSIDERATION OR IN THE FINAL FORM OF THE ACQUISITION AGREEMENT COULD CHANGE THE CONCLUSIONS EXPRESSED HEREIN.

         JEFFERIES & COMPANY, INC. ("JEFFERIES"), AS PART OF ITS INVESTMENT BANKING ACTIVITIES, IS REGULARLY ENGAGED IN THE EVALUATION OF CAPITAL STRUCTURES. IN ADDITION, JEFFERIES PERFORMS VALUATIONS OF BUSINESSES AND THEIR SECURITIES IN CONNECTION WITH MERGERS AND ACQUISITIONS, NEGOTIATED UNDERWRITINGS, SECONDARY DISTRIBUTIONS OF LISTED AND UNLISTED SECURITIES, PRIVATE PLACEMENTS, AND OTHER FINANCIAL SERVICES. AS YOU ARE AWARE, JEFFERIES HAS BEEN ENGAGED BY THE COMPANY TO RENDER, AND HAS RECEIVED A FEE FOR RENDERING, THIS OPINION.

         IN CONNECTION WITH OUR OPINION, WE HAVE, REVIEWED, AMONG OTHER THINGS, THE DRAFT OF THE ACQUISITION AGREEMENT AND CERTAIN FINANCIAL AND OTHER INFORMATION ABOUT COLONIAL PENN AND THE COMPANY, THAT WAS, IN EACH CASE, PUBLICLY AVAILABLE OR FURNISHED TO US BY COLONIAL PENN OR THE COMPANY, AS THE CASE MAY BE, INCLUDING CERTAIN INTERNAL FINANCIAL ANALYSES, FINANCIAL FORECASTS, REPORTS AND OTHER INFORMATION PREPARED BY COMPANY AND COLONIAL PENN MANAGEMENT. WE HAVE HELD DISCUSSIONS WITH MEMBERS OF SENIOR MANAGEMENT OF THE COMPANY AND COLONIAL PENN CONCERNING COLONIAL PENN'S HISTORICAL AND CURRENT OPERATIONS, AND FINANCIAL CONDITION AND PROSPECTS. IN ADDITION, WE HAVE REVIEWED THE FINANCIAL TERMS OF CERTAIN RECENT TRANSACTIONS, INCLUDING BUSINESS COMBINATIONS, IN THE INSURANCE INDUSTRY SPECIFICALLY AND IN OTHER INDUSTRIES GENERALLY AND PERFORMED SUCH OTHER FINANCIAL STUDIES, ANALYSES AND INVESTIGATIONS AS WE DEEMED APPROPRIATE FOR PURPOSES OF THIS OPINION.

         IN RENDERING THIS OPINION, WE HAVE RELIED, WITHOUT INDEPENDENT INVESTIGATION OR VERIFICATION, ON THE ACCURACY, COMPLETENESS AND FAIRNESS OF ALL FINANCIAL AND OTHER INFORMATION REVIEWED BY US AND THIS OPINION IS CONDITIONED UPON SUCH INFORMATION (WHETHER WRITTEN OR ORAL), INCLUDING, WITHOUT LIMITATION, THE INFORMATION REFERRED TO IN THE PRECEDING PARAGRAPH, BEING ACCURATE, COMPLETE AND FAIR IN ALL RESPECTS. YOU HAVE INFORMED US, AND WE HAVE ASSUMED, WITH YOUR PERMISSION, THAT ALL PROJECTIONS EXAMINED BY US WERE REASONABLY PREPARED ON BASES REFLECTING THE BEST CURRENTLY AVAILABLE ESTIMATES AND GOOD FAITH JUDGMENTS OF THE RESPECTIVE MANAGEMENT OF THE COMPANY AND COLONIAL PENN AS TO THE FUTURE PERFORMANCE OF COLONIAL PENN. ALTHOUGH SUCH PROJECTIONS DID NOT FORM THE PRINCIPAL BASIS FOR OUR OPINION, BUT RATHER WAS ONE AMONG MANY ITEMS EMPLOYED, CHANGES THERETO COULD AFFECT THE OPINION RENDERED HEREIN.

         WE HAVE NOT BEEN REQUESTED TO, AND DID NOT: (A) PARTICIPATE IN THE STRUCTURING OR NEGOTIATING OF THE ACQUISITION AND THE ACQUISITION AGREEMENT; (B) SOLICIT THIRD PARTY INDICATIONS OF INTEREST IN ACQUIRING ALL OR ANY PART OF COLONIAL PENN; OR (C) MAKE ANY INDEPENDENT EVALUATION OR APPRAISAL OF THE ASSETS OR LIABILITIES, CONTINGENT OR OTHERWISE, OF COLONIAL PENN, NOR HAVE WE BEEN FURNISHED WITH ANY SUCH EVALUATIONS OR APPRAISALS.

         WE HAVE ASSUMED, WITH YOUR PERMISSION, THAT ALL CONSENTS AND AUTHORIZATIONS NECESSARY TO CONSUMMATE THE ACQUISITION HAVE BEEN, OR WILL BE OBTAINED, WITHOUT MATERIAL EXPENSE. OUR OPINION IS ADDRESSED SOLELY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE COMPANY OF THE CONSIDERATION ON THE ASSUMPTION THAT THE COMPANY AND ITS BOARD OF DIRECTORS HAVE DETERMINED THAT, FROM THE STANDPOINT OF ITS BUSINESS AND PROSPECTS, IT IS APPROPRIATE AND DESIRABLE TO CONSUMMATE THE ACQUISITION. OUR OPINION IS BASED ON ECONOMIC AND MARKET CONDITIONS PREVAILING, AND STOCK PRICES AND OTHER CIRCUMSTANCES AND CONDITIONS EXISTING, ON THE DATE OF THIS LETTER, AND WE DO NOT EXPRESS ANY OPINION AS TO THE MARKET VALUE OF THE COMPANY'S COMMON SHARES, $1 PAR VALUE PER SHARE (THE "COMMON STOCK"), OR THE PRICE OR TRADING RANGE AT WHICH SHARES OF THE COMPANY'S COMMON STOCK WILL TRADE FOLLOWING CONSUMMATION OF THE ACQUISITION. WITHOUT LIMITING THE FOREGOING, WE EXPRESSLY DISCLAIM ANY UNDERTAKING OR OBLIGATION TO ADVISE ANY PERSON OF ANY CHANGE IN ANY FACT OR MATTER AFFECTING OUR OPINION OF WHICH WE BECOME AWARE AFTER THE DATE HEREOF.

         IN THE ORDINARY COURSE OF JEFFERIES' BUSINESS, WE MAY ACTIVELY TRADE SECURITIES OF THE COMPANY AND GECC FOR OUR OWN ACCOUNT AND FOR THE ACCOUNTS OF OUR CUSTOMERS AND, ACCORDINGLY, MAY AT ANY TIME HOLD A LONG OR SHORT POSITION IN SUCH SECURITIES.


         IT IS UNDERSTOOD THAT THIS LETTER IS FOR THE USE OF THE BOARD OF DIRECTORS OF THE COMPANY ONLY AND MAY NOT BE USED FOR ANY OTHER PURPOSE WITHOUT JEFFERIES' PRIOR WRITTEN CONSENT, EXCEPT THAT THE COMPANY MAY INCLUDE THIS LETTER, AND A DESCRIPTION THEREOF, IN ANY PROXY STATEMENT DISTRIBUTED TO THE SHAREHOLDERS OF THE COMPANY IN CONNECTION WITH THE ACQUISITION. WITHOUT LIMITING THE FOREGOING, THIS LETTER DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE ACQUISITION, IF ANY SUCH VOTE IS REQUIRED.

         BASED UPON AND SUBJECT TO THE FOREGOING, INCLUDING THE VARIOUS ASSUMPTIONS AND LIMITATIONS SET FORTH HEREIN, IT IS OUR OPINION THAT THE CONSIDERATION IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO THE COMPANY.



                                                VERY TRULY YOURS,



                                                JEFFERIES & COMPANY, INC.

NYFS04...:\30\76830\0227\1980\EXH6287Z.480

                                                              ANNEX C
                                                              -------


                        NEW YORK BUSINESS CORPORATION LAW


         SS. 623. PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES.-(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

         (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

         (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph
(g) of Section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

         (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

         (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

         (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

         (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

         (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

                  (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

                  (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

                  (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

                  (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice laws and rules.

                  (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

                  (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

                  (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

                  (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

         (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired Shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

         (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

                  (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

                  (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

                  (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

         (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

         (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

         (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Amended by L. 1962, Ch. 834, ss. 40; L. 1963, Ch. 746, ss. 15; L. 1965, Ch. 803, ss.ss. 20-22; L. 1982, Ch. 202, ss.ss.
3-9; L. 1982, Ch. 928, ss.ss. 38-40; L. 1986, Ch. 117, ss.3.)

         SS. 910. RIGHT OF SHAREHOLDER TO RECEIVE PAYMENT FOR SHARES UPON MERGER OR CONSOLIDATION, OR SALE, LEASE, EXCHANGE OR OTHER DISPOSITION OF ASSETS, OR SHARE EXCHANGE.-(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

                  (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in subparagraphs (A), (B) and (C).

                  (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

                           (i) To a shareholder of the parent corporation in a
                  merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); and

                           (ii) To a shareholder of the surviving corporation in
                  a merger authorized by this article, other than a merger specified in subparagraph (i), unless such merger effects one or more of the changes specified in subparagraph (b)(6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder.

                  (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

                  (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange.

                  (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623. (Amended by L. 1962, Ch. 834, ss. 69; L. 1963, Ch. 689, ss. 18; L. 1965, Ch. 803, ss. 47; L. 1986,
         Ch. 117, ss.4; L. 1991. Ch. 390 ss. 3.)

NYFS04...:\30\76830\0146\1980\ANN6257K.030

                                                                ANNEX D
                                                                -------


         THE TRANSFER OF THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN PARAGRAPH 10 HEREOF, AND THE HOLDER OF THIS WARRANT BY ACCEPTANCE HEREOF AGREES TO BE BOUND BY SUCH RESTRICTIONS.


                          COMMON SHARE PURCHASE WARRANT

                 TO SUBSCRIBE FOR AND PURCHASE COMMON SHARES OF

                          LEUCADIA NATIONAL CORPORATION


                                             WARRANT TO PURCHASE 400,000 SHARES


THIS CERTIFIES that, for value received,

                     [IAN M. CUMMING OR JOSEPH S. STEINBERG]

is entitled to subscribe for and purchase from LEUCADIA NATIONAL CORPORATION, incorporated under the laws of the State of New York (hereinafter called the "Company"), at the price of $[_____](1) per share (the "initial warrant purchase price"), (a) at any time from ______ __, 1998, to and including ______ __, 2002, two hundred thousand (200,000) fully paid and nonassessable Common Shares, $1 par value, of the Company ("Common Shares"), and (b) at any time from ______ __, 1999, to and including ______ __, 2002, two hundred thousand (200,000) fully paid and nonassessable Common Shares, subject, in each case, however, to the provisions and upon the terms and conditions hereinafter set forth. The initial warrant purchase price and the number and character of the shares with respect to which this Warrant is exercisable are subject to adjustment as hereinafter provided.

         1.       Exercise; Issuance of Certificates; Payment for Shares.

                  (a) Unless a Termination (defined below) shall have occurred on or prior to ____________, the rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Common Share), at any time or from time to time on or after
         (i) ______ __, 1998 with respect to two hundred thousand (200,000) Common Shares and (ii) ______ __, 1999 with respect to the remaining two hundred thousand (200,000) Common Shares, in each case, until 5:00 p.m. New York City time on ______ __, 2002.

                  (b) "Termination" for purposes hereof shall mean either (1) the voluntary termination by [Ian M. Cumming or Joseph S. Steinberg] of his employment with the Company, or (2) the discharge of [Ian M. Cumming or Joseph S. Steinberg] from such employment for "cause." "Cause" is defined as the commission by [Ian M. Cumming or Joseph S. Steinberg] of any act of gross negligence in the performance of his duties or obligations to the Company or any of its subsidiary or affiliated companies, or the commission by [Ian M. Cumming or Joseph S. Steinberg] of any material act of disloyalty, dishonesty or breach of trust against the Company or any of its subsidiary or affiliated companies.


- -----------------------------
      (1) 105% of closing price of a Common Share on the date the Warrants are authorized by the Shareholders of the Company.

                  (c) The rights may be so exercised by such holder hereof by the surrender of this Warrant (with the Subscription Agreement annexed hereto appropriately completed) to the Company at its offices at 315 Park Avenue South, New York, New York (or such other office or agency of the Company in New York, New York, as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company at any time within the period above named) and upon payment to it, for the account of the Company, of the purchase price for such shares.

                  (d) The Company agrees that the shares so purchased shall be deemed to have been issued to the holder hereof as the record owner of such shares immediately after the close of business on the date on which this Warrant shall have been surrendered and delivery of payment for such shares shall have been made as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares so purchased shall be delivered to the holder hereof promptly after such surrender and delivery, and, unless this Warrant shall have expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof.

         2. Agreement of Holder. The holder of this Warrant, by his acceptance hereof, represents that he is acquiring this Warrant, and will acquire the Common Shares issuable upon any exercise of this Warrant by such holder, for his own account for investment and not with a view to the distribution thereof or with any present intention of selling any thereof, except for a sale of such Common Shares in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and the regulations thereunder.

         3. Shares to be Fully Paid. Reservation of Shares. All shares issued upon the exercise of the rights represented by this Warrant shall be validly issued, fully paid and nonassessable (except as otherwise provided in Section 630 of the New York Business Corporation Law) and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company shall from time to time take all such action as may be requisite to assure that the par value per Common Share is at all times equal to or less than the warrant purchase price per share then in effect. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all time have authorized, and reserved for the purpose of issuance or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such Common Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Shares of the Company may be listed. The Company shall not take any action which would result in any adjustment of the warrant purchase price if the total number of Common Shares issuable after such action upon exercise of all Warrants then outstanding would exceed the total number of then authorized but unissued Common Shares.

         4. Adjustments. The above provisions are, however, subject to the following:

                  4A. Warrant Purchase Price Defined. The initial warrant purchase price set forth in the initial paragraph of this Warrant shall be subject to adjustment from time to time as hereinafter provided. The term "warrant purchase price" shall mean, unless and until any such adjustment shall occur, the initial warrant purchase price and, after any such adjustment, the warrant purchase price resulting from such adjustment.

                  4B. Adjustment of Number of Shares. Upon each adjustment of the warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of Common Shares obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

                  4C. Adjustment of Warrant Purchase Price Upon Issuance of Common Shares. If and whenever after the date hereof the Company shall issue or sell any Common Shares without consideration or for a consideration per share less than the warrant purchase price in effect immediately prior to the time of such issue or sale, then, and in each such case, forthwith upon such issue or sale, the warrant purchase price shall be reduced to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (X) the number of Common Shares outstanding immediately prior to such issue or sale multiplied by the then existing warrant purchase price, plus (Y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of Common Shares outstanding immediately after such issue or sale. No adjustment shall be made in an amount less than $.05 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.05 per share or more. For the purposes of this paragraph 4(C), the following provisions (1) to (6), inclusive, shall also be applicable:


                  (1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares, whether or not such rights or options are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such rights or options (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options by (ii) the total maximum number of Common Shares issuable upon the exercise of such rights or options) shall be less than the warrant purchase price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of Common Shares issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the warrant purchase price shall be made upon the actual issue of such Common Shares, except as otherwise provided in paragraph 4C(2).

                  (2) Changes in Rights or Options. If the purchase price provided for in any rights or options referred to in paragraph 4C(1) shall change at any time (other than under or by reason of provisions designed to protect against dilution), the warrant purchase price in effect at the time of such event shall forthwith be readjusted to the warrant purchase price which would have been in effect at such time had such rights or options still outstanding provided for such changed purchase price at the time initially granted, issued or sold. Upon the expiration of any such option or right, the warrant purchase price then in effect hereunder shall forthwith be increased to the warrant purchase price which would have been in effect at the time of such expiration had such right or option to the extent outstanding immediately prior to such expiration never been issued and the Common Shares issuable thereunder shall no longer be deemed to be outstanding; provided, however, that no such increase in the warrant purchase price shall be made in an amount in excess of the amount of the adjustment thereof initially made in respect of the granting of such rights or options. If the purchase price provided for in any such right or option referred to in paragraph 4C(1) shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such right or option the warrant purchase price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such right or option never been issued as to such

         Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid, but only if as a result of such adjustment the warrant purchase price then in effect hereunder is thereby reduced.

                  (3) Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any shares of the Company payable in Common Shares, any Common Shares issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (4) Consideration for Shares. In case any Common Shares or any rights or options to purchase Common Shares shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Common Shares or any rights or options to purchase Common Shares shall be issued or sold for a consideration other than cash, or partly for cash and for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the lesser of (i) the fair market value on the issue date of the securities so issued by the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith, or (ii) the fair value of such consideration as determined in good faith by the Board of Directors of the Company after deduction of any such expenses. In case any Common Shares or any rights or options to purchase Common Shares shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board in good faith shall determine to be attributable to such Common Shares, or rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for shares or other securities of any corporation, the Company shall be deemed to have issued a number of Common Shares for shares or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and the consideration received from such issuance shall be equal to the fair market value on the date of such transaction of such shares or securities of the other corporation, and if any such calculation results in adjustment of the warrant purchase price, the determination of the number of Common Shares receivable upon exercise of this Warrant immediately prior to such merger, conversion or sale, for purposes of paragraph 4F shall be made after giving effect to such adjustment of the warrant purchase price.

                  (5) Record Date. In case the Company shall take a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares, or (ii) to subscribe for or purchase Common Shares, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (6) Treasury Shares. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Shares for the purposes of this paragraph 4(C).


                  4D. Dividends and Distributions. If the Company shall at any time declare a dividend or make a distribution in respect of its Common Shares, the warrant purchase price in effect immediately prior to the declaration of such dividend or the making of such distribution shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per Common Share or, in the case of any other dividend distribution, to the fair value thereof per Common Share as determined in good faith by the Board of Directors of the Company; provided that no adjustment under this paragraph 4(D)shall be required in the case of a cash dividend payable out of earnings or earned surplus and otherwise than in securities of the Company unless such cash dividend is an extraordinary dividend as determined in good faith by the Board of Directors of the Company. If the Company shall at any time declare a dividend or make a distribution in respect of its Common Shares in securities of the Company other than Common Shares, the holder of this Warrant shall be entitled to receive upon exercise of this Warrant such securities as such holder would have been entitled to receive had this Warrant been exercised immediately prior to such dividend or distribution. For the purposes of the foregoing, a dividend in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to such dividend as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend or distribution, or, if a record is not taken, the date as of which the holders of Common Shares of record entitled to such dividend or distribution are to be determined.

                  4E. Subdivision or Combination of Shares. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares or pay a dividend or other distribution upon any shares of the Company payable in Common Shares, the warrant purchase price in effect immediately prior to such subdivision or payment date shall be proportionately reduced. In case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the warrant purchase price in effect immediately prior to such combination shall be proportionately increased.

                  4F. Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital shares of the Company, any consolidation or merger of the Company with another corporation, or any sale of all or substantially all of the assets of the Company to another corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to, and in form and substance satisfactory to, the registered holder hereof (who shall not unreasonably withhold his approval) at the last address of such holder appearing on the books of the Company, (i) the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and (ii) all other obligations of the Company under this Warrant.

                  4G. Notice of Adjustments. Upon each adjustment or readjustment of the warrant purchase price or in the nature of the Common Shares, securities or other property receivable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall forthwith mail a copy of each such certificate addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

                  4H. Other Notices. In case at any time:

                           (1) the Company shall declare any dividend upon its
                  Common Shares payable in shares or authorize any other distribution (other than regular cash dividends) to the holders of its Common Shares;

                           (2) the Company shall offer for subscription pro rata

                  to the holders of its Common Shares any additional shares of any class or other rights;

                           (3) there shall be any capital reorganization, or
                  reclassification of the capital shares of the Company (other than a transaction covered by paragraph 4F), or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                           (4) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (a) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution of subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the forgoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         4.I. Certain Events. If any event occurs, as to which, in the opinion of the Board of Directors of the Company, the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the warrant purchase price as otherwise determined pursuant to this Paragraph 4 except in the event of a combination of shares of the type contemplated in paragraph 4E and then in no event to an amount larger than the warrant purchase price as adjusted pursuant to paragraph 4E.

         5. Issue Tax. The issuance of certificates for Common Shares upon the exercise of this Warrant shall be made without charge to the holders hereof for any issuance tax in respect thereof, and all such issuance taxes shall be paid or provided for by the Company prior to the issuance of such certificates.

         6. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

         7. Listing of Shares. The Company agrees to use its best efforts to secure, as soon as practicable after the date hereof, the listing of the Common Shares issuable upon the exercise of this Warrant, subject to official notice of issuance, on the New York Stock Exchange, Inc.

         8. Warrant Transferable; Registration Books. This Warrant is not transferable (other than by gift or pursuant to the laws of descent and distribution) prior to ______ __, 1998 with respect to two hundred thousand (200,000) Common Shares and ______ __, 1999 with respect to the remaining two hundred thousand (200,000) Common Shares. Subject to such limitation and the provisions of paragraph 10, this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company referred to in paragraph 1 by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

         The Company shall keep or cause to be kept, at its offices (or the office of its agents) in New York, New York, proper books in which the names and addresses of the initial holder of this Warrant and all subsequent transferees shall be registered.

         9. Warrant Exchangeable; Loss, Theft, Destruction, Etc. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company referred to in paragraph 1, for a new Warrant or new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by such holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder.

         10. Securities Act Compliance, Registration.

                  10A.     Definitions.  As used in this paragraph 10, the
following definitions shall be applicable:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.

                  "Maximum Includable Shares" shall mean the maximum number of Common Shares (including, for this purpose, the number of Common Shares issuable upon exercise of Restricted Securities for which registration is requested pursuant to paragraph 10E(1) to be offered by selling security holders in a firm commitment underwriting that the managing underwriter or underwriters (the "Managing Underwriters") of the proposed offering, in their good faith judgment, deem it practicable and consistent with the best interests of the Company to offer and sell, upon the effectiveness of the Registration Statement. In making such judgment, the Managing Underwriters shall take into account, among other things, (i) any adverse effect on the price or terms upon which the securities included in such Registration Statement for the account of the Company may be sold, and (ii) any adverse effect on the price or terms upon which all securities included in such Registration Statement for the account of the Company and the selling security holders may be sold.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Prospectus" shall mean any preliminary prospectus and final prospectus (as such may be amended or supplemented) which constitutes
         Part I of a Registration Statement filed with the Commission.

                  "Registration Statement" shall mean the form and documents required to be filed by an issuer in connection with the registration of securities of such issuer under the Securities Act.

                  "Restricted Securities" shall mean (i) this Warrant (and any warrant or warrants issued in exchange therefor or in replacement thereof) and (ii) the Common Shares issued or issuable upon exercise of this Warrant or such other warrants; the certificates for all of which bear the legend referred to in paragraph 10B.

                  "Restricted Shares" shall mean the Common Shares issued or issuable upon exercise of Restricted Securities bearing the legend referred to in paragraph 10B.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "Seller" shall mean each holder of Restricted Securities or Restricted Shares for whom securities are included or proposed to be included in a Registration Statement filed or proposed to be filed by the Company.

                  "Transfer" shall mean any sale, pledge, assignment, encumbrance or disposition of any Restricted Securities or of any part thereof or interest therein, including an offer to transfer, whether or not such transfer would constitute a "sale" as that term is defined in section 2(3) of the Securities Act.

                  10B.     Legends.

                           (1) Unless and until removed as provided in the next
                  paragraph, this Warrant (and any Warrants issued in exchange herefor or replacement hereof) and each certificate evidencing Common Shares issued upon exercise of this Warrant shall bear a legend in substantially the following form:

                                    In the case of this Warrant: "The transfer
                           of this Warrant and the Common Shares issuable upon exercise hereof is subject to certain restrictions contained in paragraph 10 hereof, and the holder of this Warrant by acceptance hereof agrees to be bound by such restrictions."

                                    In the case of Common Shares: "The transfer
                           of this certificate and the shares evidenced hereby is subject to certain restrictions contained in paragraph 10 of a Common Share Purchase Warrant dated ______ __, 1997, and the holder of this certificate by acceptance hereof agrees to be bound by such restrictions. A copy of such Warrant is on file with the Secretary of the Company."

                                    The Company may issue such "stop transfer"
                           instructions to its transfer agent with respect to all or any of the Restricted Securities as it deems appropriate to prevent any violation of the provisions of this paragraph 10 or of the Securities Act.

                           (2) The Company shall issue a new Warrant or
                  certificate which does not contain the legend set forth in paragraph 10B(1) if (i) the shares represented thereby are sold pursuant to a Registration Statement (including a current Prospectus) which has become and is effective under the Securities Act or (ii) the staff of the Commission shall have issued a "no action" letter to the effect that, or counsel acceptable to the Company shall have rendered its opinion (which opinion shall be acceptable to the Company) that, such securities may be sold without registration under the Securities Act.

                           (3) At the time of any exercise of this Warrant, the
                  Company may require, as a condition of allowing such exercise, that the holder of this Warrant furnish to the Company such information as, in the opinion of the Company, is reasonably necessary in order to establish that such exercise is made in compliance with the registration requirements of the Securities Act or may be made without registration under the Securities Act, including without limitation a written statement that such holder is acquiring the security receivable upon such exercise for its own account for investment and not with a view to the distribution thereof or with any present intention of selling any thereof; provided, however, that nothing contained in this paragraph 10B(3) shall impair the registration obligations of the Company specified in the succeeding provisions of this paragraph 10.


                           (4) Unless and until removed as provided in Part III
                  of Article Fourth of the Company's Certificate of Incorporation, this Warrant (and any Warrants issued in exchange herefor or replacement hereof) and each certificate evidencing Common Shares issued upon exercise of this Warrant shall bear a legend in substantially the following form:

                                    In the case of this Warrant: "The transfer
                           of this Warrant and the Common Shares issuable upon exercise hereof is subject to restrictions pursuant to Part III of Article Fourth of the Certificate of Incorporation of Leucadia National Corporation reprinted in its entirety on Appendix 1 of this Warrant."

                                    In the case of Common Shares: "The transfer
                           of the Securities represented hereby is subject to restrictions pursuant to Part III of Article Fourth of the Certificate of Incorporation of Leucadia National Corporation reprinted in its entirety on the back of this Certificate."

                  10C. Notice of Transfer; Opinion of Counsel. If a holder of Restricted Securities proposes to transfer all or a portion of such securities, such holder shall give the Company written notice specifying the securities involved and describing the manner in which the proposed transfer is to be made, together with either (i) an opinion satisfactory to the Company or counsel satisfactory to the Company stating in substance that registration under the Securities Act is not required with respect to such transfer or (ii) a "no action" letter from the staff of the Commission with respect to such transfer. Following delivery of a notice accompanied by an opinion of counsel to the effect set forth above or by such a "no action" letter, such holder shall have the right to transfer, in a manner consistent with its notice to the Company, the Restricted Securities proposed to be transferred, unless the Company determines within 20 days following such delivery that registration under the Securities Act is required with respect to such proposed transfer. Such holder shall cooperate with the Company for the purpose of permitting such determination to be made, including, to the extent deemed necessary by the Company, procuring and delivering to the Company an investment letter signed by the proposed transferee.

                  10D.     Demand Registration.

                           (1) Upon a written demand by a holder or holders of
                  at least 200,000 Restricted Shares (or such other equivalent number of shares as may result from a reclassification, subdivision or combination of Common Shares into a greater or smaller number of shares) that not less than 200,000 of such Restricted Shares be registered (which demand shall specify its intended method of disposition), the Company shall promptly give written notice of such demand to all other holders of Restricted Securities and shall use its best efforts to effect the registration under the Securities Act of:

                                    (a)  the Restricted Shares which the Company
                           has been demanded to register pursuant to this paragraph 10D for a disposition in accordance with the proposed method of disposition described in said demand; and

                                    (b) all other Restricted Shares the holders
                           of which shall have made written request (stating the proposed method of disposition of such securities by the prospective Seller) to the Company for the registration thereof within 20 days after giving of such written notice by the Company, all to the extent requisite to permit the disposition (in accordance with the proposed methods thereof, as aforesaid, as long as such proposed methods are consistent with the original demand) by the prospective Seller or Sellers of such securities.


                           (2) The Company's obligation to effect a registration under this paragraph is subject to the conditions that:

                                    (a) Joseph S. Steinberg and his transferees
                           shall not be entitled to more than a total of (i) one registration statement on Form S-1 (or some other comparable form of registration statement) and (ii) two separate registration statements on Form S-2, S-3 or other comparable short form of registration statement; provided, however, that no such Form S-1 or Form S-2, S-3 or comparable short form need be filed until the earlier of the 90th day after the end of any fiscal year of the Company or the date on which the Company's audited financial statements for such fiscal year are available, nor shall more than one such form be required to be filed in any 12-month period.

                                    (b) The Company shall not be required to
                           have a special audit of its financial statements for inclusion in such Registration Statement: but if the rules and regulations of the Commission otherwise require such a special audit, the Company may delay the filing or effectiveness of the Registration Statement until such time as the Company receives its audited financial statements for its then current fiscal year.

                                    (c) The Company shall not be required to
                           effect any registration in accordance with paragraph 10D(1) hereof if (i) in the written opinion of counsel to the Company such registration may not be appropriately effected in light of any material pending transaction of the Company or its subsidiaries, or (ii) any registration of any underwritten public offering of securities made on behalf of the Company has become effective within ninety (90) days prior to the anticipated effective date of any registration requested pursuant to paragraph 10D(1) hereof.

                  10E.     Incidental Registration.

                           (1) Whenever the Company proposes to file on its
                  behalf and/or on behalf of any of its security holders a Registration Statement under the Securities Act on Forms S-1, S-2 or S-3 (other than in connection with a registration of securities on Form S-8) (or on any other form for the general registration of securities to be sold for cash) with respect to its Common Shares (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934), the Company shall give written notice to each holder of Restricted Securities at least 30 days before the filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered. The notice shall offer to include in such filing such number of Restricted Shares as such holders may request subject to the limitation in paragraph 10E(2). Each holder desiring to have Restricted Shares registered under this paragraph

                  10E shall (i) advise the Company in writing within 20 days after the date of receipt of such offer from the Company, setting forth the number of Restricted Shares for which registration is requested and the intended method of disposition thereof, and (ii) deliver to the Company a letter from counsel to such holder to the effect that registration under the Securities Act is or may be required. The Company shall thereupon include in such filing, subject to the limitation in paragraph 10E(2), the Restricted Shares proposed to be offered for sale by each Seller making such request in accordance with its intended method of disposition as stated in such request, and shall use its best efforts to effect registration under the Securities Act of such securities.

                           (2) The Company shall, as soon as practicable after
                  the expiration of the 20-day period provided for in paragraph 10E(1), furnish each Seller with a written statement from its managing or principal underwriter, if any, as to the Maximum Includable Shares. If (x) the total number of Common Shares which the Company proposes to include in such Registration Statement plus (y) the total number of Restricted Shares for which registration has been requested pursuant to paragraph 10E(1) is in excess of the Maximum Includable Shares, the number of shares (including Restricted Shares) to be included in such underwritten offering shall be determined as follows:

                           (a) No reduction shall be made in the number of shares to be registered for the account of the Company.

                           (b) Each Seller of Restricted Shares may include in
                  the number of Common Shares comprising the balance of the Maximum Includable Shares that number of Common Shares determined by multiplying (i) the balance of such Maximum Includable Shares by (ii) a fraction the numerator of which shall be the number of Common Shares then owned by such Seller (adjusted to give effect to exercise of all warrants and conversion of all convertible securities then owned by such Seller) and the denominator of which is the number of Common Shares (as similarly adjusted as to all Sellers) owned by all Sellers.

                  10F.     General. If and whenever the Company is required by
         the provisions of this paragraph 10 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company shall, as expeditiously as possible:

                  (1) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective;

                  (2) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the shorter of 30 days or the completion of the distribution and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended method of disposition by the Seller or Sellers thereof set forth in such Registration Statement for such period;

                  (3) furnish to each Seller such number of copies of the Prospectus contained in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Seller may reasonably request in order to facilitate the disposition of the securities owned by such Seller;

                  (4) use its best efforts to register or qualify the Restricted Shares covered by such

         Registration Statement under the securities or blue sky laws of such jurisdictions as the Sellers shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Sellers to consummate the disposition in such jurisdictions of such Restricted Shares during the period provided in paragraph 10F(2); and

                  (5) (a) notify each Seller of any Restricted Shares covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (b) at the request of any such Seller prepare and furnish to such Seller a reasonable number of copies of any supplement to or amendment of such Prospectus that may be necessary so that, as thereafter delivered to the purchasers of such shares, such Prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  10G. Expenses. If and whenever the Company is required by the provisions of this paragraph 10 to effect the registration of any Restricted Shares under the Securities Act, the Company shall pay all expenses arising out of or related to the preparation, filing, amendment and supplementing of a Registration Statement, including, without limitation, all legal and accounting fees, Commission filing fees, NASD filing fees, printing costs, registration or qualification fees and expenses to comply with "blue sky" or other state securities laws, the fees of other experts and any reasonable expenses or other compensation paid to the underwriters (other than those required by the next succeeding sentence to be paid by the Sellers). Each Seller shall be required to bear underwriting commissions and discounts and transfer taxes, if any, payable in connection with the sale of Restricted Shares.

                  10H. Indemnification. In the event of the registration of any Restricted Shares under the Securities Act pursuant to the provisions of this paragraph 10, the Company agrees to indemnify and hold harmless the Seller of such Restricted Shares, each underwriter, if any, of such Restricted Shares, and each person who controls such Seller or any such underwriter within the meaning of section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Seller, underwriter or controlling person may become subject under the Securities Act or the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Restricted Shares were registered under the Securities Act, or any Prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Seller, each such underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such Seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such Prospectus or preliminary prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Seller, underwriter or controlling person specifically for use in preparation thereof; and provided further, however, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any such underwriter (or any person who so controls such underwriter) for any such loss, claim, damage, liability or action asserted by a person who purchased any Restricted Shares from such underwriter if a copy of the final Prospectus was not delivered or given to such person by such underwriter at or prior to the written confirmation of the sale to such person.

                  In the event of the registration of any Restricted Shares under the Securities Act pursuant to the provisions hereof, each Seller of Restricted Shares agrees to indemnify and hold harmless and to use its best efforts to cause each underwriter, if any, of such Restricted Shares and each person who controls such Seller or any such underwriter within the meaning of section 15 of the Securities Act, to indemnify and hold harmless the Company, each person who controls the Company within the meaning of section 15 of the Securities Act, each of its officers who signs the Registration Statement, and each director of the Company from and against any and all losses, claims, damages or liabilities, joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or the common law or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Restricted Shares were registered under the Securities Act, any Prospectus or preliminary prospectus contained therein, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with, written information furnished to the Company by such Seller, controlling person or underwriter, specifically for use in connection with the preparation thereof; and will reimburse the Company, such controlling person and each such officer and director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                  Promptly after receipt by an indemnified party of notice of the commencement of any action such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than pursuant to the provisions of this paragraph 10H. In case any such action is brought against any indemnified party, and it notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation.

                  10I. Transferees. In the event that this Warrant or any of the Restricted Shares purchased upon exercise of this Warrant shall at any time be transferred by the holder hereof or thereof other than pursuant to an effective Registration Statement, the rights herein conferred shall extend to the transferee of such securities.

         11. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the State of New York and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such State.


         IN WITNESS WHEREOF, LEUCADIA NATIONAL CORPORATION has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated ______ __, 1997.


                                       LEUCADIA NATIONAL CORPORATION


                                       By:
                                           _________________________


ATTEST:_________________________
               Secretary

                             SUBSCRIPTION AGREEMENT

                                                         Date           ,

TO:      Leucadia National Corporation

         The undersigned, pursuant to the provisions set forth in the within
Warrant, hereby agrees to subscribe for and purchase    Common Shares covered by
such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                         Signature _______________________

                                         Address _________________________

                                         _________________________________


                                   ASSIGNMENT

         FOR VALUE RECEIVED       hereby sells, assigns and transfers all of the
rights of the undersigned under the within Warrant, with respect to the number of Common Shares covered thereby set forth hereinbelow unto:

           NAME OF ASSIGNEE                   ADDRESS             NO. OF SHARES
           ----------------                   -------             -------------




Dated:              ,






                                        Signature _______________________

                                        Witness _________________________

                                                             APPENDIX 1


                          PART III OF ARTICLE FOURTH OF
                       THE CERTIFICATE OF INCORPORATION OF
                          LEUCADIA NATIONAL CORPORATION


                           III. TRANSFER RESTRICTIONS

         (a)  Certain Definitions.  As used in this Part III of
Article FOURTH, the following terms have the following respective meanings:

         "Corporation Securities" means (i) shares of common stock of the Corporation, (ii) shares of preferred stock of the Corporation, (iii) warrants, rights, or options (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interests that would be treated as "stock" of the Corporation pursuant to Treasury Regulation ss.1.382-2T(f)(18).

         "Percentage Stock Ownership" means percentage stock ownership as determined in accordance with Treasury Regulation ss.1.382-2T(g), (h), (j), and
(k).

         "Five-Percent Shareholder" means a Person or group of Persons that is identified as a "5-percent shareholder" of the Corporation pursuant to Treasury Regulation ss.1.382- 2T(g)(1).

         "Person" means an individual, corporation, estate, trust, association, company, partnership, joint venture or similar organization.

         "Prohibited Transfer" means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and void under this
Part III of Article FOURTH.

         "Restriction Release Date" means the earlier of December 31, 2005, the repeal of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") (and any comparable successor provision) ("Section 382"), or the beginning of a taxable year of the Corporation (or any successor thereof) to which no Tax Benefits may be carried forward.

         "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any "net unrealized built-in loss" within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

         "Transfer" means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation ss.1.382- 2T(h)(4)(v)). A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation.

         "Treasury Regulation ss.1.382-2T" means the temporary income tax regulations promulgated under Section 382, and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

         (b) Restrictions. Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased; provided, however, that nothing herein contained shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc.
in the Corporation Securities.

         (c) Certain Exceptions. The restrictions set forth in paragraph (b) of this Part III of Article FOURTH shall not apply to an attempted Transfer if the transferor or the transferee obtains the approval of the Board of Directors of the Corporation. As a condition to granting its approval, the Board of Directors may, in its discretion, require an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.

         (d)  Treatment of Excess Securities.

         (i) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities.

         (ii) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm's- length transactions (over the New York Stock Exchange, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph
(d)(iii) of this Article FOURTH if the Agent rather than the Purported Transferee had resold the Excess Securities.

         (iii) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows:
(1) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;
(2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value, calculated on the basis of the closing market price for Corporation Securities on the day before the Transfer, of the Excess Securities at the time of the attempted Transfer to the Purported Transferee by gift, inheritance, or similar Transfer), which amount (or fair market value) shall be determined in the discretion of the Board of Directors; and (3) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to the Leucadia Foundation; provided, however, that (i) if the Leucadia Foundation shall have terminated prior to its receipt of such amounts, such remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors, and (ii) if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales), represent a 5% or greater Percentage Stock Ownership interest in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 4.99 Percentage Stock Ownership interest in such class shall be paid to one or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Part III of Article FOURTH inure to the benefit of the Corporation.

         (iv) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty business days from the date on which the Corporation makes a demand pursuant to paragraph
(d)(ii) of this Article, then the Corporation shall institute legal proceedings to compel the surrender.

         (v) The Corporation shall make the demand described in paragraph
(d)(ii) of this Part III of Article FOURTH within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of this Part III of Article FOURTH shall apply nonetheless.

         (e)  Bylaws, Legends, etc.

         (i) The Bylaws of the Corporation shall make appropriate provisions to effectuate the requirements of this Part III of Article FOURTH.

         (ii) All certificates representing Corporation Securities issued after the effectiveness of this Part III of Article FOURTH shall bear a conspicuous legend as follows:

                  THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF LEUCADIA NATIONAL CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.

         (iii) The Board of Directors of the Corporation shall have the power to determine all matters necessary to determine compliance with this Part III of Article FOURTH, including without limitation (1) whether a new Five-Percent Shareholder would be required to be identified in certain circumstances, (2) whether a Transfer is a Prohibited Transfer, (3) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (4) whether an instrument constitutes a Corporation Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to clause (2) of paragraph (d)(iii) of this Part III of Article FOURTH, and (6) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Part III of Article FOURTH.

                                                                       ANNEX E
                                                                       -------
                          LEUCADIA NATIONAL CORPORATION
                  SENIOR EXECUTIVE ANNUAL INCENTIVE BONUS PLAN

1.       PURPOSE

                  The purpose of the Senior Executive Annual Incentive Bonus Plan (the "Plan") is to provide key senior executives of Leucadia National Corporation (the "Company") with incentive based compensation upon the achievement of established performance goals.

2.       ELIGIBILITY

                  Eligibility for the Plan is limited to Ian M. Cumming, Chairman of the Board of the Company, and Joseph S. Steinberg, President of the Company. Individuals eligible to participate in the Plan are herein called "Participants."

3.       AWARDS

                  Each Participant will be eligible to receive an annual incentive cash bonus (the "Annual Bonus"), as described in Section 6 below, provided that the Committee shall have the authority to reduce the Annual Bonus of any Participant to the extent it deems appropriate. Any reduction of a Participant's Annual Bonus will not result in an increase of another Participant's Annual Bonus.

4.       TERM OF THE PLAN

                  The Plan shall become effective on the date on which it is approved by shareholders of the Company and shall terminate immediately following the payment of the Annual Bonus for the Period (as defined below) commencing five years after the Plan first becomes effective.

5.       PERFORMANCE PERIODS

                  Each performance period ("Period") shall have a duration of one calendar year, commencing on January 1, and terminating on December 31.

6.       PERFORMANCE FORMULA

         6.1 Following each Period the Committee will certify the amount of the Annual Bonus for each Participant pursuant to Section 6.2.

         6.2 The Annual Bonus for each Participant for any Period will be 1.00% of the pre-tax earnings of the Company and its consolidated subsidiaries as reported on the Company's audited consolidated financial statements, less any amount that the Committee, in its sole discretion, deems appropriate.

         6.3 As soon as reasonably practical following the completion of each Period, the Committee shall ascertain and certify in writing the amount of the Annual Bonus for each Participant. No Annual Bonus will be paid for any Period until such written certification is made by the Committee. The Annual Bonus shall be paid to each Participant within 20 days following the certification of the Annual Bonus.

         6.4 The provisions of this Section 6 shall be administered and interpreted in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to ensure the deductibility by the Company or its subsidiaries of the payment of the Annual Bonuses.

7.       PLAN ADMINISTRATION

         8.1 The Plan shall be administered by the Employee Benefits Committee of the Company which shall consist solely of at least two (2) "outside directors" within the meaning of Section 162(m) of the Code (the "Committee"). The Committee may delegate any of its duties and powers, in whole or in part, to any subcommittee thereof, provided such subcommittee consists solely of at least two (2) "outside directors" within the meaning of Section 162(m) of the Code.

         8.2 The Committee shall have full power to administer and interpret the Plan and to establish rules for its administration. The Committee may administer the Plan in all respects including the proration or adjustment of awards in the case of retirements, terminations, dismissal or death and other conditions as appropriate.

         8.3 The Committee, in making any determination under or referred to in the Plan shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and other entities and of counsel, public accountants and other professional expert persons.

8.       AMENDMENT AND TERMINATION OF THE PLAN

                  The Company's Board of Directors may at any time, or from time to time, suspend or terminate the Plan, in whole or in part, or amend it in such respects as the Board of Directors may determine.

9.       MISCELLANEOUS PROVISIONS

         10.1 Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to continue to be employed by or perform services for the Company or any subsidiary.

         10.2 Except as may be approved by the Committee, a Participant's rights and interests under the Plan may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or by operation of law or otherwise (except in the event of the Participant's death).

         10.3 The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required to be withheld with respect to such payment.

         10.4 The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time obtaining.



                                       E-2


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